EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

Dated as of January 30, 2004

by and among

GATEWAY, INC.,

GATEWAY SUB, LLC,

GATEWAY SUB II, LLC

and

EM HOLDINGS, INC.

i

2.13	Equipment	18

2.14	Environmental Matters	18

2.15	Contracts and Commitments	19

2.16	Customers and Suppliers	20

2.17	Insurance	21

2.18	Litigation	21

2.19	Compliance with Laws	21

2.20	Employee Benefit Plans	21

2.21	Tax Matters	24

2.22	Intellectual Property	27

2.23	Labor Matters	30

2.24	Personnel	31

2.25	Transactions with Affiliates	31

2.26	Prohibited Transactions	32

2.27	Investment in Alorica, Inc.	32

2.28	Brokers or Finders	32

ARTICLE III REPRESENTATIONS AND WARRANTIES OF GATEWAY AND MERGER SUB

3.1	Organization	32

3.2	Authorization; Validity of Agreement; Necessary Action	33

3.3	Consents and Approvals; No Violations	33

3.4	Capitalization	34

3.5	Compliance with Laws	35

3.6	Reports and Financial Statements	35

3.7	Absence of Undisclosed Liabilities	35

3.8	Litigation	36

3.9	Tax Matters	36

3.10	Employee Benefit Matters	36

3.11	Intellectual Property	36

3.12	Stock Merger Consideration	37

3.13	Ownership of Merger Sub and Merger Sub II	37

3.14	No Integration	37

3.15	Exemption From Registration	37

3.16	Customers and Suppliers	37

3.17	Arrangements with AOL	37

3.18	Section 203 of the DGCL Not Applicable	38

3.19	Contracts	38

3.20	Brokers or Finders	38

ARTICLE IV COVENANTS

4.1	Conduct of the Businesses of eMachines	38

4.2	Access; Confidentiality	41

4.3	Efforts and Actions to Cause Closing to Occur	41

4.4	Notification of Certain Matters	42

4.5	Acquisition Proposals	42

4.6	Principal Stockholder Covenants	43

4.7	Employee Matters	43

4.8	Further Assurances	44

4.9	Publicity	44

4.10	Action by Gateway Board of Directors	45

4.11	Tax Matters	45

4.12	Conduct of Business of Gateway and Merger Sub	45

ARTICLE V CONDITIONS

5.1	Conditions to Each Party's Obligation to Effect the Closing	45

5.2	Conditions to Obligations of Gateway and Merger Sub to Effect the Closing	46

5.3	Conditions to Obligations of eMachines to Effect the Closing	47

ARTICLE VI TERMINATION

6.1	Termination	48

6.2	Effect of Termination	49

6.3	Termination Fee	49

ARTICLE VII MISCELLANEOUS

7.1	Fees and Expenses; Payment	50

7.2	Amendment and Modification	50

7.3	Notices	50

7.4	Counterparts	51

7.5	Entire Agreement; Assignment	51

7.6	Survival of Representations and Warranties	52

7.7	Enforcement	52

7.8	Severability	52

7.9	Governing Law	52

7.10	Interpretation	52

7.11	Extension; Waiver	53

7.12	Parties in Interest	53

EXHIBITS

A	Form of Indemnification Agreement
A-1	Form of Gateway Indemnification Agreement
B	Form of Stockholders’ Agreement
C	Form of Standstill Agreement
D	Form of Non-Competition Agreements
E	Form of Employment Agreement
F	Form of Indemnification Escrow Agreement

SCHEDULES

eMachines Disclosure Schedule
Gateway/Merger Sub Disclosure Schedule

INDEX OF DEFINED TERMS
2002 Audited Financial Statements	14
2002 Balance Sheet	14
2003 Balance Sheet	15
2003 Financial Statements	15
Acquisition Proposal	43
Adjustment Time	9
Affiliate	13
Agreement	1
AOL	37
Arbiter	11
Audit	26
Audited Financial Statements	15
Bonus	9
Cash Merger Consideration	6
Certificate of Merger	5
Closing	2
Closing Date	2
Code	1
Company Intellectual Property	27
Congress Credit Agreement	39
Contracts	19
Deal Expenses	50
Debt	9
DGCL	2
Discussion Period	11
DLLCA	2
DOJ	42
Effective Time	5
eMachines	1
eMachines Common Stock	1
eMachines Disclosure Schedule	11

v

eMachines Dividend	8
eMachines Intellectual Property	27
eMachines Material Adverse Effect	12
eMachines Share Equivalents	6
eMachines Stockholders	4
Employment Agreement	2
Environmental Claim	18
Environmental Law	18
ERISA	21
ERISA Affiliate	22
Escrow	8
Escrow Agent	8
Excess	10
Exchange Act	35
FCPA	32
Final Settlement Statement	10
Foreign Plan	22
FTC	42
GAAP	9
Gateway	1
Gateway Common Stock	1
Gateway Disclosure Schedule	32
Gateway Indemnification Agreement	1
Gateway Material Adverse Effect	32
Gateway SEC Reports	35
Gateway Share Recipients	1
Governmental Entity	14
HSR Act	14
Indebtedness	20
Indemnification Agreement	1
Indemnification Escrow Agreement	8
Indemnification Shares	8
Intellectual Property	27
Intellectual Property Rights	27
Leases	17
Licenses	27
Materials of Environmental Concern	18
Merger	1
Merger Consideration	6
Merger Sub	1
Merger Sub II	1
NYSE	10
Objection Period	11
Permitted Transferee	43
Person	14
Phantom Stock Award	7

ii

Phantom Stock Holder	7
Phantom Stock Notice	1
Phantom Stock Plan	7
Plan	21
Preliminary Settlement Statement	10
Principal Stockholder	43
Reallocation Shares	7
Records	15
Registered Company IP	27
Resolution Date	11
Securities Act	13
Shares	43
Standstill Agreement	2
Stock Merger Consideration	6
Stockholders’ Agreement	2
Subsequent Merger	2
Subsequent Merger Effective Time	5
Subsidiary	9
Surviving Corporation	2
Surviving Corporation Common Stock	8
Tax Authority	25
Tax Opinions	45
Tax Returns	27
Taxes	26
Termination Fee	49
Trading Price	10
Transactions	12
Transfer	43
Unaudited Balance Sheet	14
Unaudited Financial Statements	14
WARN Act	31
Working Capital	9

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of January 30, 2004 (this “Agreement”), among Gateway, Inc., a Delaware corporation (“Gateway”), Gateway Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Gateway, (“Merger Sub”), Gateway Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Gateway (“Merger Sub II”), and EM Holdings, Inc., a Delaware corporation (“eMachines”).

WHEREAS, the respective boards of directors of Gateway and eMachines and the respective members of Merger Sub and Merger Sub II have each determined that the merger of Merger Sub with and into eMachines (the “Merger”) and the Subsequent Merger (as defined below) of eMachines with and into Merger Sub II is in the best interests of their respective stockholders and members, and such Boards of Directors and members and the stockholders of eMachines have approved such Merger upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $0.001 per share, of eMachines (“eMachines Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in Section 1.6) will be converted into the right to receive shares of common stock, par value $0.01 per share, of Gateway (“Gateway Common Stock”) and cash as set forth in Section 1.12;

WHEREAS, Gateway, Merger Sub and eMachines desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

WHEREAS, Gateway, Merger Sub, Merger Sub II and eMachines intend that the Merger and the Subsequent Merger, taken together, qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

WHEREAS, in connection with the Merger, (i) Mr. Lap Shun (John) Hui (“Mr. Lap Shun Hui”) and Gateway have agreed to enter into an Indemnification Agreement in the form attached as Exhibit A (the “Indemnification Agreement”), (ii) Mr. Lap Shun Hui and Gateway have agreed to enter into a Gateway Indemnification Agreement in the form of Exhibit A-1 (the “Gateway Indemnification Agreement”), (iii) Mr. Lap Shun Hui and Gateway have agreed to enter into an Indemnification Escrow Agreement (as defined in Section 1.14), (iv) the persons set forth in a notice (the “Phantom Stock Notice”) delivered by eMachines no later than five (5) business days prior to the Closing Date (the “Gateway Share Recipients”) and Gateway have agreed to enter into a Stockholders’ Agreement in the form attached as Exhibit B (the “Stockholders’ Agreement”); (v) Mr. Lap Shun Hui and Gateway have agreed to enter into a Standstill Agreement in the form of Exhibit C (the “Standstill Agreement”), and (vi) the employees of eMachines listed in Section 1.4(d) of the eMachines Disclosure Schedule and Gateway have agreed to enter into Non-Competition Agreements in the form of Exhibit D.

WHEREAS, concurrently with the execution of this Agreement, Mr. Lap Shun Hui and Mr. Wayne Inouye have each executed a Non-Competition Agreement effective as of the Closing Date and Mr. Wayne Inouye has executed an employment agreement effective as of the Closing Date with Gateway in the form of Exhibit E (the “Employment Agreement”);

NOW, THEREFORE in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), Merger Sub shall be merged with and into eMachines at the Effective Time. Following the Merger, the separate limited liability existence of Merger Sub shall cease and eMachines shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Subsequent Merger

(a) On the Closing Date immediately after the Effective Time, Gateway will cause the Surviving Corporation to merge with and into Merger Sub II and the separate corporate existence of the Surviving Corporation shall thereupon cease (the “Subsequent Merger”).

(b) With respect to any time following the Subsequent Merger, references herein to the Surviving Corporation shall refer to Merger Sub II as the surviving company in the Subsequent Merger.

1.3 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 6.1, the closing of the Merger (the “Closing”) will take place on the second business day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article V; or such other time or date agreed to by the parties hereto (the “Closing Date”). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, unless another place is agreed to by the parties hereto.

1.4 Exchange of Certificates; Closing Deliveries.

(a) At the Closing, eMachines shall deliver to Gateway:

(i) a certificate or certificates representing all the outstanding shares of eMachines Common Stock, accompanied by stock powers duly endorsed in blank and with all necessary stock transfer and other documentary stamps attached;

(ii) except as provided in Section 1.4(a)(ii) of the eMachines Disclosure Schedule, the resignations of all members of the boards of directors of eMachines and each of its Subsidiaries;

(iii) executed copies of the consents referred to in Section 4.3(b);

(iv) the officer’s certificate specified in Section 5.2(c);

(v) the stock books, stock ledgers, minute books, corporate seals and all other corporate records of eMachines and each of its Subsidiaries;

(vi) wire transfer instructions for each of the Granite Share Recipients; and

(vii) all other agreements, documents, instruments and writings required to be delivered by eMachines at or prior to the Closing pursuant to Section 5.2.

(b) At the Closing, each of the Gateway Share Recipients shall deliver to Gateway the Stockholders’ Agreement, duly executed by each Gateway Share Recipient.

(c) At the Closing, Mr. Lap Shun Hui shall deliver to Gateway duly executed by Mr. Lap Shun Hui, the following:

(i) the Standstill Agreement;

(ii) the Indemnification Agreement;

(iii) the Gateway Indemnification Agreement; and

(iv) the Indemnification Escrow Agreement;

(d) At the Closing, each employee of eMachines listed in Section 1.4(d) of the eMachines Disclosure Schedule, other than Mr. Lap Shun Hui and Mr. Wayne Inouye, shall deliver to Gateway a Non-Competition Agreement duly executed by such employee;

(e) At the Closing, each of the eMachines Stockholders shall deliver a certification of non-foreign status in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder; and

(f) At the Closing, Gateway or Merger Sub, as applicable, shall:

(i) deliver to the Escrow Agent a certificate or certificates representing the Indemnification Shares (as defined below);

(ii) deliver to Mr. Lap Shun Hui and the Gateway Share Recipients (collectively, the “eMachines Stockholders”) certificates representing the Stock Merger Consideration excluding the Indemnification Shares;

(iii) deliver the Cash Merger Consideration to the eMachines Stockholders by wire transfer of immediately available funds;

(iv) deliver to eMachines the officer’s certificate specified in Section 5.3(c);

(v) deliver to Mr. Lap Shun Hui the Indemnification Agreement duly executed by Gateway;

(vi) deliver to Mr. Lap Shun Hui the Gateway Indemnification Agreement duly executed by Gateway;

(vii) deliver to Mr. Lap Shun Hui the Indemnification Escrow Agreement duly executed by Gateway;

(viii) deliver to the Gateway Share Recipients the Stockholders’ Agreement duly executed by Gateway;

(ix) deliver to Mr. Lap Shun Hui the Standstill Agreement duly executed by Gateway;

(x) deliver to each employee of eMachines listed in Section 1.4(d) of the eMachines Disclosure Schedule, other than Mr. Lap Shun Hui and Mr. Wayne Inouye, a Non-Competition Agreement duly executed by Gateway; and

(xi) deliver to eMachines all other agreements, documents, instruments and writings required to be delivered by Gateway at or prior to the Closing pursuant to Section 5.3.

1.5 Withholding. Notwithstanding anything herein to the contrary, Gateway, Merger Sub, and eMachines shall each (without duplication) be entitled to deduct and withhold from the consideration otherwise payable pursuant to this

Agreement such amounts, if any, as are required to be deducted and withheld with respect to any of the transactions contemplated by this Agreement under any provision of Federal, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

1.6 Effective Time. On or before the Closing Date but following the satisfaction or waiver of all conditions to Closing, (i) the parties shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware for the Merger and the Subsequent Merger in such form and executed as provided in the DGCL and the DLLCA, and (ii) make all other filings or recordings as may be required by applicable law in connection with the Merger and the Subsequent Merger. The Merger shall become effective at such time as the applicable Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other later time as the parties shall agree and specify in the applicable Certificate of Merger (the time the Merger becomes effective being the “Effective Time”). The Subsequent Merger shall become effective at such time as the applicable Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the parties shall agree or specify in the applicable Certificate of Merger (the time the Subsequent Merger becomes effective being the “Subsequent Merger Effective Time”).

1.7 Effects of the Merger and the Subsequent Merger.

.

(a) The Merger shall have the effects set forth in the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of eMachines and Merger Sub in the Merger shall vest in eMachines as the Surviving Corporation, and all debts, liabilities and duties of eMachines and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b) The Subsequent Merger shall have the effects set forth in the DGCL or in the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Subsequent Merger Effective Time, all the properties, rights, privileges, powers and franchises of eMachines in the Subsequent Merger shall vest in Merger Sub II as the Surviving Corporation, and all debts, liabilities and duties of eMachines and Merger Sub II shall become the debts, liabilities and duties of the Surviving Corporation.

1.8 Corporate Governance Documents.

(a) The certificate of incorporation of eMachines, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by applicable law; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended to reflect that the name of eMachines shall be the name of the Surviving Corporation. The by-laws of eMachines, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by applicable law.

(b) The certificate of formation of Merger Sub II, as in effect immediately prior to the Subsequent Merger Effective Time, shall be the certificate of formation of the Surviving Corporation after the Subsequent Merger Effective Time, and thereafter may be amended in accordance with its terms and as provided by applicable law;

1.9 Manager. Gateway shall be the sole member and manager of the Surviving Corporation at the Subsequent Merger Effective Time.

1.10 Officers. The officers of eMachines immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time and after the Subsequent Merger Effective Time, and shall serve in such capacity until the earlier of their resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be.

1.11 Further Actions. At and after the Effective Time, the Surviving Corporation shall take all action as shall be required in connection with the Merger and the Subsequent Merger, as applicable, including, but not limited to, the execution and delivery of any further deeds, assignments, instruments or documents as are necessary or desirable to carry out and effectuate the Merger, the Subsequent Merger and the other transactions contemplated hereby.

1.12 Effect on Capital Stock of eMachines and Merger Sub. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any securities of eMachines or Merger Sub:

(a) Capital Stock. Subject to the adjustments described in Section 1.17, each issued and outstanding share of eMachines Common Stock shall be converted automatically into the right to receive from the Surviving Corporation the number of shares of Gateway Common Stock (the “Stock Merger Consideration”) determined by dividing 47,666,655 by the sum of (i) the number of shares of eMachines Common Stock outstanding immediately prior to the Closing plus (ii) the number of shares of eMachines Common Stock to be outstanding prior to the Closing that are issued in respect of the Phantom Plan, as set forth on the Phantom Stock Notice (such sum, the “eMachines Share Equivalents”) and the amount of cash determined by dividing $28,000,000 by the number of eMachines Share Equivalents (the “Cash Merger Consideration,” and together with the Stock Merger Consideration, the “Merger Consideration”), payable, without interest to the holder of such share, at the Closing upon surrender of the certificate that formerly evidenced such share. At the Effective Time, all shares of eMachines Common Stock upon which the Merger Consideration is payable pursuant to this Section 1.12 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of eMachines Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in respect of such holder’s shares.

(b) Treatment of Phantom Stock Rights.

(i) Prior to the Closing Date, eMachines shall terminate the eMachines 2003 Phantom Stock Plan (the “Phantom Stock Plan”) and related agreements and cancel all awards granted under such plan (a “Phantom Stock Award”) to any current or former officer, director, employee or agent (each, a “Phantom Stock Holder”) in return for the issuance to each such Phantom Stock Holder of Shares of eMachines Common Stock or shares of eMachines restricted stock as follows:

(A) Each Phantom Stock Holder whose Phantom Stock Award, as of the date hereof, is vested in accordance with the terms of the original vesting schedule of the Phantom Stock Plan, shall be entitled to receive, prior to the Closing Date, an award of a number of shares of eMachines Common Stock set forth opposite the name of such Phantom Stock Holder in the Phantom Stock Notice.

(B) Each Phantom Stock Holder whose Phantom Stock Award, as of the date hereof, would have remained subject to future vesting in accordance with the original vesting schedule of the Phantom Stock Plan, shall be entitled to receive, prior to the Closing, a restricted stock unit award pursuant to a restricted stock unit plan or arrangement to be established by eMachines, in an amount set forth opposite the name of such Phantom Stock Holder in the Phantom Stock Notice of the eMachines Disclosure Schedule. Such restricted stock unit award shall, upon the Closing, be converted into the Merger Consideration. The Stock Merger Consideration represented thereby shall, after the Merger continue to be subject to the same vesting schedule as provided in the Phantom Stock Plan unless otherwise accelerated by Gateway, in its sole discretion. Such grants shall be subject to forfeiture upon termination by the Company for “Cause” or voluntary termination without “Good Reason”. Such grants shall, however, fully vest upon termination of the recipient’s employment by the Company without “Cause” or voluntarily by the recipient for “Good Reason” or upon the recipient’s death or disability. For purposes of this Section 1.12(b)(i)(B), “Cause” and “Good Reason” shall be defined in the same manner as in the Employment Agreement, dated as of April 30, 2001, between eMachines and Adam Andersen, except that Cause for this purpose shall not include clause (vi) of such definition. Any forfeiture hereunder which results in release of shares of Gateway Common Stock under the restricted stock unit plan or arrangement shall be returned to Mr. Lap Shun Hui (the “Reallocation Shares”) and deposited in the Escrow (as defined below) pursuant to Section 1.14 of this Agreement, unless at such time the Escrow shall have been terminated, in which case such shares shall be returned directly to Mr. Lap Shun Hui.

(ii) eMachines shall take such actions as may be necessary to properly effect the foregoing provisions in Section 1.12(b)(i) and (ii) including, but not limited to, obtaining such written consent, if any, from each Phantom Stock Holder in connection with termination of the Phantom Stock Awards prior to, and conditional upon, the execution of this Agreement. Copies of such consents shall be provided to Gateway.

(c) Capital Stock of Merger Sub. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of capital stock of the Surviving Corporation (“Surviving Corporation Common Stock”).

1.13 eMachines Dividend. Prior to the Closing and to the conversion of the Phantom Stock Plan as provided in Section 1.12(b), eMachines shall declare and pay to the eMachines Stockholders a cash dividend in the amount of $20,000,000 (the “eMachines Dividend”).

1.14 Indemnification Escrow. At the Closing, Gateway shall deposit 10 million shares of Gateway Common Stock to be received by Mr. Lap Shun Hui as Stock Merger Consideration (the “Indemnification Shares”) into an escrow (the “Escrow”) to secure the indemnification obligations of the Gateway Share Recipients as set forth in the Indemnification Agreement pursuant to the terms of an escrow agreement substantially in the form of Exhibit F (the “Indemnification Escrow Agreement”) to be entered into at or prior to the Closing among Mr. Lap Shun Hui, Gateway and a financial institution designated by Gateway and reasonably acceptable to Mr. Lap Shun Hui, as the escrow agent for the Indemnification Shares (the “Escrow Agent”).

1.15 Gateway Stock Grants. At the Effective Time of the Merger, Gateway shall grant to each of the employees of eMachines identified by eMachines in a notice provided to Gateway not less than five (5) business days prior to the Closing, other than any employee who is a participant in the Phantom Stock Plan on the date hereof or is otherwise entitled to receive a cash bonus pursuant to Section 1.16, a total number of shares of Gateway Common Stock set forth in such notice. The allocation of such shares shall be in the sole discretion of Gateway; provided, that the aggregate number of shares of Gateway Common Stock to be granted pursuant to this Section 1.15 shall be 2,333,345 shares. As a condition to such receipt, each such employee shall enter in to the Stockholders’ Agreement; provided, that all of the shares so granted shall be fully vested at the Closing unless such shares are granted to any Employee who is a Participant in the Stock Plan on the date hereof, in which case such shares shall vest on the same schedule as the shares to be issued pursuant to Section 1.12(b)(i).

1.16 Payment of Bonuses to Certain eMachines Employees. Immediately prior to the Merger, eMachines shall pay to the employees of eMachines, other than any employee who is a participant in the Phantom Stock Plan on the date hereof or is otherwise entitled to receive shares of Gateway Common Stock pursuant to Section 1.15, cash bonuses in an aggregate amount of $2,000,000 (such bonuses, in the aggregate, the “Bonus”). The allocation of the bonuses among any such employees shall be in the sole discretion of eMachines. To the extent that the cash resources of eMachines are insufficient to pay any such amounts, the amounts will be advanced to eMachines by Gateway at the Effective Time of the Merger.

1.17 Working Capital; Adjustments to Merger Consideration.

(a) The Merger Consideration is subject to adjustment as provided in Section 1.17(b) if as of 11:59 p.m. on the day preceding the Closing Date (as defined below) the (“Adjustment Time”) (i) the Working Capital (as defined below) is less than $0, not taking into account payment of the eMachines Dividend, or the Bonus, except to the extent advanced by Gateway pursuant to Section 1.16, or (ii) there is any outstanding Debt (as defined below). “Working Capital” shall mean the sum of the current assets of eMachines and its Subsidiaries (as defined below) at the Adjustment Time, excluding any tax assets resulting from the Merger and the other transactions contemplated by this Agreement, as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), less the sum of the current liabilities of eMachines and its Subsidiaries at the Adjustment Time as determined in accordance with GAAP. “Debt” shall mean all debt properly includable in a balance sheet of eMachines prepared in accordance with GAAP, other than debt included in Working Capital provided, however, that the amount outstanding under any letters of credit that have not been drawn as of the Adjustment Time shall not be considered to be Debt.

(b) If the Working Capital of eMachines and all of its Subsidiaries on a consolidated basis as of the Adjustment Time is less than $0, not taking into account payment of the eMachines Dividend, or the Bonus, except to the extent advanced by Gateway pursuant to Section 1.16, then the Merger Consideration shall be decreased by the excess of $0 over the amount of Working Capital of eMachines and all of its Subsidiaries on a consolidated basis as of the Adjustment Time divided by the number of eMachines Share Equivalents. In addition, the Merger Consideration shall be decreased by the amount of Debt of eMachines and all of its Subsidiaries on a consolidated basis as of the Adjustment Time divided by the number of shares of eMachines Share Equivalents. “Subsidiary” shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organizations directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or by such Person and one or more of its partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

(c) A preliminary determination of the adjustment of the Merger Consideration under Section 1.17(b) shall be made by eMachines in good faith after consultation with Gateway and its auditors in a preliminary settlement statement (the “Preliminary Settlement Statement”) delivered to Gateway not later than two (2) business days before the Closing Date, which Preliminary Settlement Statement (i) shall contain all information reasonably necessary to determine such adjustment (if any) and such other information as may be reasonably requested by Gateway, and (ii) shall be certified by an authorized officer of eMachines, to be true, correct and complete as of the date thereof.

(d) If the Preliminary Settlement Statement requires any adjustment in the Merger Consideration, as described in Section 1.17(b), then such adjustment shall be reflected first in the payment of the Cash Merger Consideration on the Closing Date pursuant to Section 1.12(a), and if such adjustment exceeds the amount of Cash Merger Consideration, then the adjustment in excess of the Cash Merger Consideration (the “Excess”) shall be reflected as an adjustment to the Stock Merger Consideration. If an adjustment is required to the Stock Merger Consideration pursuant to the previous sentence, then the Stock Merger Consideration shall be computed pursuant to the following formula;

A	=	T –	E
P

O

A=	the Stock Merger Consideration as adjusted

T=	the Total Number of shares of Gateway Common Stock to be issued in connection with the Merger prior to any adjustment pursuant to this Section 1.17(d)

E=	the total amount of the Excess

P=	the average closing price per share of Gateway Common Stock on the New York Stock Exchange (“NYSE”) for the five-day trading period ending on the trading day before the Closing Date (the “Trading Price”)

O=	the total number of eMachines Share Equivalents outstanding at the Effective Time

(e) A final determination of the adjustment of the Merger Consideration required to be made under Section 1.17(b) shall be made in good faith by Gateway in a separate final settlement statement (the “Final Settlement Statement”) delivered to Mr. Lap Shun Hui not later than sixty (60) days after the Closing Date, which Final Settlement Statement shall (i) cover those adjustments not adjusted as of the Closing Date under the Preliminary Settlement Statement and those adjustments (if any) which require subsequent adjustment, (ii) contain all information reasonably necessary to determine such adjustments and such other information as may be reasonably requested by Mr. Lap Shun Hui, and (iii) be certified by an authorized officer of Gateway to be true, correct and complete as of the date thereof. Mr. Lap Shun Hui shall review the Final Settlement Statement and, if he disapproves of any determination contained in such statement, shall give Gateway written notice stating his objections thereto and identifying the reasons therefore within thirty (30) days after receipt of such Final Settlement Statement (“Objection Period”). If Mr. Lap Shun Hui has not given Gateway any such written objections within said Objection Period, then the amount payable pursuant to the Final Settlement Statement shall be paid by the responsible party therefore within three (3) business days after the expiration of said Objection Period as described below. If Mr. Lap Shun Hui makes any such objections, then during the thirty (30) days next following the date of Mr. Lap Shun Hui’s written notice of objections (the “Discussion Period”), Mr. Lap Shun Hui and Gateway shall attempt to resolve their disagreements concerning the Final Settlement Statement or, if they are unable to do so, they shall agree upon the amount, if any, which is not in dispute. During such Discussion Period, Mr. Lap Shun Hui and Gateway may, at its or his cost and expense, utilize its or his public accountants to assist in attempting to resolve their differences or in agreeing upon the undisputed amount, if any. Any undisputed amounts shall be paid by the responsible party as described below therefore to the other party within three (3) business days after the expiration of the Discussion Period, as described below, and the remaining disputed amounts shall be determined within forty-five (45) days after the expiration of the Discussion Period by one partner with substantial experience in the personal computer industry (as appropriate) selected by the Los Angeles office of Ernst & Young LLP, independent certified public accountants, which partner may be from said firm or from another accounting firm (other than eMachines’ or Gateway’s independent public accounting firms), (“Arbiter”), which determination shall be final and conclusive. Either Gateway or Mr. Lap Shun Hui may submit the disputed amounts to the Arbiter. If neither Gateway nor Mr. Lap Shun Hui submits the disputed amounts to the Arbiter within fifteen (15) days after the expiration of the Discussion Period, then such amounts shall be deemed conclusively resolved in the manner set forth in the Final Settlement Statement. The date (“Resolution Date”) on which the Final Settlement Statement shall be considered resolved shall be the earlier of the following dates: (a) the date of expiration of the Objection Period if Mr. Lap Shun Hui has not delivered any written notice of objection thereto prior to such date; (b) the date of expiration of the Discussion Period if Gateway and Mr. Lap Shun Hui have resolved all disputed amounts prior to such date; (c) the date on which the Arbiter determines the disputed amounts. Gateway, on the one hand, and Mr. Lap Shun Hui, on the other, shall bear equally the expenses of the Arbiter. All payments due under the Final Settlement Statement pursuant to this Section 1.17(e) shall be made either (i) by Gateway to Mr. Lap Shun Hui in cash; or (ii) by Mr. Lap Shun Hui to Gateway in cash, as applicable, within three (3) business days after the Resolution Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EMACHINES

Except as set forth in the disclosure schedule prepared by eMachines and delivered to Gateway and Merger Sub (the “eMachines Disclosure Schedule”), eMachines represents and warrants to Gateway and Merger Sub that the statements contained in this Article II are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date).

2.1 Organization; Investments. Each of eMachines and its Subsidiaries (i) is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (ii) has all requisite corporate power and authority and all licenses, permits and authorizations necessary to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and (iii) except as set forth in Section 2.1 of the eMachines Disclosure Schedule, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties, or its tax status, makes such qualification necessary, except in the case of clauses (ii) and (iii) above, where the failure to be so qualified would not, individually or in the aggregate, have a eMachines Material Adverse Effect. “eMachines Material Adverse Effect” shall mean a material adverse effect on the financial condition, assets and liabilities (taken together), results of operations or businesses of eMachines and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be or will be at the Closing, deemed to constitute and shall not be taken into account in determining the occurrence of a eMachines Material Adverse Effect: (i) any effect or change that results from the announcement or pendency of the Merger or any other transactions contemplated by this Agreement, including without limitation, the transactions contemplated by the Indemnification Agreement, the Indemnification Escrow Agreement, the Stockholders’ Agreement, the Standstill Agreement, the Non-Competition Agreements and the Employment Agreement, (collectively, the “Transactions”), (ii) any effect or change that results from the taking of any action contemplated by this Agreement or expressly permitted by the consent of Gateway or Merger Sub pursuant to this Agreement, (iii) any effect or change relating to the economy or securities markets in general, and (iv) any effect or change relating to the industries in which eMachines operates, except to the extent that it has a materially disproportionate effect (relative to other industry participants) on eMachines. Section 2.1 of the eMachines Disclosure Schedule sets forth (i) the jurisdiction in which each of eMachines and its Subsidiaries is incorporated or formed and (ii) the jurisdiction (if any) in which eMachines and each Subsidiary is qualified to do business as a foreign corporation or entity.

Except as set forth in Section 2.1 of the eMachines Disclosure Schedule, neither eMachines nor any of its Subsidiaries owns an equity interest in any Person.

2.2 Authorization. eMachines has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the Transactions. The execution, delivery and performance by eMachines of this Agreement and the consummation by it of the Merger and the Transactions have been duly authorized by its board of directors and by the eMachines Stockholders and no other corporate action on the part of eMachines is necessary to authorize the execution and delivery by eMachines of this Agreement or the consummation by it of the Merger and the Transactions.

2.3 Binding Agreement. This Agreement has been duly executed and delivered by eMachines and, assuming the due and valid authorization, execution and delivery hereof by Gateway and Merger Sub, this Agreement is a valid and binding obligation of eMachines enforceable against eMachines in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application relating to or affecting enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.4 Capitalization; Ownership of Shares; Subsidiaries.

(a) Section 2.4(a) of the eMachines Disclosure Schedule sets forth the number of authorized and issued and outstanding shares of the capital stock of eMachines and each of its Subsidiaries as of the date hereof and as of the Closing. All of the shares of eMachines Common Stock are, or will be at the Closing, validly issued, fully paid and nonassessable. Except as described in Section 2.4(a) of the eMachines Disclosure Schedule, there are not, and at the Closing there will not be, any capital stock or other equity interests in eMachines or any of its Subsidiaries issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating eMachines or any of its Subsidiaries or any Affiliate (as defined below), to issue, transfer or sell or register for sale any capital stock or other equity interests in eMachines or any of its Subsidiaries. Neither eMachines nor any of its Subsidiaries have granted any person rights to cause the registration for sale under the Securities Act of 1933, as amended (the “Securities Act”), of any securities of eMachines or its Subsidiaries. An “Affiliate” of a party shall mean any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such party.

(b) All of the shares of eMachines Common Stock owned by Mr. Lap Shun Hui are, or will be at the Closing, owned of record and beneficially by Mr. Lap Shun Hui free and clear of all encumbrances.

(c) Except as set forth in Section 2.4(c) of the eMachines Disclosure Schedule, all of the shares or other equity interests of each Subsidiary of eMachines are owned of record and beneficially by eMachines or one of its Subsidiaries, free and clear of all liens.

(d) Except as set forth in Section 2.4(d) of the eMachines Disclosure Schedule, neither eMachines nor any of its Subsidiaries, directly or indirectly, owns any capital stock of or other equity interests in any corporation, partnership or other entity or other Person other than the eMachines Subsidiaries.

(e) Neither eMachines nor any of its Subsidiaries has any direct or indirect interest in any “variable interest entity” or “potential variable interest entity,” as such terms are defined in FASB Interpretation No. 46, or any other special purpose entity that is not consolidated with eMachines for financial reporting purposes, nor is eMachines or any of its Subsidiaries a party to any off-balance sheet or other similar financing arrangement that is not reflected in the Audited Financial Statements and the Unaudited Financial Statement (each as defined below).

2.5 Consents and Approvals; No Violations. Except as set forth in Section 2.5 of the eMachines Disclosure Schedule, the execution, delivery or performance of this Agreement by eMachines, the consummation by eMachines of the Merger and the Transactions or compliance by eMachines with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, the bylaws or similar organization documents of eMachines or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (as defined below) or other Person (as defined below) (including, without limitation, consents from parties to loans, contracts, leases and other agreements to which eMachines or any of its Subsidiaries is a party), other than the filing of a premerger notification and report by eMachines under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which eMachines or any of its Subsidiaries is a party or by which the assets or properties of eMachines or any of its Subsidiaries is bound except where the failure to obtain any such consent or approval or to file or make such notice or such violation, breach or default would not reasonably be expected to have a eMachines Material Adverse Effect, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to eMachines or any of its Subsidiaries or any of their assets or properties, except for any violation that would not reasonably be expected to result in a eMachines Material Adverse Effect. To the knowledge of eMachines, no state takeover statute is applicable to the Merger or the Transactions. “Governmental Entity” shall mean a court, arbitral tribunal, administrative agency or other governmental or other regulatory authority or agency. “Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

2.6 Financial Statements.

(a) Section 2.6(a)(i) of the eMachines Disclosure Schedule contains the audited balance sheet of eMachines as of December 28, 2002 (the “2002 Balance Sheet”) and the related audited statements of operations, changes in stockholders’ equity and cash flows for the year then ended, including in each case the notes thereto (together with the 2002 Balance Sheet, the “2002 Audited Financial Statements”). The 2002 Audited Financial Statements fairly present in all material respects the consolidated financial condition of eMachines and its Subsidiaries as of such date and the consolidated results of their operations and their consolidated cash flows for the year then ended. Section 2.6(a)(ii) of the eMachines Disclosure Schedule contains (x) the unaudited balance sheet for eMachines as of December 27, 2003 (the “Unaudited Balance Sheet”) and (y) the unaudited statement of operations for eMachines for the fiscal year ended December 27, 2003, (collectively, with the Unaudited Balance Sheet, the “Unaudited Financial Statements”). The Unaudited Financial Statements fairly present in all material respects the consolidated financial condition of eMachines and its Subsidiaries as of such date and the consolidated results of their operations and cash flows for the year then ended subject, in each case, to normal year-end audit adjustments (which are not expected to be, in the aggregate, materially adverse to eMachines and its Subsidiaries, taken as a whole) and except to the extent such Unaudited Financial Statements do not contain any notes. On or prior to the Closing Date, eMachines shall deliver to Gateway the audited balance sheet of eMachines as of December 27, 2003 (the “2003 Balance Sheet”) and the related audited statements of operations, changes in stockholders’ equity and cash flows for the year then ended, including in each case the notes thereto (the “2003 Financial Statements” and together with the 2002 Audited Financial Statements, the “Audited Financial Statements”). The 2003 Financial Statements will be substantially the same as the Unaudited Financial Statements except (i) for normal year-end audit adjustments (which shall not be, in the aggregate, materially adverse to eMachines and its Subsidiaries taken as a whole), (ii) that the 2003 Financial Statements will contain notes and (iii) that the 2003 Financial Statements will contain an unqualified opinion of the auditor in substantially the same form as contained in the 2002 Audited Financial Statements. The 2003 Financial Statements when delivered will fairly present in all material respects the consolidated financial condition of eMachines and its Subsidiaries as of such date and the consolidated results of their operations and their consolidated cash flows for the year then ended.

(b) The Audited Financial Statements, including the related schedules and notes thereto, and except for normal year-end adjustments and the absence of notes, the Unaudited Financial Statements have all been prepared (or will be prepared) in accordance with GAAP applied consistently throughout the periods involved except as disclosed therein.

2.7 Books and Records. The books of account, minute books, stock record books and other records (collectively, the “Records”) of eMachines and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with reasonable business practices.

2.8 Absence of Undisclosed Liabilities. Except as reflected or reserved against in the 2002 Balance Sheet (including the notes thereto), or the Unaudited Balance Sheet, or as disclosed in Section 2.8 of the eMachines Disclosure Schedule, neither eMachines nor any of its Subsidiaries at December 27, 2003 or at the date hereof or on the Closing Date had, have or will have any liabilities (whether contingent or absolute, direct or indirect, known or unknown or matured or unmatured) other than (i) trade accounts payable and other liabilities incurred in the ordinary course of business and consistent with past practices after December 27, 2003, or (ii) liabilities which individually or in the aggregate are not material to the business of eMachines and its Subsidiaries taken as a whole.

2.9 Absence of Certain Changes. Except as set forth in Section 2.9 of the eMachines Disclosure Schedule, and other than the execution and delivery of this Agreement and the Transactions to take place pursuant hereto on or prior to the Closing Date, since December 27, 2003 there has not been any material adverse change, nor any event or development which, individually or together with other such events, would reasonably be expected to result in a material adverse change, in the financial condition, assets and liabilities, results of operations or businesses of eMachines and its Subsidiaries, taken as a whole, and neither eMachines nor its Subsidiaries has:

(a) suffered any material adverse change in its working capital, financial condition, results of operation, assets, liabilities (absolute, accrued or contingent), reserves, business, operations or prospects;

(b) with respect to eMachines, declared, paid or set aside for payment any dividend or other distribution in respect of eMachines Common Stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of eMachines Common Stock or other securities of eMachines other than as contemplated by this Agreement;

(c) incurred any liability or obligation (absolute, accrued or contingent) other than in the ordinary course of business and consistent with past practices, or increased, or made any material change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

(d) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued or contingent) other than (i) in the ordinary course of business or (ii) in amounts not materially in excess of amounts reflected or reserved against in the 2002 Balance Sheet or the Unaudited Balance Sheet;

(e) permitted or allowed any of its properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due and materialmen’s or other liens that arise by operation of law that, in the aggregate, are not material to the business or operations of eMachines;

(f) written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practices or in amounts not materially in excess of the reserves reflected in the Unaudited Balance Sheet;

(g) cancelled any debts or waived any claims or rights of substantial value;

(h) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business;

(i) disposed of or permitted to lapse any material rights eMachines or any of its Subsidiaries has under Company Intellectual Property (as defined below) other than in the ordinary course of business and consistent with past practices;

(j) granted any increase in the compensation payable or to become payable to (i) any officers, directors, or key employees, or (ii) agents or consultants other than in the ordinary course of business and consistent with past practices;

(k) made any capital expenditure or commitment or acquired any property, equipment or intangible assets for a cost in excess of US $350,000, other than as reflected in the Unaudited Financial Statements;

(l) made any material change in any method of accounting or accounting practice;

(m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate of any of its officers or directors (other than between or among eMachines and any of its Subsidiaries);

(n) granted, issued, accelerated or increased any payments or benefits pursuant to, or adopt or amend, any new or existing Plan or Foreign Plan (each as defined in Section 2.20(a)); or

(o) agreed, whether in writing or otherwise, to take any action described in this section.

2.10 Assets of eMachines and its Subsidiaries.

(a) Except as set forth in Section 2.10(a) of the eMachines Disclosure Schedule, eMachines and its Subsidiaries have or will have at the Closing Date good and marketable title to, or a valid leasehold interest in the properties and assets used by them or as shown on the Unaudited Balance Sheet or as acquired by eMachines and its Subsidiaries after the date thereof free and clear of all encumbrances, except for properties and assets disposed of in the ordinary course or business except where such failure would not reasonably be expected to have a eMachines Material Adverse Effect.

(b) At the Closing, eMachines and its Subsidiaries will own, license or lease (other than as expressly provided to the contrary herein) all of the properties and assets of every kind, nature and description, real, personal or mixed, tangible or intangible, including, without limitation, eMachines Intellectual Property, wherever situated, which is used by eMachines and its Subsidiaries in their respective businesses except where such failure would not reasonably be expected to have a eMachines Material Adverse Effect.

2.11 Real Property. None of eMachines or any of its Subsidiaries own any real property.

2.12 Leases. Section 2.12 of the eMachines Disclosure Schedule contains a list of all leases, licenses, tenancies, subleases and all other material occupancy agreements (“Leases”) in which eMachines or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord. A true and complete copy of each Lease (or where such copy is not available, a description thereof) has heretofore been delivered or made available to Gateway. Each Lease is valid, binding and, enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Lease is free and clear of all encumbrances, except for any encumbrances (i) not created or caused by any action of eMachines or its Affiliates, or (ii) which would not materially effect the use or enjoyment of the leasehold estate. No event has occurred and is continuing that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default under any Lease giving the landlord thereunder the right to terminate such Lease. Neither eMachines nor any of its Subsidiaries has reason to believe that any lessor under any Lease will not consent (where such consent is necessary) to the consummation of the Merger and the Transactions without requiring any modification of the rights or obligations of the lessee thereunder.

2.13 Equipment. The equipment owned or used by eMachines and each of its Subsidiaries is, in all material respects, in good operating condition and repair (ordinary wear and tear excepted) and is adequate for the uses to which it is being put.

2.14 Environmental Matters.

(a) To the knowledge of eMachines, eMachines and each of its Subsidiaries is in compliance with all applicable Environmental Laws (as defined below), except for any non-compliance that would not reasonably be expected to have a eMachines Material Adverse Effect. Each material permit and other governmental authorization currently held by eMachines and its Subsidiaries pursuant to applicable Environmental Laws is specifically identified in Section 2.14(a) of the eMachines Disclosure Schedule. “Environmental Law” shall mean each federal, state, local and foreign law and legally binding regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and legally binding regulation relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paints and materials and radon (“Materials of Environmental Concern”), or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and legally binding regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

(b) There is no Environmental Claim (as defined below) by any Person that is pending or, to the knowledge of eMachines, threatened against eMachines or any of its Subsidiaries, or, to the knowledge of eMachines, against any Person whose liability for any Environmental Claim has been retained or assumed by eMachines or any of its Subsidiaries either contractually or by operation of law. “Environmental Claim” shall mean any written claim, action, cause of action, investigation or notice by any Person alleging actual or potential liability for investigators, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by any Company, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

(c) To the knowledge of eMachines, neither eMachines nor any of its Subsidiaries is required pursuant to applicable Environmental Laws to (i) perform a site assessment for Materials of Environmental Concern, (ii) remove or remediate Materials of Environmental Concern, (iii) give notice to, or receive the approval of, any Governmental Entity or (iv) record or deliver to any other Person any disclosure document or statement pertaining to environmental matters by virtue of the Transactions or as a condition to the effectiveness of any of the Transactions.

2.15 Contracts and Commitments. Except as set forth in Section 2.15 of the eMachines Disclosure Schedule (with paragraph references corresponding to the paragraphs below):

(a) Section 2.15(a) of the eMachines Disclosure Schedule lists all contracts, written or oral, commitments, documents, instruments and agreements which are material to the business, operations or prospects of eMachines and its Subsidiaries (collectively, the “Contracts”). eMachines has provided or made available to Gateway or Merger Sub a true, correct and complete copy of all such written Contracts including all amendments or supplements thereto.

(b) There are no purchase Contracts under which eMachines or any of its Subsidiaries is required to pay in excess of US $200,000 or which continue for a period of more than 12 months other than contracts for the purchase of goods for sale entered into in the ordinary course of business and consistent with past practices.

(c) Other than employment agreements and offer letters set forth in the eMachines Disclosure Schedule and indemnification agreements with directors and officers, neither eMachines nor any of its Subsidiaries has any outstanding Contracts with directors, officers, employees, agents, consultants, advisors, distributors, salesmen, sales representatives, dealers or customers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, or any Contract providing for the payment of any bonus or commission based on sales or earnings.

(d) Neither eMachines nor any of its Subsidiaries has any employment contract or any other contract that contains any severance or termination pay liabilities or obligations related to employment.

(e) eMachines and its Subsidiaries are performing or have performed in all material respects all of their respective obligations under the Contracts scheduled in Section 2.15(a) of the eMachines Disclosure Schedule.

(f) Section 2.15(f) of the eMachines Disclosure Schedule lists all Contracts to which eMachines or any of its Subsidiaries is a party that contain any exclusivity provision or other restriction on its activities in any such case which has had or would reasonably be expected to have a material adverse effect on the business of eMachines, as currently conducted by eMachines, or in the sale of consumer electronic products.

(g) Other than any Contracts described in Section 2.15(f), none of eMachines nor any of its Subsidiaries is a party to any Contract with another Person that contains obligations which, after the Closing, would have the effect of prohibiting Gateway or any of its Affiliates from competing with such Person or any of its Affiliates in any of the lines of business which eMachines currently conducts or proposes to conduct or in the sale of consumer electronics products.

(h) Other than guarantees by eMachines of obligations of its Subsidiaries, neither eMachines nor any of its Subsidiaries has any obligations or liabilities (whether absolute, accrued or contingent), as guarantor, surety, co-signer, endorser (other than endorsements for collection), co-maker, indemnitor for third party obligations, other than in the ordinary course of business, or otherwise in respect of the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity.

(i) Section 2.15(i) of the eMachines Disclosure Schedule lists all Indebtedness (as defined below) of eMachines and its Subsidiaries as of December 28, 2003. “Indebtedness” shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, and (iv) all guarantees of obligations of other Persons covered by any of the foregoing clauses.

(j) Each Contract is in full force and effect, and there exists no material default or material event of default by eMachines and any of its Subsidiaries or, to the knowledge of eMachines, by any other Person, and, to the knowledge of eMachines, there is no existing occurrence, condition or act (including the Merger) which, with the giving of notice, or the lapse of time or both would become a material default or material event of default thereunder by eMachines or any of its Subsidiaries, and there are no outstanding claims of material breach or indemnification or material default or termination of any such Contract.

2.16 Customers and Suppliers. Since December 27, 2003, there has not been any material adverse change in the business relationship of eMachines or any of its Subsidiaries with any customer who, for the year ended December 27, 2003, was one of the five largest customers of eMachines measured by the dollar value of eMachines’ sales during such year. Since December 27, 2003, no material licensor, licensee, customer or supplier of eMachines or any of its Subsidiaries has cancelled or otherwise modified its relationship with eMachines or any of its Subsidiaries and, to the knowledge of

eMachines, (a) no such Person has any intention to do so and (b) the consummation of the Merger and the Transactions will not adversely affect any such relationships except in any such case as would not reasonably be expected to have a eMachines Material Adverse Effect.

2.17 Insurance. Section 2.17 of the eMachines Disclosure Schedule lists all insurance policies covering eMachines or any of its Subsidiaries. All such policies are in full force and effect and all premiums due thereon have been paid. Copies of all such policies, including related certificates of insurance, have been provided to or made available to Gateway.

2.18 Litigation. Except as set forth in Section 2.18 of the eMachines Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the knowledge of eMachines, threatened against eMachines or any of its Subsidiaries, or which questions or challenges the validity of this Agreement or any action taken or to be taken by eMachines or any of its Subsidiaries pursuant to this Agreement or in connection with the Merger or the Transactions. Neither eMachines nor any of its Subsidiaries is subject to any judgment, order or decree which is reasonably likely to have a eMachines Material Adverse Effect or that would materially interfere with or disrupt its ability to acquire any property or conduct its business in any area.

2.19 Compliance with Laws. eMachines and each of its Subsidiaries has complied in a timely manner and in all material respects with all laws, statutes, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies (including taxing authorities) thereof that materially affect its business, properties or assets, and no written notice, charge, claim, action or assertion has been received by eMachines or any of its Subsidiaries or has been filed, commenced or, to the knowledge of eMachines, threatened against eMachines or any of its Subsidiaries alleging any material violation of any of the foregoing, except as would not reasonably be expected to have a eMachines Material Adverse Effect.

2.20 Employee Benefit Plans.

(a) Section 2.20(a) of the eMachines Disclosure Schedule contains a true and complete list of all Plans. “Plan” shall mean each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each vacation, severance or termination pay, medical, surgical, hospitalization, life insurance plan, policy, program or “welfare plan” (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, including all regulations promulgated thereunder (“ERISA”)); each profit-sharing, stock bonus or “pension plan” (within the meaning of Section 3(2) of ERISA); each employment, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement, policy or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by eMachines or any ERISA Affiliate (as defined below), or to which eMachines or any ERISA Affiliate is party, whether written or oral, for the benefit of any officer, director, employee or former officer, director, employee of eMachines or any ERISA Affiliate. “ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with eMachines would be deemed a single employer within the meaning of Section 4001(b) of ERISA. Neither eMachines nor any of its ERISA Affiliates has any commitment or formal plan, whether legally binding or not, to create any additional employee pension or benefit plan or modify or change any existing Plan or Foreign Plan, other than any amendments required under applicable law, that would affect any employee or former employee of eMachines or any of its Subsidiaries. “Foreign Plan” shall mean each Plan (including, but not limited to, any pension, retirement or welfare benefit plan) that is subject to the laws or applicable customs or rules of the relevant jurisdiction other than the United States.

(b) With respect to each Plan and Foreign Plan, eMachines has heretofore delivered to Gateway true and complete copies of each of the following documents, as applicable: (i) a copy of the plan documents (including all amendments thereto) for each written Plan and Foreign Plan or a written description of any Plan and Foreign Plan that is not otherwise in writing; (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, the Code or applicable foreign law, with respect to each Plan and Foreign Plan for the last three plan years ending prior to the date of this Agreement for which such a report was filed; (iii) a copy of the most recent summary plan description and all other material employee communications relating to each “employee benefit plan” (within the meaning of Section 3(3) of ERISA); (iv) if the Plan or Foreign Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any; (v) all contracts relating to the Plan and Foreign Plan with respect to which eMachines or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and (vi) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

(c) Neither eMachines nor any of its ERISA Affiliates currently maintains or sponsors or maintained or sponsored, within the six years preceding the Closing Date, a “pension plan” (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code.

(d) Neither eMachines nor any of its ERISA Affiliates has a current obligation to contribute or had an obligation to contribute, within the six years preceding the Closing Date, to any “multiemployer plan” (within the meaning of Section 3(37) of ERISA).

(e) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, except where the failure to do so would not reasonably be expected to have, taking all instances in the aggregate, a eMachines Material Adverse

Effect. All material contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

(f) With respect to each Plan intended to be a qualified plan within the meaning of Section 401(a) of the Code, there is a currently effective determination letter or opinion letter from the IRS stating that it is so qualified, and no event has occurred which would reasonably be expected to adversely affect such qualified status. None of the Plans is funded through a voluntary employees’ beneficiary association trust that is intended to satisfy the requirements of Section 501(c)(9) of the Code.

(g) Except as would not reasonably be expected to have a eMachines Material Adverse Effect, no Plan or Foreign Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of eMachines or any of its ERISA Affiliates for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or beneficiary thereof).

(h) Except as provided in Section 2.20(h) of the eMachines Disclosure Schedule, the consummation of the Merger and the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or consultant of eMachines or any of its ERISA Affiliates to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting of any benefits, or increase the amount of compensation due any such employee.

(i) Except for routine claims for benefits or as set forth in Section 2.20(i) of the eMachines Disclosure Schedule or as would not reasonably be expected to have a eMachines Material Adverse Effect, there are no pending, threatened or anticipated claims by or on behalf of any Plan, by any current of former employees, officers, directors or consultants of eMachines or any of its ERISA Affiliates or beneficiary covered under any such Plan, or otherwise involving any such Plan. There is no pending or, to the knowledge of the eMachines, threatened proceeding, investigation or inquiry involving any Plan before the IRS, the United States Department of Labor or any other governmental authority.

(j) Section 2.20(j) of the eMachines Disclosure Schedule contains a true and complete list of all Foreign Plans. Except as set forth in Section 2.20(j) of the eMachines Disclosure Schedule with respect to each Foreign Plan or as would not reasonably be expected to have a eMachines Material Adverse Effect: (i) each Foreign Plan is in compliance in all material respects with the provisions of the laws and regulations regarding employee benefits, mandatory contributions and retirement plans in each jurisdiction in which it has employees or conducts business; (ii) all contributions to and payments from each Foreign Plan which are required to be made on or prior to the Closing have been timely made; (iii) each Foreign Plan has been administered at all times, and in all material respects, in accordance with its terms; (iv) to the knowledge of eMachines, there are no pending investigations by any governmental body involving any Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; (v) the consummation of the Transactions will not by itself create or otherwise result in any material liability, accelerated payment or any enhanced benefits with respect to any Foreign Plan; and (vi) no persons other than the employees of eMachines and its Subsidiaries or their beneficiaries or dependents will participate in or will be entitled to benefits under any Foreign Plan sponsored by the Surviving Corporation.

(k) No “leased employee” as that term is defined in Section 414(n) of the Code, performs services for eMachines or any of its Subsidiaries.

(l) Neither eMachines nor any of its Subsidiaries are parties to any Plan or other agreement, contract or arrangement (whether oral or in writing) that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code or any payment which could fail to be deductible for federal income tax purposes by virtue of Section 162(m) of the Code in each case as a result of the Transactions.

(m) At the Closing, the Phantom Stock Plan and related grant agreements shall have been terminated in accordance with their terms without any liability to Gateway, eMachines or any Subsidiary or stockholder thereof, other than the issuance, in the aggregate, of the awards set forth in Section 1.12(b).

2.21 Tax Matters.

(a) All material Tax Returns required to be filed by eMachines and each of its Subsidiaries or on their behalf have been duly filed and all such Tax Returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from eMachines or any of its Subsidiaries have been paid and adequate provision in accordance with GAAP on the 2003 Balance Sheet has been made for all accrued Taxes not yet due. Since December 28, 2002, neither eMachines nor any of its Subsidiaries have incurred any liability for Taxes other than in the ordinary course of business.

(b) No Audits (as defined below) are presently pending with regard to any Taxes or Tax Returns of eMachines or any of its Subsidiaries, and neither eMachines nor any of its Subsidiaries have received notification that any such audit is threatened, contemplated, or may be initiated.

(c) Other than any Tax Returns that have not yet been required to be filed, eMachines has delivered or made available to Gateway or its representatives true and complete copies of its United States federal income Tax Returns and any material state, local or foreign Tax Returns for each of the taxable years ended after December 29, 2000.

(d) No deficiency or adjustment for any Taxes has been proposed, asserted, threatened, or assessed, in each case in writing against eMachines or any of its Subsidiaries. No issue has been raised in writing by any Tax Authority in any Audit of eMachines or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency or adjustment for any period not so audited. “Tax Authority” shall mean the Internal Revenue Service or any other domestic or foreign governmental authority responsible for the administration of any Taxes.

(e) There are no liens for Taxes upon any assets or properties of eMachines or any of its Subsidiaries other than in respect of Taxes that are not yet due and payable.

(f) No power of attorney has been granted by or with respect to eMachines or any of its Subsidiaries with respect to any matter relating to Taxes.

(g) Neither eMachines nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract, and do not have any potential liability or obligation to any person or entity as a result of, or pursuant to, any such contract.

(h) eMachines and each of its Subsidiaries has complied in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Section 1441 and 1442 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and the manner prescribed by law, withheld and paid over to the proper Tax Authorities all amounts required to be so withheld and paid over under applicable laws.

(i) Neither eMachines nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of any voluntary change in accounting method (nor has any Governmental Entity proposed any such adjustment or change of accounting method).

(j) eMachines, as the common parent of an affiliated group of corporations (as defined in Section 1504 of the Code) consisting solely of eMachines and its Subsidiaries has filed since December 29, 2001 or earlier a consolidated return for United States federal income Tax purposes on behalf of itself and its Subsidiaries that are “includible corporations” (within the meaning of Section 1504(b) of the Code), and neither eMachines nor its Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar state, local or foreign law (other than the affiliated group the common parent of which is eMachines), or has any liability for Taxes of any person or entity (other than eMachines and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provisions of state, local or foreign law as a transferee or successor, by contract or otherwise.

(k) Neither eMachines nor any of its Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

(l) eMachines has delivered or made available to Gateway or its representatives complete and accurate copies of each of (i) all Audit reports, letter rulings, technical advice memoranda and similar documents issues by a Governmental Entity relating to Taxes due from or with respect to eMachines or any of its Subsidiaries and (ii) all closing agreements entered into by eMachines or any of its Subsidiaries with any Tax Authority in each case existing on the date hereof.

(m) Neither eMachines nor any of its Subsidiaries has received notice of any claim made by an authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or has reason to believe that any such claim is threatened.

(n) Neither eMachines nor any of its Subsidiaries has at any time after December 29, 2001 (i) made any change in Tax elections, (ii) received a ruling from any Tax Authority or signed an agreement with respect thereto, or (iii) signed any closing agreement with respect to any Tax year.

(o) Neither eMachines nor any of its Subsidiaries has waived any statutory period of limitations for the assessment of any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, which is currently outstanding, nor is any request to so waive or extend currently outstanding.

(p) Neither eMachines nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

(q) Neither eMachines nor any of its Subsidiaries has filed with respect to any item a disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state and/or local tax statutes.

(r) No Subsidiary of eMachines that is taxed as a corporation for United States federal income tax purposes and not created in, or organized under the law of, the United States or any State or political subdivision thereof has “Subpart F income” as defined in Section 952 of the Code in excess of $25,000.

(s) “Audit” means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. “Taxes”: shall mean all taxes, charges, fees, duties, levies, penalties or other assessments whether imposed by law, contractual agreement or otherwise, including but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns. “Tax Returns” mean all federal, state, local, and foreign Tax Returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

2.22 Intellectual Property. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Company Intellectual Property” means all Registered Company IP and all other Intellectual Property that are used in, held for use in, or necessary to, the operation of the business of eMachines or any of its Subsidiaries.

“Intellectual Property” means any and all of the following: (i) patents and patent applications; (ii) copyrights; (iii) trademarks, service marks, trade names, trade dress, and general intangibles of like nature; (iv) Internet domain names; and (v) trade secrets as the term is defined in the Uniform Trade Secrets Act.

“Intellectual Property Rights” means any and all rights in, arising out of or associated with Intellectual Property.

“Licenses” means all licenses, license agreements and other agreements granting Intellectual Property Rights, including all software licenses, to which eMachines or any of its Subsidiaries is a party or otherwise bound.

“eMachines Intellectual Property” means all Company Intellectual Property that are owned or controlled by eMachines or any of its Subsidiaries.

“Registered Company IP” means any and all patents and patent applications, copyrights for which registration has been obtained or applied for, trademarks and service marks for which registration has been obtained or applied for, and Internet domain names, that are owned by eMachines or one of its Subsidiaries.

(a) Section 2.22(a) of the eMachines Disclosure Schedule sets forth a true and complete list of the Registered Company IP. eMachines or one of its Subsidiaries owns all right, title and interest in and to the Registered Company IP and is listed in the records of the appropriate U.S., state or foreign agency as the sole owner of record for each item of Registered Company IP.

(b) All items of the Registered Company IP: (i) are valid and enforceable; (ii) have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions; (iii) have not lapsed, expired or been abandoned, and (iv) are not the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any Governmental Entity in any jurisdiction.

(c) Except as set forth in Section 2.22(c) of the eMachines Disclosure Schedule, eMachines or one of its Subsidiaries is either the sole and exclusive owner of each item of eMachines Intellectual Property, free and clear of all encumbrances, or a valid licensee thereof.

(d) Section 2.22(d)(i) of the eMachines Disclosure Schedule sets forth a true and complete list of all material Licenses in which eMachines or any of its Subsidiaries is the licensee thereunder. Section 2.22(d)(ii) of the eMachines Disclosure Schedule sets forth a true and complete list of all material Licenses in which eMachines or any of its Subsidiaries is the licensor thereunder. eMachines and each of its Subsidiaries are in compliance with, and have not breached any term of any License and, to the knowledge of eMachines or any of its Subsidiaries, all other parties to the Licenses are in compliance with, and have not breached any term of, such Licenses, except as would not reasonably be expected to have a eMachines Material Adverse Effect. Neither eMachines nor any of its Subsidiaries has granted to a third party an exclusive license under any Company Intellectual Property, or a sublicense to a Company Intellectual Property outside of the ordinary course of business.

(e) Except as set forth in Section 2.22(e) of the eMachines Disclosure Schedule, to the knowledge of eMachines or any of its Subsidiaries, there is no misappropriation, misuse or infringement of the eMachines Intellectual Property by any third party except as would not reasonably be expected to have a eMachines Material Adverse Effect. eMachines or one of its Subsidiaries has the sole and exclusive right to bring a claim or suit for past, present, and future infringement or violation of the eMachines Intellectual Property. There is no pending or, to the knowledge of eMachines or any of its Subsidiaries, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving any eMachines Intellectual Property.

(f) Except as set forth in Section 2.22(f) of the eMachines Disclosure Schedule, neither eMachines nor any of its Subsidiaries is seeking or has obtained a written opinion of counsel relating to a third party patent, or is aware of any reasonable basis to allege: (i) that eMachines or any of its Subsidiaries is infringing upon or violating an Intellectual Property Right of a third party; or (ii) that the manufacture, use, sale, offer for sale, or import of any products or services of eMachines and its Subsidiaries infringes upon or violates an Intellectual Property Right of a third party. There is no pending or, to the knowledge of eMachines or any of its Subsidiaries, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction alleging: (i) that eMachines or any of its Subsidiaries is infringing upon or violating an Intellectual Property Right of a third party; or (ii) that the manufacture, use, sale, offer for sale, or import of any products or services of eMachines and its Subsidiaries infringes upon or violates an Intellectual Property Right of a third party.

(g) Except as set forth in Section 2.22(g) of the eMachines Disclosure Schedule, all material contracts and agreements, to which eMachines or any of its Subsidiaries is a party or otherwise bound, and pursuant to which products and/or services are supplied to eMachines or any of its Subsidiaries for incorporation into the products and/or services of eMachines and its Subsidiaries, include an obligation by the supplier of such products and/or services to indemnify eMachines and its Subsidiaries for claims that the manufacture, use, sale, offer for sale, or import of such products and/or services infringe or violate an Intellectual Property Right of a third party.

(h) There are no settlements, forbearances to sue, consents, judgments or orders, or similar obligations, that restrict any Company Intellectual Property rights or the conduct of the business of eMachines or any of its Subsidiaries in order to accommodate Intellectual Property Rights of a third party.

(i) eMachines and its Subsidiaries have taken reasonable measures, consistent with customary industry practice, to protect and preserve their trade secrets, including requiring all current and former employees and consultants and any Person who has access to any trade secrets to execute confidentiality agreements. All current and former employees and consultants of eMachines and its Subsidiaries, who have participated or are participating in the creation of Company Intellectual Property have executed an agreement that assigns to eMachines or one of its Subsidiaries all of their Intellectual Property Rights in the work product developed pursuant to their employment or relationship with eMachines or any of its Subsidiaries.

(j) Except as set forth in Section 2.22(j) of the eMachines Disclosure Schedule, the execution of, the delivery of, the consummation of the transactions contemplated by, and the performance of eMachines’ obligations under, this Agreement will not: (i) result in the granting of, or obligate Gateway or any of its Subsidiaries to grant, licenses under Intellectual Property Rights owned by eMachines or any of its Subsidiaries; (ii) result in any loss or impairment of eMachines Intellectual Property; (iii) result in the breach, modification, cancellation, termination, or suspension of any License; or (iv) give the other party to a License the right to modify, cancel, terminate, or suspend such License.

(k) eMachines and each of its Subsidiaries have at all times complied with all applicable legal requirements relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of the operations of eMachines or any of its Subsidiaries. eMachines and its Subsidiaries have at all times complied in all respects with all rules, policies and procedures established by eMachines or any of its Subsidiaries with respect to the foregoing. No claims have been asserted or threatened against eMachines or any of its Subsidiaries, and to the knowledge of eMachines or any of its Subsidiaries, no such claims are likely to be asserted or threatened against eMachines or any of its Subsidiaries, by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any such laws, regulations, rules, policies or procedures. The consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any such laws, regulations, rules, policies or procedures.

2.23 Labor Matters.

(a) eMachines and each of its Subsidiaries is, and has at all times been, in material compliance with all applicable laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity respecting employment and employment practices, terms and conditions of employment and collective bargaining agreements, wages, hours of work, family and medical leave, immigration, equal employment opportunity, employment standards, pay equity, labor relations, workers’ compensation and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act, or other applicable law. There is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of eMachines, threatened against eMachines or any of the its Subsidiaries. Neither eMachines nor any of its Subsidiaries is a party to or bound by or subject to (and none of their respective properties or assets is bound by or subject to) any collective bargaining or similar agreement with any labor union or other organization or to any other written or oral, express or implied, contract, commitment or arrangement with any labor unions or other similar organizations. To the knowledge of eMachines, no labor union or other organization or group of employees of eMachines or any of its Subsidiaries has made a pending demand or application for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Neither eMachines nor any of its Subsidiaries is aware of any labor union organizing activity involving any of their employees, nor, to the knowledge of eMachines, or any of its Subsidiaries, does any question concerning union representation under applicable labor laws exist with respect to any of said employees.

(b) There is no unfair labor practice charge or complaint against eMachines or any of its Subsidiaries pending or, to the knowledge of eMachines, threatened before the National Labor Relations Board or any similar state or foreign agency. eMachines and each of its Subsidiaries has not and is not engaged in any unfair labor practices, as defined in the National Labor Relations Act or any other applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except as would not reasonably be expected to have a eMachines Material Adverse Effect.

(c) There are no complaints, controversies, charges, investigations, arbitrations, lawsuits or other actions or proceedings against eMachines or any of its Subsidiaries pending or, to the knowledge of eMachines, threatened (in any court or arbitral forum or with any agency responsible for the enforcement of any federal, state, local or foreign labor or employment laws, or otherwise) alleging or concerning breach of any express or implied contract of employment, violation of any law or regulation governing employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with eMachines or any of its Subsidiaries, except for such complaints, controversies, charges, investigations, arbitrations, lawsuits or other actions or proceedings as would not reasonably be expected to have a eMachines Material Adverse Effect. To the knowledge of eMachines and its Subsidiaries, no federal, state, local or foreign agency responsible for the enforcement of any immigration, worker health and safety, labor or employment laws of any sort intends to conduct or is conducting an investigation with respect to or relating to eMachines or any of its Subsidiaries.

(d) Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”), eMachines and each of its Subsidiaries have not effectuated (1) a “plant closing” (as defined in the WARN Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of eMachines or any of its Subsidiaries; or (2) a “mass layoff” (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of eMachines or any of its Subsidiaries.

(e) There are no written personnel manuals, handbooks, policies, rules or procedures applicable to employees of eMachines or any of its Subsidiaries, other than those set forth in Section 2.23(e) of the eMachines Disclosure Schedule, true and complete copies of which have heretofore been provided to Gateway.

2.24 Personnel. Section 2.24(a) of the eMachines Disclosure Schedule sets forth complete, correct and separate lists of the names of each person who (i) has entered into a written employment agreement with eMachines which continues to be in effect, (ii) as of the date of this Agreement, received a written employment offer letter (or other writing from eMachines), which continues to be in effect, for the hiring of such person as an employee of eMachines with annual compensation in excess of $75,000 or (iii) was one of the five most highly compensated employees for the year ended December 27, 2003. Not later than three (3) business days prior to the Closing, eMachines will provide to Gateway a list showing the names, date of hire, current salaries and positions of each employee of eMachines and its Subsidiaries as of such date. Each employee has entered into a confidentiality and/or assignment of inventions agreement with eMachines or one of its Subsidiaries. Except as set forth in Section 2.24(b) of the eMachines Disclosure Schedule, which schedule shall be delivered to Gateway no later than 10 days prior to the Closing Date, there are no employment contracts, compensation and severance agreements, non-competition agreements, confidentiality agreements, outstanding employment offer letters, consulting agreements or indemnification agreements with the current or former officers, directors, key employees, consultants or other agents of eMachines or any of its Subsidiaries entered into after December 31, 2001. To the knowledge of eMachines, no officer or other key employee or group of employees of eMachines or any of its Subsidiaries has any plans to terminate employment with eMachines or any of its Subsidiaries.

2.25 Transactions with Affiliates. Except as set forth in Section 2.25 of the eMachines Disclosure Schedule and except for contracts, agreements, arrangements or the provision of goods or services between eMachines and any of its Subsidiaries, neither eMachines nor any of its Subsidiaries or Affiliates, or any of the eMachines Stockholders or their respective Affiliates (i) have any outstanding contract, agreement or other arrangement with eMachines, any of the eMachines Stockholders or their respective

Affiliates or (ii) provides or receives goods or services to or from eMachines, any of the eMachines Stockholders or their respective Affiliates or (iii) has engaged in any transaction outside of the ordinary course of business with eMachines, any of the eMachines Stockholders, or their respective Affiliates.

2.26 Prohibited Transactions. Neither eMachines nor any of its Subsidiaries or, to the knowledge of eMachines, any officer, director, employee, consultant or agent thereof acting on their behalf has made any payment or taken any other action which, if eMachines and its Subsidiaries had, at the time of such payment or other action, been subject to the Foreign Corrupt Practices Act (“FCPA”), would have resulted in a violation of the FCPA.

2.27 Investment in Alorica, Inc. . Except as set forth in Section 2.27 of the eMachines Disclosure Schedule, there are no outstanding loans, indebtedness or other obligations between Alorica, Inc. and eMachines or any of its Subsidiaries.

2.28 Brokers or Finders. Neither eMachines nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transactions other than that certain agreement with Averil Capital Markets Group, Inc., a copy of which has been delivered to Gateway.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF GATEWAY AND MERGER SUB

Except as set forth in the disclosure schedule of Gateway and delivered to eMachines (the “Gateway Disclosure Schedule”), Gateway and Merger Sub jointly and severally represent and warrant to eMachines that the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date).

3.1 Organization. Each of Gateway, Merger Sub and Merger Sub II is an entity duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all licenses, permits and authorizations necessary to own, lease and operate its properties and assets and to carry on its business substantively as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Gateway Material Adverse Effect or a material adverse effect on Gateway or Merger Sub’s ability to consummate the Merger and the Transactions. “Gateway Material Adverse Effect” shall mean a material adverse effect on the financial condition, assets and liabilities (taken together), results of operations or businesses of Gateway; provided, however, that none of the following shall be or will be at the Closing, deemed to constitute and shall not be taken into account in determining the occurrence of a Gateway Material Adverse Effect: (i) any effect or change that results from the announcement or pendency of the Merger or any other Transactions, (ii) any effect or change that results from the taking of any action contemplated by this Agreement or expressly permitted by the consent of eMachines pursuant to this Agreement, (iii) any effect or change relating to the economy or securities markets in general and (iv) any effect or change relating to the industries in which Gateway operates not specifically relating to Gateway.

3.2 Authorization; Validity of Agreement; Necessary Action. Gateway, Merger Sub and Merger Sub II have full power and authority to execute and deliver this Agreement and to consummate the Merger and the Transactions. The execution, delivery and performance by Gateway, Merger Sub and Merger Sub II of this Agreement and the consummation of the Merger and the Transactions have been duly authorized by the member of Merger Sub and Merger Sub II and the Board of Directors of Gateway (as the sole stockholder of Merger Sub) and no other corporate action on the part of Gateway, Merger Sub and Merger Sub II is necessary to authorize the execution and delivery by Gateway and Merger Sub of this Agreement or the consummation of the Transactions. This Agreement has been duly executed and delivered by Gateway, Merger Sub and Merger Sub II and, assuming due and valid authorization, execution and delivery hereof by eMachines, this Agreement is a valid and binding obligation of Gateway, Merger Sub and Merger Sub II, enforceable against Gateway, Merger Sub and Merger Sub II in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application relating to or affecting enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Gateway, Merger Sub or Merger Sub II, the consummation by Gateway, Merger Sub or Merger Sub II of the Merger and the Transactions or compliance by Gateway, Merger Sub or Merger Sub II with any of the provisions hereof will (i) result in any breach of any provision of or constitute a Change of Control (as defined therein) under the certificate of incorporation, bylaws or other organizational documents of Gateway, Merger Sub, Merger Sub II or any of their respective Subsidiaries, (ii) result in a Triggering Event (as defined therein) under the Rights Agreement, dated as of January 19, 2000, between Gateway and UMB Bank, N.A., (iii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person (including, without limitation, consents from parties to any loans, contracts, leases and other agreements to which eMachines or any of its Subsidiaries is a party) other than the filing of a pre-merger notification and report by Gateway under the HSR Act and any filings, consents or approvals under state “blue sky” laws, (iv) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under or constitute a change of control under, any of the terms, conditions or provisions of any agreement to which Gateway, Merger Sub, or Merger Sub II or any of their respective Subsidiaries is a party or by which their assets or properties are bound, except where the failure to obtain any such consent or approval or to file or make such notice or such violation, breach or default would not reasonably be expected to have a Gateway Material Adverse Effect, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Gateway, Merger Sub, Merger Sub II or any of their assets or properties, except for any violation that would not reasonably be expected to result in a Gateway Material Adverse Effect.

3.4 Capitalization.

(a) As of January 20, 2004, the authorized capital stock of Gateway consisted of

(i) 5,000,000 shares of Preferred Stock, $0.01 par value, of which (i) 50,000 shares were designated as Series A Convertible Preferred Stock, all of which were outstanding; (ii) 1,000,000 shares were designated as Series B Junior Participating Preferred Stock, none of which were outstanding; and (iii) 50,000 shares were designated as Series C Convertible Preferred Stock, all of which were outstanding;

(ii) 1,000,000,000 shares of Common Stock, $0.01 par value, of which 324,350,000 shares were outstanding; and

(iii) 1,000,000 shares of Class A Common Stock, $0.01 par value, none of which were outstanding.

As of January 20, 2004, no options, warrants or other rights to acquire capital stock from Gateway were outstanding other than (i) options representing in the aggregate the right to purchase 52,164,000 shares of Gateway Common Stock issued to current or former employees and directors of Gateway and its Subsidiaries and (ii)(A) 624,750 warrants expiring September 4, 2005, exercisable at $8.92 per share of Gateway Common Stock, and (B) 850,191 warrants expiring April 5, 2006, exercisable at $5.97 per share of Gateway Common Stock. No options or warrants have been issued or granted since January 20, 2004 to the date of this Agreement.

(b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Gateway having the right to vote on any matters on which stockholders may vote were issued and outstanding.

(c) Except as otherwise set forth in this Section 3.4 or as set forth in Section 3.4(c) of the Gateway Disclosure Schedule, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Gateway or Merger Sub is a party or by which either of them is bound obligating Gateway, Merger Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Gateway, Merger Sub or Merger Sub II to repurchase, redeem or otherwise acquire any shares of capital stock of Gateway, Merger Sub or Merger Sub II.

(d) Except as set forth in Section 3.4(d) of the Gateway Disclosure Schedule, neither Gateway nor any of its Subsidiaries has any direct or indirect interest in any “variable interest entity” or “potential variable interest entity,” as such terms are defined in FASB Interpretation No. 46, or any other special purpose entity that is not consolidated with Gateway for financial reporting purposes, nor is Gateway or any of its Subsidiaries a party to any off-balance sheet or other similar financing arrangement that is not reflected in the Gateway SEC Reports.

3.5 Compliance with Laws. Gateway, Merger Sub and Merger Sub II have complied in all material respect with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local and foreign governments and agencies thereof that materially affect its business, properties or assets, and no written notice, charge, claim, action or assertion has been received by Gateway, Merger Sub or Merger Sub II has been filed, commenced or, to the knowledge of Gateway, threatened against Gateway, Merger Sub or Merger Sub II alleging any material violation of any of the foregoing.

3.6 Reports and Financial Statements. Gateway has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 2002 (collectively, including all exhibits thereto, the “Gateway SEC Reports”). No Subsidiary of Gateway is required to file any form, report or other document with the SEC. None of the Gateway SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Gateway SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Gateway and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Gateway SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

3.7 Absence of Undisclosed Liabilities. Except as reflected in or reserved against in the Financial Statements (including the notes thereto) included in the Gateway SEC Reports, neither Gateway nor any of its Subsidiaries at September 30, 2003 or at the date hereof or on the Closing Date had, have or will have any liabilities (whether contingent or absolute, direct or indirect, known or unknown or matured or unmatured) other than (i) trade accounts payable and other liabilities incurred in the ordinary course of business and consistent with past practices after September 30, 2003 or (ii) liabilities which individually or in the aggregate are not material to the business of Gateway and its Subsidiaries, taken as a whole.

3.8 Litigation. Except as set forth in Section 3.8 of the Gateway Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the knowledge of Gateway, threatened against Gateway or any of its Subsidiaries, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Gateway or any of its Subsidiaries pursuant to this Agreement or in connection with the Merger or the Transactions, except, in each case as would not reasonably be expected to have a Gateway Material Adverse Effect. Neither Gateway nor any of its Subsidiaries is subject to any judgment, order or decree which is reasonably likely to have a Gateway Material Adverse Effect or that would materially interfere with or disrupt its ability to acquire any property or conduct its business in any area in which it is currently conducting business.

3.9 Tax Matters.

(a) Except as set forth in Section 3.9(a) of the Gateway Disclosure Schedule, all material Tax Returns required to be filed by Gateway and each of its Subsidiaries or on their behalf have been duly filed and all such Tax Returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from Gateway or any of its Subsidiaries have been paid and adequate provision has been made for all material accrued Taxes not yet due. Since December 31, 2003, neither Gateway nor any of its Subsidiaries have incurred any liability for Taxes other than in the ordinary course of business.

(b) Except as set forth in Section 3.9(b) of the Gateway Disclosure Schedule, no material deficiency or adjustment for any Taxes has been proposed, asserted, threatened, or assessed, in each case in writing against Gateway or any of its Subsidiaries. No issue has been raised in writing by any Tax Authority in any Audit of Gateway or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency or adjustment for any period not so audited.

(c) Except as set forth in Section 3.9(c) of the Gateway Disclosure Schedule, there are no material liens for Taxes upon any assets or properties of Gateway or any of its Subsidiaries other than in respect of Taxes that are not yet due and payable.

3.10 Employee Benefit Matters. Each “pension plan,” fund or program (within the meaning of section 3(2) of ERISA); and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Gateway for the benefit of any employee of Gateway is in material compliance with all applicable provisions of ERISA and the Code, except for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Gateway Material Adverse Effect.

3.11 Intellectual Property. Except as set forth in Sections 3.8 or 3.11 of the Gateway Disclosure Schedule, or as would not reasonably be expected to have a Gateway Material Adverse Effect and to the knowledge of Gateway and its Subsidiaries:

(i) Gateway or one of its Subsidiaries owns, or has a valid license under, the Intellectual Property that is used in, held for use in, or necessary to, the operation of the business of Gateway or any of its Subsidiaries; (ii) neither Gateway nor any of its Subsidiaries is infringing upon or violating an Intellectual Property Right of a third party; and (iii) all items of Intellectual Property owned by Gateway or any of its Subsidiaries are valid and enforceable.

3.12 Stock Merger Consideration. When issued, the shares of Gateway Common Stock representing Stock Merger Consideration will be duly authorized, validly issued, fully-paid and nonassessable and free and clear of all liens and preemptive rights. The certificates representing such shares will be in due and proper form.

3.13 Ownership of Merger Sub and Merger Sub II. All of the membership interests of Merger Sub and of Merger Sub II are owned beneficially and of record by Gateway.

3.14 No Integration. Neither Gateway nor any Subsidiary of Gateway or any other person acting on Gateway’s behalf has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the issuance of the Stock Merger Consideration in a manner that would require the registration of the Stock Merger Consideration under the Securities Act.

3.15 Exemption From Registration. The issuance of the Stock Merger Consideration to the eMachines Stockholders and the Gateway Common Stock to the Phantom Stock Holders at the Closing will not require the registration of any shares of Gateway Common Stock under the Securities Act or any other applicable law.

3.16 Customers and Suppliers. Except as set forth in Section 3.16 of the Gateway Disclosure Schedule, since September 30, 2003, there has not been any material adverse change in the business relationship of Gateway or any of its Subsidiaries with any customer or with any supplier except, in each case, as could not reasonably be expected to have a Gateway Material Adverse Effect. Since September 30, 2003, to the knowledge of Gateway, (a) no licensor, licensee, customer or supplier of Gateway or any of its Subsidiaries has cancelled or otherwise adversely modified its relationship with Gateway or any of its Subsidiaries, (b) no such Person has any intention to do so and (c) the consummation of the Merger and the Transactions will not adversely affect any such relationships except, in each of (a), (b), or (c), as could not reasonably be expected to have a Gateway Material Adverse Effect.

3.17 Arrangements with AOL. Except as set forth in Section 3.17 of the Gateway Disclosure Schedule, neither Gateway nor any of its Subsidiaries (i) have any outstanding contract, agreement or other arrangement with America Online, Inc. or its Affiliates (collectively, “AOL”) or (ii) provides or receives goods or services to or from AOL or (iii) has engaged in any transaction outside of the ordinary course of business with AOL.

3.18 Section 203 of the DGCL Not Applicable. Gateway has taken all necessary actions so that the provisions of Section 203 of the DGCL will not, before the termination of this Agreement, apply to this Agreement, the Stockholders’ Agreement, the Merger or the other Transactions contemplated hereby.

3.19 Contracts. Gateway and its Subsidiaries are performing or have performed all of their respective obligations under their respective contracts that are material to the business, operations or prospects of Gateway and its Subsidiaries, except for such instances of non-performance as would not, individually or in the aggregate, have a Gateway Material Adverse Effect.

3.20 Brokers or Finders. Neither Gateway nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with the Merger and the Transactions other than that certain agreement with Goldman, Sachs & Co.

ARTICLE IV

COVENANTS

4.1 Conduct of the Businesses of eMachines. Except as otherwise specifically provided in this Agreement, from the date of this Agreement to the earlier of the Closing Date or termination thereof, eMachines shall, and shall cause each of its Subsidiaries to, conduct its businesses and operations in the same manner as heretofore conducted and only in the ordinary course, shall use its commercially reasonable efforts to preserve the business organization of eMachines and its Subsidiaries (other than those Subsidiaries listed in Section 4.1 of the eMachines Disclosure Schedule) intact and to keep available the services of the current officers and key employees of eMachines and its Subsidiaries, and shall cause each of its Subsidiaries to, maintain its existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect. In conducting their businesses, eMachines shall not, and shall cause each of its Subsidiaries not to, (i) institute any new methods of development, design, purchase, sale, lease, management, accounting or operation or (ii) enter into any extraordinary transactions (including any employment or compensation agreement or arrangement) without the prior written consent of Gateway. Without limiting the generality of the foregoing and except as otherwise specifically provided in this Agreement or in Section 4.1 of the eMachines Disclosure Schedule (with paragraph references corresponding to the paragraphs below), eMachines shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, take any of the following actions prior to the Closing Date without the prior written consent of Gateway:

(a) (i) authorize for issuance, sale, pledge, disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class or any other securities of, or any other ownership interest in, eMachines or any of its Subsidiaries other than any arrangements under the eMachines 2003 Phantom Stock Plan to implement the provisions of Section 1.12(b) approved by Gateway; (ii) reclassify, combine, split or subdivide any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, (other than the eMachines Dividend); and (iii) redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, any of its outstanding capital stock or other securities (other than investments in the ordinary course of business in short-term investments in connection with eMachines’ cash management system);

(b) organize any new Subsidiary, acquire any capital stock or equity securities of any corporation or acquire any equity or ownership interest (financial or otherwise) in any business;

(c) amend or permit any amendments to its organizational documents;

(d) (i) incur, assume or prepay any liability other than in the ordinary course of business, or incur any indebtedness for borrowed money other than borrowings under that certain Loan and Security Agreement dated June 18, 2003, by and between Congress Financial Corporation (Western) and eMachines, Inc. (the “Congress Credit Agreement”) in the ordinary course of business and consistent with past practices, (ii) assume, guarantee, endorse (other than endorsements for collection) or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party other than in the ordinary course of business and consistent with past practices, (iii) make any loans, advances or capital contributions to, or investments in, any third party (other than investments in the ordinary course of business in short-term investments in connection with eMachines’ cash management system), (iv) mortgage or pledge any of its properties or assets, tangible or intangible, or create or suffer to exist any lien thereupon, or (v) authorize any new capital expenditures for property, plant and equipment that, individually or in the aggregate, are in excess of US $150,000;

(e) materially modify, materially amend or terminate any Contracts referred to in Section 2.15(c) or 2.15(d), or materially modify, materially amend or terminate any other Contracts other than in the ordinary course of business and consistent with past practices;

(f) lease, license, mortgage, pledge, encumber, transfer, sell or dispose any assets except for in the ordinary course of business;

(g) license, or otherwise encumber, transfer, sell or dispose of, any Company Intellectual Property, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge which would reasonably be expected to result in the loss of such trade secret, formula, process or know-how;

(h) enter into or modify any Plan (except as required by applicable law) or any employment, severance, change in control, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, or otherwise increase the compensation or benefits of, any officer, director, consultant or employee of eMachines or any of its Subsidiaries, other than, in each case, (i) in the ordinary course of business and consistent with past practices as summarized in Section 4.1(h) of the eMachines Disclosure Schedule, (ii) as may be required by a binding written contract in effect on the date of this Agreement or by any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, (iii) any bonus payments for the quarter and year ended December 27, 2003, which are to be paid in January and February, 2004, respectively, (iv) any cost of living adjustments for employees below the level of vice-president to be made in March, 2004, and (v) any reinstatement of salary rates to the extent that such salary rates were subject to voluntary reductions during 2003.

(i) at any time within the 90-day period before the Effective Time, without complying fully with the notice and other requirements of the WARN Act, effectuate (1) a “plant closing” (as defined in the WARN Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of eMachines or any of its Subsidiaries; or (2) a “mass layoff” (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of eMachines or any of its Subsidiaries. Nor shall eMachines or any of its Subsidiaries otherwise terminate or lay off employees in such numbers as to give rise to liability under any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity respecting the payment of severance pay, separation pay, termination pay, pay in lieu of notice of termination, redundancy pay, or the payment of any other compensation, premium or penalty upon termination of employment, reduction of hours, or temporary or permanent layoffs. For purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the “effective date of the sale” within the meaning of the WARN Act.

(j) (1) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any Plan, to any of its officers or employees, or pay or agree to pay or make any accrual or arrangement for payment to any of its officers or employees of any amount relating to unused vacation days, except to the extent it is unconditionally obligated to do so on the date hereof, or (2) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Plan or Foreign Plan with or for the benefit of any of its officers, directors, employees, agents or consultants, whether past or present, except to the extent it is unconditionally obligated to do so on the date hereof;

(k) enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business;

(l) fail to file, on a timely basis, including allowable extensions, with appropriate Tax Authorities all Tax Returns required to be filed by or with respect to eMachines or any of its Subsidiaries for taxable years or periods ending on or before the Closing Date or fail to remit (or cause to be remitted) any Taxes due;

(m) incur any material obligation to make any payment of, or in respect of, any Tax, except in the ordinary course of business, (ii) settle any Audit, make or change any material Tax election or file any amended Tax Returns except as set forth in Section 4.1(m) of the eMachines Disclosure Schedule, (iii) agree to extend or waive any statute of limitations on the assessment or collection of Tax, (iv) change any of the accounting methods used by it unless required by GAAP except as set forth in Section 4.1(m) of the eMachines Disclosure Schedule or (v) adopt any accounting method relating to Taxes except as set forth in Section 4.1(m) of the eMachines Disclosure Schedule;

(n) take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article V not being satisfied, or would make any representation or warranty of eMachines contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of eMachines, Gateway or Merger Sub to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and

(o) make any payments to any Affiliates other than pursuant to existing contracts;

(p) enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

4.2 Access; Confidentiality. Upon reasonable prior notice, each party shall afford to the officers, employees, accountants, counsel and other agents and representatives of the other party, reasonable access which would not materially interrupt such party’s operations and activities, during normal business hours from the date hereof until the earlier of the Closing Date or termination of this Agreement in accordance with the terms hereof, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to such other party all other information concerning its business, properties and personnel as such other party may reasonably request. Notwithstanding anything herein to the contrary, the terms of the letter agreement dated January 21, 2004 previously entered into by and among Gateway, eMachines and Mr. Lap Shun Hui shall remain in full force and effect until the Closing Date.

4.3 Efforts and Actions to Cause Closing to Occur.

(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, each of Gateway, Merger Sub and eMachines shall also use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Merger and the Transactions as promptly as practicable, including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity including, without limitation: (i) Notification and Report Forms with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) as required by the HSR Act, (ii) any other filing necessary to obtain any necessary consent of a Governmental Entity, (iii) filings under any other comparable pre-merger notification forms required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other legal requirements relating to the Merger and the Transactions. Each of Gateway and eMachines will cause all documents that it is responsible for filing with any Governmental Entity under this Section 4.3(a) to comply in all material respects with all applicable legal requirements.

(b) eMachines shall use its commercially reasonable efforts, and shall cause each Subsidiary to use its commercially reasonable efforts, to obtain, prior to the Closing, the unconditional consent to the Closing and the Transactions of each other party to each Contract including, without limitation, those consents listed in Section 4.3(b) of the eMachines Disclosure Schedule. All such consents shall be in writing and executed counterparts thereof shall be delivered to the Gateway and Merger Sub at or prior to the Closing in accordance with Section 5.2(e).

4.4 Notification of Certain Matters. eMachines shall give prompt notice to Gateway and Merger Sub, and Gateway and Merger Sub shall give prompt notice to eMachines, of the occurrence (or non-occurrence) of any event of which eMachines, Gateway or Merger Sub, (as the case may be) has knowledge, the occurrence (or non-occurrence) of which would be reasonably likely to cause any representation or warranty contained in this Agreement of eMachines, Gateway or Merger Sub, as applicable, to be untrue or inaccurate (if such representation or warranty is qualified by materiality) or untrue or inaccurate in any material respect (if not so qualified) and of the occurrence of any failure of any of the parties to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied in any material respect by it hereunder; provided, however, that (x) delivery of any notice pursuant to this Section 4.4 shall not limit or otherwise affect the remedies available to either party hereunder, (y) shall not constitute an admission by the party delivering such notice that any such representation or warranty has been breached or any such covenant, condition or agreement has not been complied with or satisfied and (z) shall not have an effect in determining whether the conditions set forth in Article V have been satisfied.

4.5 Acquisition Proposals. From the date of this Agreement until the earlier of the termination of this Agreement in accordance with Article VI or the Closing, eMachines agrees that neither it nor any of its Subsidiaries nor any of the officers or directors of it or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries’ officers, directors, employees, stockholders, investment bankers, consultants and other agents not to, directly or indirectly, take any action to (i) solicit, initiate, knowingly encourage or facilitate the making of any Acquisition Proposal (as defined below) or any inquiry with respect thereto or engage in discussions or negotiations with any person with respect thereto; or (ii) disclose any non-public information relating to eMachines or any of its Subsidiaries, as the case may be, or afford access to the properties, books or records of eMachines or any of its Subsidiaries to any person that has made any Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means any offer or proposal for, or any indication of interest in, a merger or other business combination involving eMachines or any of its Subsidiaries, or the acquisition of any equity interest in, or the acquisition or license of a substantial portion of the assets of, or any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 5% or more of the combined voting power of, eMachines or any of its Subsidiaries.

4.6 Principal Stockholder Covenants. Prior to the Termination Date, Mr. Lap Shun Hui (the “Principal Stockholder”) shall not, except pursuant to the eMachines 2003 Phantom Stock Plan or to any Permitted Transferee: (i) transfer, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (“Transfer”), with regard to any or all of the shares of eMachines Common Stock owned or held by the Principal Stockholder (“Shares” or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any of the Shares; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (iv) deposit any of the Shares into a voting trust, or (v) enter into a voting agreement or arrangement with respect to any of the Shares; or take any other action that would in any way restrict, limit or interfere with the performance of the Principal Stockholder’s obligations in connection with the Merger and the Transactions. “Permitted Transferee” means (i) the Principal Stockholder’s issue, parents and lineal descendants; (ii) trusts, legal guardians or custodians under any Uniform Transfers to Minors Act, or any similar statute of another state, for the exclusive benefit of the Principal Stockholder’s issue; (iii) a trust that provides the Principal Stockholder’s spouse with a beneficial income interest and, in the event of a distribution of the interests from such trust, the beneficiaries of such trust (provided that such beneficiaries are Persons described in clause (i), (ii) or (iv) of this definition); (iv) a limited partnership or limited liability company all of the partners or members of which are the Principal Stockholder and the Persons described in the preceding clauses; or (v) a charitable organization of the type described in Section 501(c)(3) of the Code.

4.7 Employee Matters.

(a) Immediately following the Closing Date, Gateway agrees to cause, and to take such steps as may be appropriate to enable, eMachines and its Subsidiaries to provide all active employees of eMachines and its Subsidiaries as of the Closing Date who continue to be employed by eMachines and its Subsidiaries after the Closing Date with salaries and benefit plans, programs and arrangements which are, in the aggregate, no less favorable than those currently provided as of the date hereof by Gateway and its Subsidiaries to similarly situated employees (excluding any equity-based compensation that such employees received). eMachines and its Subsidiaries acknowledge that this Section 4.7 shall not limit Gateway’s or eMachines’ ability to amend or terminate after the Closing Date any Plan or Foreign Plan which covers current or former employees, directors, officers and consultants of eMachines or its Subsidiaries in accordance with the terms and conditions of such Plan or arrangement.

(b) If any employee of eMachines or any of its Subsidiaries as of the Closing Date becomes a participant in or subject to any employee benefit plan, practice or policy of Gateway or any of its Affiliates on or after the Closing, such employee shall be given service credit under such plan for all service prior to the Closing Date with eMachines or its Subsidiaries, for purposes of determining eligibility and vesting but not for purposes of benefit accrual under any of Gateway’s plans.

(c) eMachines will take all reasonable actions necessary to facilitate the ability of Gateway or its Affiliates to enter into the Employment Agreement and the Non-Competition Agreements as provided in this Agreement;

(d) Except to the extent prohibited by applicable law, Gateway will (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of eMachines under any welfare plan of Gateway that such employees may be eligible to participate in after the Effective Time and (ii) provide each employee of eMachines with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans of Gateway that such employees are eligible to participate in after the Effective Time.

4.8 Further Assurances. eMachines and Gateway agree that, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably necessary to carry out the purposes and intents of this Agreement.

4.9 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Gateway and eMachines. Thereafter, until the Closing, or the date this Agreement is terminated pursuant to Article VI, (i) neither eMachines nor any of its Affiliates shall issue or cause the publication of any press release or other public announcement or public disclosure with respect to this Agreement, the Merger or the Transactions without prior consultation with Gateway, except as may be required by law, and (ii) neither Gateway, Merger Sub nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement or public disclosure with respect to this Agreement, the Merger or the Transactions other than releases, announcements or disclosures in the ordinary course of business and consistent with prior practices, without the prior consultation with eMachines, except as may be required by law or by any listing agreement with a national securities exchange or trading market or any applicable rules or regulations of the body governing or administering that market.

4.10 Action by Gateway Board of Directors. At or prior to the Effective Time, the Board of Directors of Gateway will take all action necessary to appoint Mr. Wayne Inouye as a member of the board of directors of Gateway to serve in Class III and Mr. Lap Shun Hui as Vice Chairman (but not as a director).

4.11 Tax Matters. Gateway and eMachines shall use reasonable efforts to cause the Merger and the Subsequent Merger, taken together, to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the Tax opinions set forth in Sections 5.2(i) and 5.3(g) hereof (collectively, the “Tax Opinions”). In the event that either of the Tax Opinions is not obtained, Gateway and eMachines shall use reasonable efforts to structure the Merger and the Subsequent Merger, taken together, such that each of the Tax Opinions is obtained.

4.12 Conduct of Business of Gateway and Merger Sub.

(a) Prior to the Closing Date, Gateway shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VI not being satisfied, or would make any representation or warranty of Gateway contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of eMachines, Gateway or Merger Sub to consummate the Closing in accordance with the terms hereof or materially delay such consummation.

(b) Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Gateway shall cause Merger Sub (i) to perform its obligations under this Agreement in accordance with their terms, (ii) not to incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger, and (iii) not to engage directly or indirectly in any business or activities of any type or kind and not to enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement.

ARTICLE V

CONDITIONS

5.1 Conditions to Each Party’s Obligation to Effect the Closing. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any and all of which may be waived in writing in whole or in part by eMachines, Gateway or the Merger Sub, as the case may be, to the extent permitted by applicable law:

(a) No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.

(b) All waiting periods (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early. Any required approval of the Merger of the European Commission shall have been obtained pursuant to the EC Merger Regulation, respectively. All other material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

(c) As of the Closing Date, no litigation or proceeding shall be threatened or pending against Gateway, Merger Sub or eMachines by any significant Governmental Entity that seeks to enjoin or prevent the consummation of the Merger, or to require Gateway to divest or hold separate any business in connection with the Merger, or to impose material limitations on the ability of Gateway to effectively exercise full rights of ownership of eMachines or any of its Subsidiaries, or which would reasonably be expected to have a eMachines Material Adverse Effect.

(d) Mr. Wayne Inouye shall be unable to perform his obligations under the Employment Agreement as a result of his death or disability.

5.2 Conditions to Obligations of Gateway and Merger Sub to Effect the Closing. The obligations of Gateway and Merger Sub to consummate the Merger are further subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived in writing by the Gateway and Merger Sub:

(a) The representations and warranties of eMachines set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be true and correct in all respects) as of the date of this Agreement and, except for representations and warranties that speak as of a specific date other than the Closing Date (which need only be true and correct in all material respects as of such date), as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

(b) eMachines shall have performed and complied, in all material respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Gateway shall have received from eMachines an officer’s certificate signed by its chief executive officer certifying to the fulfillment of the conditions specified in Sections 5.2(a), 5.2(b), 5.2(d), 5.2(e), 5.2(f) and 5.2(j).

(d) From the date of this Agreement through the Closing Date, neither eMachines and its Subsidiaries, taken as a whole, shall not have suffered a eMachines Material Adverse Effect and no events or facts that would reasonably be expected to have a eMachines Material Adverse Effect shall have occurred or arisen.

(e) All consents, releases, permits and approvals of Governmental Entities and those with respect to Contracts listed in Section 4.3(b) of the eMachines Disclosure Schedule shall have been obtained with no material adverse conditions attached and no material expense imposed on eMachines or any of its Subsidiaries.

(f) eMachines, the eMachines Stockholders, the Gateway Share Recipients, the employees listed on Section 1.4(d) of the eMachines Disclosure Schedule, and Mr. Lap Shun Hui shall have executed the agreements to which it is a party and certificates set forth in Section 1.4(a)(i), 1.4(a)(iv), 1.4(a)(vii), 1.4(b), 1.4(c)(i), 1.4(c)(ii), 1.4(c)(iii), 1.4(c)(iv), 1.4(d) and 1.4(e).

(g) All actions to be taken by eMachines in connection with the consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Merger and the Transactions shall be reasonably satisfactory in form and substance to the Gateway and Merger Sub.

(h) Gateway shall have received the 2003 Audited Financial statements which will be substantially the same as the Unaudited Financial Statements except (i) for normal year-end audit adjustments (which shall not be, in the aggregate, materially adverse to eMachines and its Subsidiaries taken as a whole), (ii) that the 2003 Financial Statements will contain notes and (iii) that the 2003 Financial Statements will contain an unqualified opinion of the auditor in substantially the same form as contained in the 2002 Audited Financial Statements.

(i) Gateway shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Gateway, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, and certificates obtained from officers of Gateway, Merger Sub and eMachines, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger and the Subsequent Merger, taken together will qualify as a reorganization within the meaning of Section 368(a) of the Code.

(j) There shall be no amount outstanding under the Congress Credit Agreement.

5.3 Conditions to Obligations of eMachines to Effect the Closing. The obligations of eMachines to consummate the Merger are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived in writing by Gateway:

(a) The representations and warranties of Gateway and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall be true and correct in all respects) as of the date of this Agreement and, except for representations and warranties that speak as of a specific date other than the Closing Date (which need only be true and correct as of such date), as of the Closing Date, with the same force and effec as though such representations and warranties had been made on and as of the Closing Date.

(b) Gateway and Merger Sub shall have performed and complied, in all material respects, with all obligations and covenants required to be performed or complied with by each of them under this Agreement at or prior to the Closing Date.

(c) eMachines shall have received from Gateway an officer’s certificate signed by its chief executive officer or chief financial officer certifying to the fulfillment of the conditions specified in Sections 5.3(a), 5.3(b) and 5.3(d).

(d) From the date of this Agreement through the Closing Date, Gateway and its Subsidiaries taken as a whole shall not have suffered a Gateway Material Adverse Effect and no events or facts which would reasonably be expected to have a Gateway Material Adverse Effect shall have occurred or arisen.

(e) Gateway shall have executed the agreements set forth in Sections 1.4(f)(v), 1.4(f)(vi), 1.4(f)(vii), 1.4(f)(viii), 1.4(f)(ix), 1.4(f)(x) and 1.4(f)(xi).

(f) All actions to be taken by Gateway or Merger Sub in connection with the consummation of the Merger and the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions shall be reasonably satisfactory in form and substance to eMachines.

(g) eMachines shall have received the opinion of Milbank, Tweed, Hadley & McCloy LLP, in form and substance reasonably satisfactory to Gateway, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, and certificates obtained from officers of Gateway, Merger Sub and eMachines, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger and the Subsequent Merger, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual written consent of Gateway and eMachines;

(b) by either Gateway or eMachines, if any Governmental Entity in a jurisdiction where (i) either Gateway or eMachines conducts a substantial portion of its respective business, or (ii) either Gateway or eMachines has a material amount of its fixed assets or operations, shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

(c) by either Gateway or eMachines if the Merger shall not have been consummated before June 30, 2004, (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate);

(d) by eMachines, if Gateway or Merger Sub shall have breached any of its representations or warranties if such representation or warranty is qualified by materiality or breached in any material respect if not so qualified, or breached a covenant in any material respect contained in this Agreement, and which breach cannot be or has not been cured within 30 days after the giving of written notice by eMachines to Gateway; or

(e) by Gateway, if eMachines shall have breached any of its representations or warranties if such representation or warranty is qualified by materiality or breached in any material respect if not so qualified, or breached a covenant in any material respect contained in this Agreement, and which breach cannot be or has not been cured within 30 days after the giving of written notice by Gateway to eMachines.

6.2 Effect of Termination. In the event of the termination of this Agreement by either Gateway or eMachines pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability or obligation thereafter on the part of any party hereto, except (A) for fraud, (B) for willful breach of this Agreement prior to its termination or (C) as set forth in this Section 6.2, Section 4.2, Section 6.3 and Section 7.1. Nothing herein shall preclude any of the parties hereto from bringing a cause of action for breach of this Agreement by any of the other parties hereto.

6.3 Termination Fee. In the event of (i) a termination of this Agreement by Gateway pursuant to Section 6.1(e) as a result of a willful breach by eMachines of a representation, warranty or covenant, where such breach could reasonably have been prevented or timely cured by eMachines without any material impact or expense to eMachines, and (ii) within twelve months following the date of termination eMachines or the Principal Stockholder either consummates an Acquisition Proposal (as defined in Section 4.5 except that 20% or more shall be substituted for 5% or more) or enters into a definitive agreement with respect to an Acquisition Proposal (as defined in Section 4.5 except that 20% or more shall be substituted for 5% or more), which Acquisition Proposal is then consummated, then in addition to any remedies available to Gateway pursuant to Section 6.2, eMachines shall pay to Gateway a termination fee (the “Termination Fee”) in the amount of 3% of the fair market value of the total Merger Consideration upon the consummation of such Acquisition Proposal. The fair market value of the total Merger Consideration shall equal the sum of (i) the total amount of the Cash Merger Consideration to be paid to the eMachines Stockholders pursuant to Section 1.12(a), and (ii) the total number of shares of Gateway Common Stock to be issued to the eMachines Stockholders pursuant to Section 1.12(a) multiplied by the Trading Price. The Termination Fee required to be paid pursuant to this

Section 6.3 shall be paid within two business days after the consummation of an Acquisition Proposal.

ARTICLE VII

MISCELLANEOUS

7.1 Fees and Expenses; Payment. All costs and expenses (“Deal Expenses”) incurred in connection with this Agreement and the consummation of the Merger and the Transactions shall be paid by the party incurring such expenses. All Deal Expenses incurred by eMachines shall be paid prior to the Closing Date, provided, however, that if, after the payment of the eMachines Dividend and the Deal Expenses of eMachines, not taking into account the Bonus, except to the extent advanced by Gateway pursuant to Section 1.16, the Working Capital (as defined below) of eMachines at the Adjustment Time, would be less than $0 then eMachines shall only pay its Deal Expenses in an amount not to exceed such amount of Working Capital of eMachines in excess of $0 prior to payment of its Deal Expenses and Mr. Lap Shun Hui shall pay any Deal Expenses of eMachines not paid by eMachines. If at the Adjustment Time the Working Capital of eMachines after payment of the eMachines Dividend is less than $0, then Mr. Lap Shun Hui shall promptly pay to Gateway an amount of cash equal to the lesser of (i) the total amount of Deal Expenses paid by eMachines, or (ii) the excess of $0 over such Working Capital of eMachines at the Adjustment Time.

7.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

7.3 Notices. Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and confirmation by the recipient of the receipt thereof without error):

if to Gateway, Inc. or Gateway Sub, LLC, or Gateway Sub II, LLC to:

Name:	Gateway, Inc.
Address:	14303 Gateway Place
Poway, California 92604
Attention: Michael R. Tyler, General Counsel
Fax No.:	(858) 848-3805

with a copy (which shall not constitute notice) to:

Name:	Brian J. McCarthy, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Address:	300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Fax No.:	(213) 687-5600

if to EM Holdings, Inc., to:

Name:	EM Holdings, Inc.
Address:	14350 Myford Road, Building 100
Irvine, California 92606
Attention:	John Goldsberry
Fax No.:	(714) 655-2471

with a copy (which shall not constitute notice) to:

Name:	Thomas C. Janson, Esq.
Milbank, Tweed, Hadley & McCloy LLP
Address:	1 Chase Manhattan Plaza
New York, New York 10005-1413
Fax No.:	(212) 530-5219

7.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

7.5 Entire Agreement; Assignment. This Agreement, together with the Schedules attached thereto and the Indemnification Agreement, the Gateway Indemnification Agreement, the Stockholders’ Agreement, the Standstill Agreement, the Non-Competition Agreements, the Indemnification Escrow Agreement, the Employment Agreements, the letter agreement dated January 21, 2004 between Gateway and eMachines and any other agreements to be delivered at the Closing constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

This Agreement shall not be assigned by either party, without the written consent of the other party, by operation of law or otherwise except that Gateway may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly or majority owned Subsidiary or any Affiliate of Gateway; provided, however, that such assignment shall not relieve Gateway of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

7.6 Survival of Representations and Warranties. The representations and warranties of eMachines and Gateway shall survive for so long as a claim for indemnification may be brought pursuant to the Indemnification Agreement or the Gateway Indemnification Agreement, respectively.

7.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to commit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

7.8 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

7.9 Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

7.10 Interpretation.

(a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

(b) Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(c) The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefore and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

7.11 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

7.12 Parties in Interest. Except as set forth in any of the agreements attached as Exhibits which are intended to be for the benefit of the Gateway Share Recipients or other persons named in such agreements, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

GATEWAY, INC.

By:	/s/ Theodore W. Waitt

	Name:	Theodore W. Waitt
	Title:	Chairman and Chief Executive Officer

GATEWAYSUB, LLC By: Gateway, Inc., its sole member

By:	/s/ Theodore W. Waitt

	Name:	Theodore W. Waitt
	Title:	Chairman and Chief Executive Officer

GATEWAY SUB II, LLC By: Gateway, Inc., its sole member

By:	/s/ Theodore W. Waitt

	Name:	Theodore W. Waitt
	Title:	Chairman and Chief Executive Officer

EM HOLDINGS, INC.

By:	/s/ Wayne Inouye

	Name:	Wayne Inouye
	Title:	Chairman and Chief Executive Officer

By:	/s/ Lap Shun Hui

	Name:	Mr. Lap Shun (John) Hui
	Title:	(as to Sections 1.17, 4.6 and 7.1 only)

EXHIBIT A

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [            ], 2004, between Mr. Lap Shun (John) Hui (“Mr. Hui”) and Gateway, Inc., a Delaware corporation (“Gateway”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

WHEREAS, Gateway, Gateway Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Gateway Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Mr. Hui and EM Holdings, Inc. (“eMachines”) have entered into an Agreement and Plan of Merger, dated as of January 30, 2004 (the “Merger Agreement”).

WHEREAS, the execution and delivery of this Agreement constitutes a condition precedent to Gateway’s obligations to consummate the transactions contemplated in the Merger Agreement.

WHEREAS, concurrently with the execution of this Agreement, Mr. Hui, Gateway and the Escrow Agent have entered into an Indemnification Escrow Agreement, dated as of the date hereof (the “Indemnification Escrow Agreement”).

WHEREAS, the parties hereto desire that this Agreement become effective immediately upon, and only upon, the Effective Time.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Indemnification.

(a) Except as provided in Section 2 hereof and subject to the provisions of Sections 3, 4 and 5 hereof, from and after the Closing, Mr. Hui shall indemnify and hold harmless Gateway and its Affiliates (including, after the Effective Time, the Surviving Corporation), each of their respective direct or indirect parent entities, officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (each individually, an

“Indemnified Party” and, collectively, the “Indemnified Parties”), against any losses, claims, damages, liabilities and reasonable expenses whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable attorneys’ and experts’ fees and expenses), whether or not involving a third party claim (hereinafter “Losses”):

(i) arising out of or resulting from any breach of or inaccuracy in any representation or warranty (without giving effect to any materiality or eMachines Material Adverse Effect qualification or exception therein (other than with respect to the representations and warranties contained in Sections 2.6, 2.7, 2.8, 2.9, 2.16 and 2.18 of the Merger Agreement)) made by eMachines in the Merger Agreement;

(ii) arising from or in connection with any breach of any covenant or agreement of eMachines in the Merger Agreement;

(iii) arising from or in connection with the litigation captioned Packard v. eMachines, Inc. filed in the United States District Court for the Eastern District of Texas, Gabriele v. eMachines, Inc. filed in the 58th Judicial District Court of Jefferson County, Texas, and Stroud v. eMachines, Inc. filed in the Oklahoma District Court for Cleveland County, or resulting case if any such case is refiled (arising out of substantially the same facts and circumstances and without regard to a new representative plaintiff or new case number), transferred, removed or assigned or a plaintiff is substituted in any such case; provided, however, that the fees and expenses of counsel (including, without limitation, the fees and expenses of experts and others retained to provide services in connection with such proceeding) and the out-of-pocket expenses incurred (collectively, “Defense Costs”) in defending such litigation shall not be included as Losses pursuant to this clause (iii);

(iv) arising from or in connection with the litigation captioned Gholl v. eMachines, Inc. relating to a petition for appraisal filed in the Delaware Court of Chancery, to the extent such Losses are not covered by the approximately $1,400,000 deposited in escrow on behalf of the former stockholders, or resulting case if such case is refiled (arising out of substantially the same facts and circumstances and without regard to a new representative plaintiff or new case number), transferred, removed or assigned or a plaintiff is substituted in such case; provided, however, that the Defense Costs incurred in defending such litigation shall not be included as Losses pursuant to this clause (iv); and

2

(v) arising from or in connection with the litigation captioned Dvorchak v. eMachines, Inc. relating to eMachines’ going-private transaction filed in the Superior Court of California for the County of Orange, to the extent such Losses are not covered by insurance proceeds, or resulting case if such case is refiled (arising out of substantially the same facts and circumstances and without regard to a new representative plaintiff or a new case number), transferred, removed or assigned or a plaintiff is substituted in such case; provided, however, that the Defense Costs incurred in defending such litigation shall not be included as Losses pursuant to this clause (v).

(b) Mr. Hui shall not be entitled to make any claim for indemnity or contribution against eMachines or any of its Subsidiaries in respect of his indemnification obligations under this Section 1 or otherwise in the event of any breach of or inaccuracy in the representations, warranties, covenants or agreements of eMachines or its Subsidiaries in the Merger Agreement, it being understood that it is the intention of the parties that Mr. Hui shall be solely responsible for any such breaches and inaccuracies to the extent provided herein.

2. Tax Matters.

(a) Notwithstanding any matter listed on the eMachines Disclosure Schedule, from and after the Closing, Mr. Hui shall indemnify and hold harmless, each of the Indemnified Parties against any Losses and any and all liabilities with respect to:

(i) Taxes imposed on eMachines or any of its Subsidiaries for any period beginning before and ending on or before December 27, 2003 (the “Cut-off Date” and the period ending thereon a “Pre-Cut-off Period”) and any Pre-Cut-off Straddle Period (as defined below) except to the extent such Taxes are expressly accrued for in the Unaudited Financial Statements in accordance with GAAP in an amount not to exceed $3.5 million and taking into account any permitted carryback of net operating losses from the tax period beginning on December 28, 2003; provided, however, in the event of any such carryback of net operating losses, Mr. Hui shall pay eMachines an amount equal to the product of (x) the effective income tax rate of eMachines and/or its Subsidiaries, as the case may be, (y) the amount of such net operating losses carried back and used in such

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Pre-Cut-off Period and (z) 20%. Any such payment by Mr. Hui in respect of such carryback shall be made at the time of filing of the tax return on which the use of the net operating loss carryback is reported. Such accrual for Taxes in the Unaudited Financial Statement includes current income taxes payable and contingent income tax liability (and not book versus tax timing reserves);

(ii) a breach of any representation or warranty contained in Section 2.21 of the Merger Agreement or any covenants of eMachines, or any of its Subsidiaries or Mr. Hui relating to Taxes set forth herein or the Merger Agreement except to the extent such Taxes are expressly accrued for in the Unaudited Financial Statements in accordance with GAAP in an amount not to exceed $3.5 million. Such accrual for Taxes includes current income taxes payable and contingent income tax liability (and not book versus tax timing reserves); and

(iii) all Taxes of a person other than the eMachines or its Subsidiaries that are imposed on eMachines or its Subsidiaries under section 1.1502-6 of the Treasury Regulations (and corresponding provisions of state, local or foreign Law) as a result of being a member of any federal, state, local or foreign consolidated, unitary, combined or similar group for any taxable period ending on or before, or that includes, the Cut-off Date.

(b) Mr. Hui shall not be entitled to make any claim for indemnity or contribution against eMachines or any of its Subsidiaries in respect of the indemnification obligations of Mr. Hui under this Section 2 or otherwise in the event of any breach of or inaccuracy in the representations, warranties, covenants or agreements of eMachines or its Subsidiaries in the Merger Agreement or in this Agreement, it being understood that it is the intention of the parties that Mr. Hui shall be solely responsible for any such breaches and inaccuracies to the extent provided herein.

(c) eMachines shall be responsible for all Tax Returns to be filed by eMachines or any of its Subsidiaries (or by Mr. Hui on the behalf of such entities). All Tax Returns filed in respect of a Pre-Cut off Period (“a Pre-Cut-off Period Tax Return”) (and any amended Pre-Cut-off Tax Returns) shall be prepared and filed in a manner that is consistent with the prior practice of eMachines and its Subsidiaries with respect to its 2002 Income Tax Returns, except as required by applicable law. Mr. Hui shall cause to be prepared, at eMachines’ expense, all Pre-Cut-off Tax Returns to be filed by eMachines or its Subsidiaries with respect to their Pre-Cut-off Period Tax Returns (and amended

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Pre-Cut-off Tax Returns) provided that Mr. Hui shall pay and indemnify out-of pocket costs paid after the date hereof by eMachines and/or its Subsidiaries with respect to such Tax Returns in excess of $75,000. Mr. Hui shall provide Gateway with such Tax Returns to be filed after the Closing at least 30 days prior to their due date (taking into account extensions) together with Mr. Hui’s calculation of the Tax for the Pre-Cut-off Period and the details supporting such calculation. Gateway may, after receipt of such draft Tax Return and calculation (with supporting details), notify Mr. Hui, in writing, of any disagreement with such Tax Return and/or calculation to the extent it determines that any position proposed to be taken in such Tax Return lack “substantial authority” within the meaning of Treasury Regulation Section 1.6662-4(d)(2) (“Substantial Authority”). If Gateway notifies Mr. Hui, in writing, of any such disagreement, Gateway and Mr. Hui shall proceed in good faith to attempt to resolve such disagreement. If they do not resolve such disagreement by the due date for the filing of such Tax Return (including extensions), Gateway shall cause the Tax Return to be filed consistent with its determination of the item(s) in dispute and an independent certified accounting firm mutually acceptable to each of Mr. Hui and Gateway (the “Neutral Auditors”) shall be retained to determine whether Substantial Authority exists for the positions proposed to be taken by Mr. Hui that are disputed by Gateway. Any such determination by the Neutral Auditors shall be in writing and final and conclusive. Gateway, on the one hand, and Mr. Hui, on the other, shall bear equally the expenses of the Neutral Auditors. No later than five (5) Business Days prior to the filing of Pre-Cut-off Date Tax Returns, Mr. Hui shall pay eMachines and/or its Subsidiaries all Taxes due in respect of a Pre-Cut-off Period Tax Return and his share of Taxes of eMachines or its Subsidiaries (determined in accordance with this Section 2(c)) in respect of a Straddle Period except to the extent such Taxes are expressly accrued for in the Unaudited Financial Statements in accordance with GAAP in an amount not to exceed $3.5 million provided that if any items in respect of such Tax Return are unresolved at such time, such items shall be determined in accordance with Gateway’s determination of such items in calculating the Taxes due and to be paid by Mr. Hui. Such accrual for Taxes includes current income tax payables and contingent income tax liability (and not book versus tax timing reserves). If the disputed items, as determined by the Neutral Auditors, for the Pre-Cut-off Period are consistent with the proposed position of Mr. Hui, Gateway shall amend the Tax Returns reflecting any such position to reflect the position of Mr. Hui and to the extent Gateway actually receives any refund attributable to such amendment with respect to the treatment of the disputed item, Gateway will pay such amounts to Mr. Hui. Subject to this Section 2(c) and Section 2(a), eMachines and its Subsidiaries shall file the Tax Returns prepared by Mr. Hui and shall pay or cause to be paid all Taxes due and payable in respect of all Pre-Cut-off Period Tax Returns (or, in the case of items in dispute (as described above)

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that are not resolved by the due date for the filing of such Tax Return (including extensions), such Tax Return shall be filed in accordance with Gateway’s determination of the items in dispute.

For purposes of this Section 2(c), in order to apportion appropriately any Taxes relating to a period of eMachines or any of its Subsidiaries that begins before the Cut-off Date and ends after the Cut-off Date (a “Straddle Period”), Gateway and Mr. Hui shall, to the extent permitted under applicable law, elect with the relevant Tax Authority to treat for all Tax purposes the Cut-off Date as the last day of the taxable year or period of eMachines or its Subsidiaries. In any case where applicable Law does not permit eMachines to treat the Cut-off Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on and including the Cut-off Date (the “Pre-Cut-off Straddle Period”) shall be: (A) in the case of Taxes that are imposed on a periodic basis (and not based on invoices, receipts, sales or payments), deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Cut-off Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period, and (B) in the case of Taxes not described in clause (A) (such as taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), deemed equal to the amount that would be payable if the taxable year or period ended and the books closed at the close of the Cut-off Date.

In the case of a Tax Return other than a Pre-Cut-off Tax Return, Gateway, eMachines or any of their respective Subsidiaries shall prepare any such Tax Return in their sole and absolute discretion provided that in the case of any net operating loss generated for income tax purposes in a Tax year of eMachines or any of its Subsidiaries beginning December 28, 2003 and ending on the Closing Date, Gateway shall not cause to be made, and neither eMachines nor any of its Subsidiaries shall make, an election pursuant to Section 172(b)(3) of the Code or any corresponding provision of state law with respect to such Tax period of eMachines or any of its Subsidiaries.

(d) After the Closing Date, each of Gateway and eMachines, on the one hand, and Mr. Hui, on the other, shall (i) provide, or cause to be provided, to each other’s respective Subsidiaries, officers, employees, representatives and Affiliates, such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return or any Audit of eMachines in respect of which Gateway,

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eMachines or Mr. Hui, as the case may be, is responsible pursuant to Sections 2(c) hereof, (ii) retain, or cause to be retained, for so long as any such Taxable years or Audits shall remain open for adjustments, any records or information which may be relevant to any such Tax Returns or Audits, and (iii) compensate the other party for all reasonable costs incurred by such other party in connection with providing any assistance requested pursuant to clause (i). The assistance provided for in this Section 2(d) shall include without limitation each of Gateway, eMachines and Mr. Hui (x) making their agents and employees and the agents and employees of their respective Subsidiaries and Affiliates available to each other on a mutually convenient basis to provide such assistance as might reasonably be expected to be of use in connection with any such Tax Returns or Audits and (y) providing, or causing to be provided, such information as might reasonably be expected to be of use in connection with any such Tax Returns or Audits, including without limitation records, returns, schedules, documents, work papers, opinions, letters or memoranda, or other relevant materials relating thereto.

(e) Each of Gateway and eMachines and Mr. Hui shall promptly inform, keep regularly apprised of the progress with respect to, and notify the other in writing after the receipt of any notice of any Audit in respect of any Tax Return for which it was responsible hereunder which could affect the Tax liability of such other party for any taxable year.

(f) Mr. Hui shall cause all Tax sharing agreements, Tax indemnification agreements or similar contracts or arrangements with respect to or involving eMachines or its Subsidiaries to be terminated as of the Closing and, after the Closing, eMachines and its Subsidiaries shall not have any further obligations under any such agreement.

(g) Any refunds or overpayment credits received by Gateway, eMachines or its Subsidiaries or their successors of Taxes relating to taxable periods or portions thereof ending on or before the Closing Date shall be for the account of Gateway, eMachines or its Subsidiaries or their successors, as the case may be; provided, however, that 80% of any refunds received by Gateway, eMachines or any of its Subsidiaries with respect to any Pre-Cut-off Period of eMachines or any of its Subsidiaries ending in 2000, 2001, 2002 or 2003 as a result of the carryback of net operating losses from the tax period beginning on December 28, 2003 shall be paid to Mr. Hui.

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(h) Gateway shall prepare and timely file all relevant Tax Returns required to be filed in respect of all sales (including bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees together with any interest thereon, penalties, fines, costs, additions to tax or additional amounts with respect thereto (“Transfer Taxes”) arising out of, in connection with, or attributable to the transactions effected pursuant to the Merger Agreement and notify the other parties in writing of the Transfer Tax shown on such Tax Return and how such Transfer Tax was calculated. No later than five (5) business days prior to the filing of such Tax Return, Mr. Hui shall pay Gateway in immediately available funds 50% of the amount of the Transfer Tax, as calculated by Gateway.

(i) Notwithstanding any other provision of this Agreement to the contrary, any obligations of the parties pursuant to this Section 2 and all representations and warranties contained in Section 2.21 of the Merger Agreement shall be unconditional and absolute and shall survive until sixty (60) days after the expiration of the applicable statute of limitations (taking into account any applicable extensions or tollings thereof) relating to the Taxes at issue.

(j) If Mr. Hui is required to pay any amounts to any Indemnified Parties pursuant to Section 2(a), then Mr. Hui shall also pay 50% of any expenses incurred by Gateway eMachines or their Subsidiaries relating to the preparation by Mr. Hui or his representative of Tax Returns pursuant to Section 2(c) and 2(h).

3. Time Limitation on Certain Claims for Indemnification.

(a) Any claim for indemnification under this Agreement must be asserted in writing in accordance with the provisions of Section 5 of this Agreement; provided, however, that (i) any claim pursuant to Section 1 (except for claims relating to any indemnification obligations under Section 1(a)(iii), Section 1(a)(iv) and Section 1(a)(v) hereof) must be asserted on or prior to the thirtieth (30th) day after the delivery by Gateway’s independent accountants to Gateway of the audited consolidated financial statements of Gateway, as of, and for the year ended December 31, 2004, as appropriate, (ii) any claim pursuant to Section 1(a)(iii), Section 1(a)(iv) and Section 1(a)(v) must be asserted within the periods contemplated by Section 10, and (iii) any claim pursuant to Section 2 must be asserted on or prior to the sixtieth (60th) day after the expiration of the applicable statute of limitations (taking into account any applicable extensions or tollings thereof) relating to the Taxes at issue.

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(a) So long as any claim is asserted in writing in accordance with the provisions of Section 5 of this Agreement on or prior to the time limitations set forth in this Section 3, any right to indemnification under this Agreement shall survive such time period through and until final determination of the merits of any claim hereunder for indemnification and the amount of Losses related thereto pursuant to written agreement, binding arbitration or final nonappealable judgment by a court of competent jurisdiction.

4. Limitations on Indemnification.

(a) Notwithstanding anything in this Agreement to the contrary and except in respect of any Basket Exclusion (as hereinafter defined), Mr. Hui shall not be obligated to pay any amounts pursuant to the indemnification obligations hereof in respect of any Losses until the aggregate of such amounts exceeds $2,000,000, and then Mr. Hui shall only be liable to pay amounts hereunder in excess of $2,000,000 (the “Deductible Amount”).

(b) Notwithstanding anything in this Agreement to the contrary and except in respect of the Cap Exclusions (as hereinafter defined), the total maximum aggregate indemnification payments hereunder for Mr. Hui for all claims for Losses suffered by the Indemnified Parties pursuant to the indemnification obligations in Section 1 shall not exceed the Fair Market Value (as defined in the Indemnification Escrow Agreement and calculated with reference to the date any indemnification claim is “finally determined” in accordance with the provisions thereof) relating to the shares of Gateway Common Stock held in escrow in accordance with the provisions of Section 10 hereof (the “Maximum Aggregate Indemnification”). Losses with respect to any Cap Exclusion shall not be limited by the Maximum Aggregate Indemnification; that is, Mr. Hui shall be obligated to pay all amounts pursuant to the indemnification obligations hereof in respect of any Cap Exclusion. For purposes of this Agreement, “Cap Exclusion” shall mean:

(i) any indemnification obligations under Section 1(a)(v) hereof; and

(ii) any indemnification obligations pursuant to Section 2 hereof.

(c) Losses with respect to any Basket Exclusion shall not be subject to the Deductible Amount; that is, Mr. Hui shall be obligated to pay all amounts pursuant to the indemnification obligations hereof in respect of any Basket Exclusion. For purposes of this Agreement, “Basket Exclusion” shall mean:

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(i) any Losses arising from or in connection with any breach of or inaccuracy in the representations and warranties made by eMachines in Section 2.4 (Capitalization; Ownership of Shares; Subsidiaries) of the Merger Agreement;

(ii) any indemnification obligations under Section 1(a)(v) hereof; and

(iii) any indemnification obligations pursuant to Section 2 hereof.

(d) Each Indemnified Party shall use its commercially reasonable efforts to pursue responsive and available third party insurance, indemnification, contribution or similar claims in respect of which a Claims Notice (as hereinafter defined) is submitted. The amount of an Indemnifying Party’s liability under this Agreement shall be determined taking into account any applicable insurance proceeds paid to the Indemnified Party and any indemnity, contribution or other similar payment recovered by the Indemnified Party from any third party with respect thereto, in each case to the extent paid or recovered prior to the time the Indemnified Party receives a payment (an “Indemnity Payment”) required by this Agreement in respect of any claim hereunder. In addition, if an Indemnified Party receives an Indemnity Payment and subsequently receives any proceeds from any third party indemnification, contribution, insurance or similar claim with respect to such claim (the “Recovered Proceeds”), then the Indemnified Party will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Recovered Proceeds had been received, realized or recovered before the Indemnity Payment was made.

5. Procedures Relating to Indemnification.

(a) Notice of Asserted Liability. With respect to third party claims, all claims for indemnification by any Indemnified Party under this Section 5 shall be asserted and resolved as follows: promptly after discovery of or receipt by an Indemnified Party of notice of any demand, claim or circumstances, which, with the lapse of time, are reasonably expected to give rise to a claim or the commencement (or the threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”), that may result in Losses which are subject to indemnification hereunder, the Indemnified Party shall give written notice thereof (the “Claims Notice”) to the

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Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, to the extent possible, and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party. The failure of an Indemnified Party to provide a Claims Notice with reasonable promptness shall not affect any indemnification obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Mr. Hui acknowledges that this Agreement constitutes a Claims Notice that the litigation referred to in Sections 1(a)(iii), 1(a)(iv) and 1(a)(v) constitutes an Asserted Liability

(b) Opportunity to Defend.

(i) Except as provided in the last sentence of this clause (i) and except with respect to the litigation referred to in Sections 1(a)(iii), 1(a)(iv) and 1(a)(v), which litigation Gateway shall defend, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that counsel for the Indemnifying Party shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed). If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may pay, compromise or defend such Asserted Liability with counsel reasonably acceptable to the Indemnifying Party (at the Indemnifying Party’s sole cost and expense in the event that the Indemnifying Party is determined to be liable hereunder). Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that if the claim is for money damages only, the Indemnifying Party can settle or compromise any such claim solely for money damages without the consent of the Indemnified Party unless such Asserted Liability relates to Taxes, in which case the Indemnifying Party can settle or compromise any such claim without the consent of the Indemnified Party; provided, further, however, that such settlement or compromise could not, in the reasonable determination of Gateway give rise or result in an increase in any current or future Tax liability of Gateway, eMachines,

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or any of their Affiliates in an amount equal to or greater than the Tax liability which is the subject of such settlement. No settlement or compromise may be entered into by an Indemnifying Party without an unconditional and full release of the Indemnified Party reasonably acceptable to its counsel. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in defense of such Asserted Liability. If the Indemnifying Party elects to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense (in the judgment of counsel engaged by the Indemnifying Party). With respect to any Asserted Liability that relates to Taxes and involves any period after the Cut-off Date, Gateway shall control the conduct of any such Asserted Liability, through counsel of Gateway’s own choosing, and Gateway shall have all rights to settle, compromise and/or concede such Asserted Liability. Expenses of counsel for any Asserted Liability in respect of a Straddle Period shall be allocated between the parties consistent with the principles of the second paragraph of Section 2(c).

(ii) The Indemnified Party has the right to employ its own counsel in any compromise of, or defense against, any Asserted Liability, or in connection with the Indemnified Party’s provision of reasonable cooperation and assistance to the Indemnifying Party or the Indemnifying Party’s counsel as provided above, but the fees, expenses and other charges of such counsel employed by the Indemnified Party will be at the expense of the Indemnified Party unless (a) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party or (b) the Indemnifying Party has not in fact employed counsel to compromise or defend against the Asserted Liability within the period provided in Section 5(b)(i). It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus, if required, one separate firm admitted to practice in a local jurisdiction) at any one time retained by the Indemnified Party unless the employment of more than one counsel has been authorized in writing by the Indemnifying Party.

(c) Notice of Direct Claim. In the event that an Indemnified Party has a claim for indemnification that does not involve a third party (a “Direct Claim”), the Indemnified Party shall provide a written notice to the Indemnifying Party of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature and

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circumstances of such Direct Claim and the amount (estimated, if necessary, and to the extent feasible) of the Losses incurred or reasonably expected to be incurred in respect of such Direct Claim (a “Gateway Payment Request”); provided, however, the failure of an Indemnified Party to provide such Gateway Payment Request with reasonable promptness shall not adversely affect any indemnification obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Notwithstanding the foregoing, the failure to give such notice with reasonable promptness will relieve the Indemnifying Party of its obligation under this Agreement in respect of the particular matter that is the subject of the notice if the survival of the representation, warranty, covenant or indemnification provision to which such claim related has expired, as set forth in Section 3 of this Agreement. If, after delivery of a Gateway Payment Request, the Indemnifying Party desires to dispute the propriety and/or amount of the Direct Claim, the Indemnified Party and Indemnifying Parties shall follow the procedures in Article III of the Indemnification Escrow Agreement to resolve such dispute.

6. Certain Other Indemnity Matters. From and after the Closing, the parties agree that, except with respect to the Cap Exclusion, (a) the sole and exclusive remedy in the absence of fraud with respect to any and all claims arising out of or relating to a breach of or inaccuracy in any representations or warranties or breach of any covenants or agreements under the Merger Agreement and transactions contemplated thereby shall be pursuant to the indemnification provisions set forth in this Agreement, (b) the sole recourse of the Indemnified Parties with respect to the indemnification provisions set forth in this Agreement shall be to the shares of Gateway Common Stock deposited in escrow pursuant to the Indemnification Escrow Agreement and (c) the Indemnifying Party shall not have any obligation or liability to make any payments in respect of the indemnification provisions set forth in this Agreement other than pursuant to the Indemnification Escrow Agreement.

7. Effect of Indemnification Payments. The parties hereto agree that any payments by Mr. Hui in respect of his indemnification obligations pursuant to this Agreement shall be treated as an adjustment to the Merger Consideration.

8. Payment of Indemnified Losses. In the event that an amount hereunder shall become due and payable by Mr. Hui to an Indemnified Party (a “Claim Amount”), the Indemnified Party shall send a Gateway Payment Request (as defined in the Indemnification Escrow Agreement) or a Final Determination Notice (as defined in the Indemnification Escrow Agreement), as applicable, to Mr. Hui and to the Escrow

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Agent. The portion of the Claim Amount that is equal to or less than the Fair Market Value (as determined in accordance with the provisions of the Indemnification Escrow Agreement) of the Escrow Shares (as defined in the Indemnification Escrow Agreement) shall be disbursed to the Indemnified Party from the Escrow Shares, subject to the terms of, and in accordance with the procedures set forth in, the Indemnification Escrow Agreement . Solely with respect to Losses with respect to any Cap Exclusion, within ten (10) business days after receipt of a Gateway Payment Request or a Final Determination Notice, as applicable, with a Claim Amount in excess of the Fair Market Value of the Escrow Shares, Mr. Hui shall pay to the Indemnified Party in cash in immediately available funds and/or Gateway Common Stock that portion of the Claim Amount in excess of the Fair Market Value of the Escrow Shares (the “Excess Escrow Claim Amount”).

9. Representations and Warranties of Mr. Hui and Gateway; Covenant of Gateway.

(a) Representations and Warranties of Mr. Hui. Mr. Hui hereby represents and warrants to Gateway that:

(i) this Agreement has been duly authorized, executed and delivered by Mr. Hui and constitutes the legal, valid and binding agreement of Mr. Hui, enforceable, assuming due execution and delivery by the other parties hereto, against Mr. Hui in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii) the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Mr. Hui is bound that could reasonably be expected to have a material adverse effect on the ability of Mr. Hui to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; and

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(iii) Mr. Hui has had an opportunity to review this Agreement with legal counsel of his own choosing.

(b) Representations and Warranties of Gateway. Gateway hereby represents and warrants to Mr. Hui that:

(i) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable, assuming due execution and delivery by the other parties hereto, against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound that could reasonably be expected to have a material adverse effect on the ability of Gateway to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

(c) Covenant of Gateway. Gateway covenants to defend vigorously the litigation referred to in Section 1(a)(iii) as agreed upon between Gateway and Mr. Hui.

10. Escrow Arrangements/Retention of Merger Consideration.

(a) At the Closing, Gateway shall deposit in escrow pursuant to the Indemnification Escrow Agreement an aggregate of 10 million shares of Gateway Common Stock which would otherwise be distributed to Mr. Hui as part of the Stock Merger Consideration to be received by him. After the Closing, Gateway shall deposit in such escrow any Reallocation Shares.

(b) If the litigation referred to in Sections 1(a)(iii), 1(a)(iv) and 1(a)(v) has been resolved by written agreement or final nonappealable judgment by a court of

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competent jurisdiction by the 18th month anniversary of the Closing Date and all claims for indemnification with respect thereto have been paid, then on or after such anniversary Mr. Hui shall be entitled to receive from the escrow all shares of Gateway Common Stock in excess of the number of shares having a Fair Market Value equal to any claims validly made under Sections 1(a)(i), 1(a)(ii) or 2 of this Agreement that are pending on such anniversary; provided, however, that as each such pending claim is paid, Mr. Hui shall be entitled to receive from the escrow all shares of Gateway Common Stock in excess of the number of shares having a Fair Market Value in excess of all remaining claims validly made under Sections 1(a)(i), 1(a)(ii) or 2 of this Agreement.

(c) If either the litigation referred to (i) in Section 1(a)(iii) or (ii) in both Sections 1(a)(iv) and 1(a)(v) has been resolved by written agreement or final nonappealable judgment by a court of competent jurisdiction by the 18th month anniversary of the Closing Date and all claims for indemnification with respect to such resolved litigation have been paid, then on or after such anniversary Mr. Hui shall be entitled to receive from the escrow all shares of Gateway Common Stock in excess of the sum of (x) 5 million shares of Gateway Common Stock and (y) the number of shares having a Fair Market Value equal to any claims validly made under Sections 1(a)(i), 1(a)(ii) or 2 of this Agreement that are pending on such anniversary; provided, however, that (1) if all litigation referred to in Sections 1(a)(iii), 1(a)(iv) and 1(a)(v) has been resolved by written agreement or final nonappealable judgment by a court of competent jurisdiction and all claims for indemnification with respect thereto have been paid, then only the number of shares referred to in clause (y) above shall be retained in the escrow and Mr. Hui shall be entitled to receive any other shares in excess of such amount and (2) as each such pending claim contemplated by clause (y) above is paid, Mr. Hui shall be entitled to receive from the escrow all shares of Gateway Common Stock in excess of the number of shares held in the escrow pursuant to clause (y) having a Fair Market Value in excess of all remaining claims validly made under Sections 1(a)(i), 1(a)(ii) or 2 of this Agreement.

(d) On the 24th month anniversary of the Closing Date, Mr. Hui shall be entitled to receive from the escrow all shares of Gateway Common Stock in excess of the number of shares having a Fair Market Value equal to any claims validly made under Sections 1(a)(i), 1(a)(ii) or 2 of this Agreement that are pending on such anniversary; provided, however, that as each such pending claim is paid, Mr. Hui shall be entitled to receive from the escrow all shares of Gateway Common Stock in excess of the number of shares having a Fair Market Value in excess of all remaining claims validly made under Sections 1(a)(i), 1(a)(ii) or 2 of this Agreement.

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11. Notices. Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and confirmation by the recipient of the receipt thereof without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

To Gateway:

Gateway, Inc.

14303 Gateway Place

Poway, California 92064

Attention: Michael R. Tyler, General Counsel

Facsimile: (858) 848-3805

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Brian J. McCarthy, Esq.

Facsimile No.: (213) 687-5600

To Mr. Hui:

Lap Shun (John) Hui

Joui Corporation

5 Hutton Center Drive, Suite 830

Santa Ana, California 92701

Facsimile No: (714) 751-6578

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with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attn: Thomas C. Janson, Esq.

Facsimile No.: (212) 530-5219

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. If notice is given pursuant to this Section 11 of any assignment to a successor or permitted assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

12. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in New York, New York are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

13. Successors in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted heirs, successors and assigns, and any reference to a party shall also be a reference to a permitted heir, successor or assign. Nothing in this Agreement, express or implied, shall give to anyone, other than the parties hereto, any Indemnified Party, and their respective successors and permitted assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby. Mr. Hui may not directly or indirectly assign or transfer its obligations hereunder without the prior written consent of Gateway, which consent may be withheld for any reason or no reason at all.

14. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

15. Captions. The titles and captions contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

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16. Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto.

17. Controlling Law; Integration; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to the conflict or choice of laws. Except as otherwise agreed on the date hereof by the parties hereto, this Agreement supersedes all negotiations, agreements and understandings, written and oral, among the parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the parties to this Agreement with respect to such subject matter. The failure of any party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement. No investigation by Gateway or any of its Affiliates or their respective officers, employees, accountants, financial advisors, counsel and other agents and representatives on or prior to the Closing Date shall relieve Mr. Hui of any liability hereunder.

18. WAIVER OF TRIAL BY JURY. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

19. Severability. Any provision of this Agreement which is prohibited or unenforceable will be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. To the extent permitted by law, the parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

20. Effectiveness. Notwithstanding anything contained herein to the contrary, this Agreement shall become effective upon, and only upon, the Effective Time.

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If the Merger Agreement is terminated prior to the Effective Time, then this Agreement shall be of no force or effect.

21. Counterparts. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original and all which together constitute one and the same instrument.

22. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expense.

23. Section 7.1 of Merger Agreement. Mr. Hui acknowledges and agrees that notwithstanding anything in this Agreement to the contrary, his obligations pursuant to Section 7.1 of the Merger Agreement are separate and apart from his rights and obligations pursuant to this Agreement.

* * *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective for all purposes as of the Effective Time.

GATEWAY, INC.

By:

Name:
Title:

LAP SHUN (JOHN) HUI

FORM OF SPOUSAL CONSENT

I am the spouse of Mr. Lap Shun (John) Hui. I acknowledge that I have read the Indemnification Agreement, dated as of                     , 2004 (the “Agreement”), between Mr. Lap Shun (John) Hui and Gateway, Inc., a Delaware corporation (“Gateway”), and that I understand its contents and have had the opportunity to review it with legal counsel of my own choice. I hereby consent to the transactions contemplated by the Agreement, approve the provisions of the Agreement and agree that my community property interest, if any, in any of the assets being escrowed to secure obligations pursuant to the Agreement is subject to the provisions of the Agreement. I further agree that I will take no action to hinder operation of the Agreement on my community property interest in any of such assets.

Date: [                    ], 2004

Name: Spouse of Mr. Lap Shun (John) Hui

EXHIBIT A-1

GATEWAY INDEMNIFICATION AGREEMENT

This GATEWAY INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [        ], 2004, between Mr. Lap Shun (John) Hui (“Mr. Hui”) and Gateway, Inc., a Delaware corporation (“Gateway”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

WHEREAS, Gateway, Gateway Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Gateway Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Mr. Hui and Marble have entered into an Agreement and Plan of Merger, dated as of January 30, 2004 (the “Merger Agreement”).

WHEREAS, the execution and delivery of this Agreement constitutes a condition precedent to Mr. Hui’s obligations to consummate the transactions contemplated in the Merger Agreement.

WHEREAS, the parties hereto desire that this Agreement become effective immediately upon, and only upon, the Effective Time.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Indemnification

(a) From and after the Closing, Gateway shall indemnify and hold harmless Mr. Hui (the “Indemnified Party”) against any losses, claims, damages, liabilities and reasonable expenses whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable attorneys’ and experts’ fees and expenses), whether or not involving a third party claim (hereinafter “Losses”):

(i) arising out of or resulting from any breach of or inaccuracy in any representation or warranty made by Gateway in the Merger Agreement; and

(ii) arising from or in connection with any breach of any covenant or agreement of Gateway in the Merger Agreement.

2. Time Limitation on Certain Claims for Indemnification

(a) Any claim for indemnification under this Agreement must be asserted in writing in accordance with the provisions of Section 4 of this Agreement and must be asserted on or prior to the thirtieth (30th) day after the delivery by Gateway’s independent accountants to Gateway of the audited consolidated financial statements of Gateway, as of, and for the year ended December 31, 2004, as appropriate.

(b) So long as any claim is asserted in writing in accordance with the provisions of Section 4 of this Agreement on or prior to the time limitations set forth in this Section 2, any right to indemnification under this Agreement shall survive such time period through and until final determination of the merits of any claim hereunder for indemnification and the amount of Losses related thereto pursuant to written agreement, binding arbitration or final nonappealable judgment by a court of competent jurisdiction.

3. Limitations on Indemnification

(a) Notwithstanding anything in this Agreement to the contrary, Gateway shall not be obligated to pay any amounts pursuant to the indemnification obligations hereof in respect of any Losses until the aggregate of such amounts exceeds $2,000,000, and then Gateway shall only be liable to pay amounts hereunder in excess of $2,000,000 (the “Deductible Amount”).

(b) Notwithstanding anything in this Agreement to the contrary, the total maximum aggregate indemnification payments hereunder for Gateway for all claims for Losses suffered by the Indemnified Party pursuant to the indemnification obligations herewith shall not exceed the Fair Market Value (as defined in Section 4(d)(vi) and calculated with reference to the date any indemnification claim is “finally determined” in accordance with the provisions thereof) of eight (8) million shares of Gateway Common Stock (the “Maximum Aggregate Indemnification”). Such eight (8) million shares (the “Indemnification Shares”) will be subject to reduction from time to time to the extent any Claim Amounts (as defined below) are paid by Gateway. The reduction in number of Indemnification Shares with respect to any Claim Amount will be equal to the Claim Amount paid divided by the Fair Market Value calculated with respect to such Claim Amount.

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(c) The Indemnified Party shall use its commercially reasonable efforts to pursue responsive and available third party insurance, indemnification, contribution or similar claims in respect of which a Claims Notice (as hereinafter defined) is submitted. The amount of the Indemnifying Party’s liability under this Agreement shall be determined taking into account any applicable insurance proceeds paid to the Indemnified Party and any indemnity, contribution or other similar payment recovered by the Indemnified Party from any third party with respect thereto, in each case to the extent paid or recovered prior to the time the Indemnified Party receives a payment (an “Indemnity Payment”) required by this Agreement in respect of any claim hereunder. In addition, if an Indemnified Party receives an Indemnity Payment and subsequently receives any proceeds from any third party indemnification, contribution, insurance or similar claim with respect to such claim (the “Recovered Proceeds”), then the Indemnified Party will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Recovered Proceeds had been received, realized or recovered before the Indemnity Payment was made.

4. Procedures Relating to Indemnification.

(a) Notice of Asserted Liability. With respect to third party claims, all claims for indemnification by the Indemnified Party under this Section 4 shall be asserted and resolved as follows: promptly after discovery of or receipt by the Indemnified Party of notice of any demand, claim or circumstances, which, with the lapse of time, are reasonably expected to give rise to a claim or the commencement (or the threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”), that may result in Losses which are subject to indemnification hereunder, the Indemnified Party shall give written notice thereof (the “Claims Notice”) to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, to the extent possible, and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party. The failure of the Indemnified Party to provide a Claims Notice with reasonable promptness shall not affect any indemnification obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced thereby.

(b) Opportunity to Defend.

(i) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability;

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provided, however, that counsel for the Indemnifying Party shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed). If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may pay, compromise or defend such Asserted Liability with counsel reasonably acceptable to the Indemnifying Party (at the Indemnifying Party’s sole cost and expense in the event that the Indemnifying Party is determined to be liable hereunder). Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that if the claim is for money damages only, the Indemnifying Party can settle or compromise any such claim solely for money damages without the consent of the Indemnified Party. No settlement or compromise may be entered into by an Indemnifying Party without an unconditional and full release of the Indemnified Party reasonably acceptable to its counsel. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in defense of such Asserted Liability. If the Indemnifying Party elects to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense (in the judgment of counsel engaged by the Indemnifying Party).

(ii) The Indemnified Party has the right to employ its own counsel in any compromise of, or defense against, any Asserted Liability, or in connection with the Indemnified Party’s provision of reasonable cooperation and assistance to the Indemnifying Party or the Indemnifying Party’s counsel as provided above, but the fees, expenses and other charges of such counsel employed by the Indemnified Party will be at the expense of the Indemnified Party unless (a) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party or (b) the Indemnifying Party has not in fact employed counsel to compromise or defend against the Asserted Liability within the period provided in Section 4(b)(i). It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees,

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disbursements and other charges of more than one separate firm (plus, if required, one separate firm admitted to practice in a local jurisdiction) at any one time retained by the Indemnified Party unless the employment of more than one counsel has been authorized in writing by the Indemnifying Party.

(c) Notice of Direct Claim. In the event that the Indemnified Party has a claim for indemnification that does not involve a third party (a “Direct Claim”), the Indemnified Party shall provide a written notice to the Indemnifying Party of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature and circumstances of such Direct Claim and the amount (estimated, if necessary, and to the extent feasible) of the Losses incurred or reasonably expected to be incurred in respect of such Direct Claim (a “Mr. Hui Payment Request”); provided, however, the failure of the Indemnified Party to provide such Mr. Hui Payment Request with reasonable promptness shall not adversely affect any indemnification obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Notwithstanding the foregoing, the failure to give such notice with reasonable promptness will relieve the Indemnifying Party of its obligation under this Agreement in respect of the particular matter that is the subject of the notice if the survival of the representation, warranty, covenant or indemnification provision to which such claim related has expired, as set forth in Section 2 of this Agreement.

(d) Payment Disputes. If, after delivery of a Mr. Hui Payment Request, the Indemnifying Party desires to dispute the propriety and/or amount of the Direct Claim, then the Indemnified Party and Indemnifying Party shall follow the following procedures:

(i) Gateway may challenge the propriety and/or the amount of the Direct Claim prior to the tenth (10th) Business Day after a Mr. Hui Payment Request is received by Gateway by delivering to Mr. Hui written notice (a “Dispute Notice”) describing in reasonable detail the amount of the requested claim to be challenged and the basis for such challenge (or, in the alternative, stating that Gateway does not possess information sufficient to determine the propriety and/or amount of the requested disbursement).

(ii) Within twenty (20) Business Days after timely delivery of a Dispute Notice, the chief executive officer (or other authorized representative) of Gateway and Mr. Hui will meet to attempt amicably to resolve the matters which are the basis for such Dispute Notice (a “Dispute”). If such Dispute has not been

5

amicably resolved within 30 Business Days, then either party may give notice to the other of the inability to resolve the Dispute (a “Non-Resolution Notice”). If the Dispute is amicably resolved, such resolution shall be agreed upon in writing by Gateway and Mr. Hui and such written resolution will be final and binding upon Gateway and Mr. Hui.

(iii) (A) The arbitration procedures described in this Section 4(d)(iii) will be the sole and exclusive method of resolving and remedying Disputes that have not been resolved pursuant to Section 4(c) hereof. The arbitration shall be conducted in accordance with the rules for complex cases of the American Arbitration Association (“AAA”) then in effect (the “Rules”).

(B) If Gateway and Mr. Hui do not amicably resolve their Dispute and either party properly gives a Non-Resolution Notice, then such disagreements will be submitted to binding arbitration. The arbitral proceeding will take place in San Diego, California or another place agreeable to Gateway and Mr. Hui, before an arbitration panel consisting of three individuals experienced in matters of the type involved in the challenge (the “Arbitration Panel”). Within twenty (20) Business Days after delivery of the Dispute Notice, Gateway will choose one such individual and Mr. Hui will choose one such individual to serve as its representative on the Arbitration Panel, and those two individuals jointly will choose a third such individual within ten (10) Business Days thereafter; provided, that if those two individuals cannot agree upon an acceptable third member of the Arbitration Panel within such period, the third member will be chosen under the Rules. Notwithstanding the foregoing, if either Gateway or Mr. Hui fails to choose an individual to serve as its representative on the Arbitration Panel within such twenty-day period, the representative selected by the other party shall resolve the dispute individually; provided, however, that the party who selected a representative must first give notice to the party failing to select a representative of such party’s failure and such non-selecting party shall have 10 Business Days from the date of such notice to cure its failure to select a representative. Notwithstanding the foregoing, Mr. Hui and Gateway may agree to choose a single arbitrator who is agreeable to them to resolve the dispute individually.

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(C) The arbitration (including discovery) will be conducted under the Rules, as the same may be modified by any written agreement between Gateway and Mr. Hui. The Arbitration Panel will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the Arbitration Panel (the “Final Arbitration Award”) is made or rendered as soon as practicable, and Gateway and Mr. Hui will use reasonable efforts to cause a Final Arbitration Award to occur within ninety (90) days after the Arbitration Panel is selected. Any Final Arbitration Award will be final and binding upon Gateway and Mr. Hui and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud or perjury or misconduct by the Arbitration Panel prejudicing the rights of Gateway or Mr. Hui or to correct manifest clerical errors.

(D) A Final Arbitration Award may be enforced in any state or federal court having jurisdiction over the subject matter of the related Payment Dispute.

(E) As part of the Final Arbitration Award, the prevailing party in any arbitration proceeding described in this Section 4(d)(iii) will be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and disbursements and other out-of-pocket costs, and the non-prevailing party also will be required to pay all other reasonable costs and expenses associated with the arbitration if the Arbitration Panel determines that the non-prevailing party’s claim or defense, as the case may be, was without merit. As part of any Final Arbitration Award, the Arbitration Panel may designate the prevailing party for purposes of this Section 4(d)(iii).

(iv) Fair Market Value of Indemnification Shares. For purpose of this Agreement, the Fair Market Value of each of the Indemnification Shares shall be the average closing price per share of Gateway Common Stock on the New York Stock Exchange (“NYSE”) for the five-day trading period ending on the day prior to the date on which the indemnification claim was “finally determined” (as defined below), with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to the Gateway Common Stock. The date on which an indemnification claim was “finally determined” shall mean (A) in the

7

case of Section 4(c), the payment date stated in the Mr. Hui Payment Request, if no Dispute Notice has been delivered pursuant to Section 4(d)(i); (B) in the case of Section 4(d)(ii), the payment date stated in the written resolution described in Section 4(d)(ii) and (C) in the case of Section 4(d)(iii), the payment date stated in the Final Arbitration Notice.

(v) Calculation. The Fair Market Value shall be calculated jointly by Granite and Mr. Hui within five (5) Business Days after the date on which an indemnification claim has been “finally determined” (as defined in Section 4(d)(iv).

5. Certain Other Indemnity Matters. From and after the Closing, the parties agree that the sole and exclusive remedy in the absence of fraud with respect to any and all claims arising out of or relating to a breach of or inaccuracy in any representations or warranties or breach of any covenants or agreements under the Merger Agreement and transactions contemplated thereby shall be pursuant to the indemnification provisions set forth in this Agreement.

6. Effect of Indemnification Payments. The parties hereto agree that any payments by Gateway in respect of its indemnification obligations pursuant to this Agreement shall be treated as an adjustment to the Merger Consideration.

7. Payment of Indemnified Losses. In the event that an amount hereunder shall become due and payable by Gateway to the Indemnified Party (a “Claim Amount”), the Indemnified Party shall send a payment request to Gateway. The portion of the Claim Amount that is equal to or less than the Fair Market Value of the Indemnification Shares shall be disbursed to the Indemnified Party in cash, subject to the aggregate Maximum Aggregate Indemnification.

8. Representations and Warranties of Mr. Hui and Gateway

(a) Representations and Warranties of Mr. Hui. Mr. Hui hereby represents and warrants to Gateway that:

(i) this Agreement has been duly authorized, executed and delivered by Mr. Hui and constitutes the legal, valid and binding agreement of Mr. Hui, enforceable, assuming due execution and delivery by the other parties hereto, against Mr. Hui in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting

8

creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii) the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Mr. Hui is bound that could reasonably be expected to have a material adverse effect on the ability of Mr. Hui to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; and

(iii) Mr. Hui has had an opportunity to review this Agreement with legal counsel of his own choosing.

(b) Representations and Warranties of Gateway. Gateway hereby represents and warrants to Mr. Hui that:

(i) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable, assuming due execution and delivery by the other parties hereto, against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound that could reasonably be expected to have a material adverse effect on the ability of Gateway to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

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9. Notices. Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and confirmation by the recipient of the receipt thereof without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

To Gateway:

Gateway, Inc.

14303 Gateway Place

Poway, California 92064

Attn: Michael R. Tyler, General Counsel

Fax No.: (858) 848-3805

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Brian J. McCarthy, Esq.

Facsimile No.: (213) 687-5600

To Mr. Hui:

Lap Shun (John) Hui

Joui Corporation

5 Hutton Center Drive, Suite 830

Santa Ana, California 92701

Facsimile No.: (714) 751-6578

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with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attn: Thomas C. Janson, Esq.

Facsimile No.: (212) 530-5219

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. If notice is given pursuant to this Section 11 of any assignment to a successor or permitted assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

10. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in New York, New York are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

11. Successors in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted heirs, successors and assigns, and any reference to a party shall also be a reference to a permitted heir, successor or assign. Nothing in this Agreement, express or implied, shall give to anyone, other than the parties hereto, any Indemnified Party, and their respective successors and permitted assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement. Mr. Hui may not directly or indirectly assign or transfer its obligations hereunder without the prior written consent of Gateway, which consent may be withheld for any reason or no reason at all.

12. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

13. Captions. The titles and captions contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

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14. Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto.

15. Controlling Law; Integration; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to the conflict or choice of laws. This Agreement supersedes all negotiations, agreements and understandings, written and oral, among the parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the parties to this Agreement with respect to such subject matter. The failure of any party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement. No investigation by Mr. Hui or any of his Affiliates or their respective officers, employees, accountants, financial advisors, counsel and other agents and representatives on or prior to the Closing Date shall relieve Gateway of any liability hereunder.

16. WAIVER OF TRIAL BY JURY. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

17. Severability. Any provision of this Agreement which is prohibited or unenforceable will be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. To the extent permitted by law, the parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

18. Effectiveness. Notwithstanding anything contained herein to the contrary, this Agreement shall become effective upon, and only upon, the Effective Time.

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If the Merger Agreement is terminated prior to the Effective Time, then this Agreement shall be of no force or effect.

19. Counterparts. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original and all which together constitute one and the same instrument.

20. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expense.

*        *        *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective for all purposes as of the Effective Time.

GATEWAY, INC.

By:

Name:
Title:

LAP SHUN (JOHN) HUI

EXHIBIT B

STOCKHOLDERS’ AND REGISTRATION

RIGHTS AGREEMENT

Dated as of                     , 2004

by and among

MR. LAP SHUN (JOHN) HUI,

THE GATEWAY SHARE RECIPIENTS SIGNATORY HERETO

and

GATEWAY, INC.

TABLE OF CONTENTS

ARTICLE I REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS		1
1.1	Representations and Warranties of each Stockholder	1
1.2	Certain Acknowledgments	3
1.3	Representations and Warranties of Gateway	4

ARTICLE II LOCK-UP OF SHARES		4
2.1	Restrictions on Transfers	4
2.2	Lock-Up of the Shares of the Restricted Stockholders	4

ARTICLE III REGISTRATION RIGHTS		6
3.1	Shelf Registration	6
3.2	Demand Registrations.	7
3.3	Underwritten Offerings	8
3.4	Registration Procedures	8
3.5	Indemnification	11
3.6	Rule 144	15
3.7	Transfer of Registration Rights	15
3.8	Suspension of Sales	15
3.9	Gateway Make-Whole	17

ARTICLE IV MISCELLANEOUS		18
4.1	Notices	18
4.2	Entire Agreement; No Inconsistent Agreement	19
4.3	No Third-Party Beneficiaries	19
4.4	Assignment	20
4.5	Amendments and Waivers	20
4.6	Certain Definitions	20
4.7	Severability	22
4.8	Counterparts and Signature	22
4.9	Interpretation	22
4.10	Governing Law	23
4.11	Submission to Jurisdiction	23
4.12	Remedies	23
4.13	WAIVER OF JURY TRIAL	23

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STOCKHOLDERS’ AND REGISTRATION

RIGHTS AGREEMENT

This STOCKHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT, dated as of                         , 2004 (this “Agreement”), by and among Mr. Lap Shun Hui (“Mr. Hui”), recipients of the Shares (as defined herein) whose signatures are set forth on the signature pages hereto (such Gateway Share Recipients, collectively, with Mr. Hui, the “Stockholders”), and Gateway, Inc., a Delaware corporation (“Gateway”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as described below).

WHEREAS, Gateway, Gateway Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Gateway Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Mr. Hui and EM Holdings, Inc. (“eMachines”) have entered into an Agreement and Plan of Merger, dated as of January 30, 2004 (the “Merger Agreement”); and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of the parties to the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties intending to be legally bound, agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS

1.1 Representations and Warranties of each Stockholder. Each Stockholder (except as set forth in Section 1.1(c)(i) hereof) hereby represents and warrants, severally as to itself only, and not jointly, to Gateway that:

(a) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the legal, valid and binding agreement of such Stockholder, enforceable, assuming due execution and delivery by the other parties hereto, against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and performance by such Stockholder of this Agreement will not, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the

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acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Stockholder is bound that could reasonably be expected to have a material adverse effect on the ability of such Stockholder to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; and

(c) (i) As to those Stockholders set forth in Schedule 1.1(c)(i) hereto, such Stockholder is an accredited investor as defined in Regulation D promulgated under the Securities Act;

(ii) all Shares are being acquired by such Stockholder for its own account for investment and not with a view to any distribution or resale thereof in any transaction which would be in violation of the Securities Act, and the rules promulgated thereunder, or any state securities statute or regulation, without prejudice, however, to the rights of such Stockholder at all times to sell or otherwise dispose of all or any part of its Gateway Common Stock under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Stockholder’s property being at all times within its control;

(iii) such Stockholder acknowledges that the Shares at the time of issuance, are not being registered under the Securities Act or any state securities or “blue sky” law or regulation and the Shares cannot be sold or otherwise disposed of except in compliance with the Securities Act, applicable state securities or “blue sky” laws and regulations or in reliance upon an exemption therefrom, and that the certificates representing the Shares will contain a legend, as set forth in Section 1.2 hereof, to such effect;

(iv) such Stockholder has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of the prospective investment in the Shares and is able to bear the economic consequences thereof;

(v) such Stockholder and such Stockholder’s representatives have been given a full opportunity to examine all documents relating to the transactions contemplated hereby, including the issuance of Gateway Common Stock, including the Merger Agreement, this Agreement, and the Indemnification Agreement and to ask questions of, and to receive answers from, eMachines, Gateway and their respective representatives concerning the terms of the Merger, such Stockholder’s investment in the Shares and the business of Gateway, and such other information as such Stockholder desires in order to evaluate an investment in the Shares and all such questions have been answered to the full satisfaction of such Stockholder;

(vi) such Stockholder has been furnished with all publicly available information about Gateway’s assets, operations and business

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activities which such Stockholder has requested and which such Stockholder considers necessary or relevant to enable such Stockholder to make a decision about such Stockholder’s acquisition of the Shares; and

(vii) such Stockholder is not a foreign person within the meaning of Section 1445 of the Code.

1.2 Certain Acknowledgments. Each Stockholder acknowledges that the Shares will be issued at the Closing pursuant to an exemption from registration under the Securities Act and applicable state securities law and agrees not to transfer, sell or otherwise dispose the Shares in any transaction which would be in violation of the Securities Act, applicable state securities law or this Agreement.

Each Stockholder acknowledges that the following legends will appear on the certificates for the Shares reflecting the foregoing restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS THEREFROM. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND THE REGULATIONS PROMULGATED PURSUANT THERETO (UNLESS EXEMPT THEREFROM) AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.

[IN THE CASE OF SHARES SUBJECT TO ARTICLE II HEREOF ONLY: THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER, ALL AS SET FORTH IN THE STOCKHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT OF THE COMPANY, DATED                     , 2004, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.]

Upon the lapse of any of the restrictions on transfer set forth in Article II, each Stockholder shall be entitled to receive, at no expense to the Stockholder, upon surrender of a certificate representing Shares that bear the legend immediately above (the “Transfer Restriction Legend”), two or more certificates representing the aggregate amount of Shares represented by the certificate so surrendered, such that the Stockholder shall receive one or more certificates which do not bear the Transfer Restriction Legend and which aggregate to the number of Shares represented by the certificate so surrendered as to which the transfer restrictions have lapsed, together with one or more

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certificates representing the balance, if any, of the Shares represented by the certificate so surrendered which shall continue to bear the Transfer Restriction Legend.

1.3 Representations and Warranties of Gateway. Gateway hereby represents and warrants to each Stockholder that:

(a) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable, assuming due execution and delivery by the other parties hereto, against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting or relating to creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(b) the execution and delivery of this Agreement do not and the consummation of the transactions contemplated by this Agreement and performance by Gateway of this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound that could reasonably be expected to have a material adverse effect on the ability of Gateway to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

ARTICLE II

LOCK-UP OF SHARES

2.1 Restrictions on Transfers. No Stockholder specified on f 2.1 hereto (each a “Restricted Stockholder”) shall transfer, sell, assign, encumber or otherwise dispose of any of the Shares except in accordance with this Article II and, with respect to Mr. Hui, Article I of that certain Standstill Agreement between Mr. Hui and Gateway, dated as of the date hereof (the “Standstill Agreement”). Any transfer, sale, assignment encumbrance or other disposition of any of the Shares by a Restricted Stockholder, other than in accordance with this Article II and, with respect to Mr. Hui, Article I of the Standstill Agreement, is void ab initio and transfers no right, title or interest in or to such Shares, or any of them to the purported transferee, buyer, assignee, or encumbrance holder.

2.2 Lock-Up of the Shares of the Restricted Stockholders.

(a) Except as set forth in Section 2.2(b) and Section 2.2(c), each of the Restricted Stockholders agrees, for a period of two years after the Closing Date, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such aforementioned

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transaction is to be settled by delivery of the Shares, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement.

(b) Notwithstanding Section 2.2(a), (i) in the event that any Restricted Stockholder certifies to Gateway in writing that such Restricted Stockholder’s Current Tax Liability exceeds the net cash proceeds (on an after tax basis) received by such Restricted Stockholder in the Merger, such Restricted Stockholder may sell Shares (which Shares will no longer be subject to the restrictions in Section 2.2(a)) to the extent necessary to result in net proceeds to such Restricted Stockholder in an amount equal to such excess, provided, that the number of Shares released from the restrictions in Section 2.2(a) on each three-month anniversary of the Closing Date pursuant to clause (ii) and clause (iii) of this Section 2.2(b) shall be reduced until the aggregate amount of such reductions equals the number of Shares sold pursuant to this clause (i), (ii) on the three-month anniversary of the Closing Date (a “Release Date”), 12.5% of the Shares will no longer be subject to the restrictions set forth in Section 2.2(a), and (iii) on the last day of each subsequent three-month period (also a “Release Date”), an additional 12.5% of the Shares will no longer be subject to the restrictions in Section 2.2(a), with the result that on the second anniversary of the Closing Date, none of the Shares will be subject to the restrictions set forth in Section 2.2(a).

(c) Notwithstanding Section 2.2(a), the Shares will no longer be subject to the restrictions set forth in Section 2.2(a), except as provided in Section 2.2(c)(iii) below, immediately upon the occurrence of either of the follow events (each, a “Lock-Up Termination Event”), and Shares held by the Stockholders other than Mr. Hui will no longer be subject to the restrictions set forth in Section 2.2(a) in the case of the Lock-Up Termination Event described in Section 2.2(c)(i):

(i) Gateway breaches any material provision of any of the Non-Competition Agreement, the Employment Agreement, or this Agreement, and fails to substantially cure such breach within 45 days of written notice thereof; or

(ii) if WXY disposes of shares of Gateway Common Stock and the aggregate amount of shares of Gateway Common Stock disposed of by WXY during any three-month period ending on a Release Date exceeds 12.5% of the total number of shares of Gateway Common Stock held by WXY on the date hereof, then in addition to any shares no longer subject to the restrictions set forth in Section 2.2(a) pursuant to Section 2.2(b), Mr. Hui shall no longer be subject to the restrictions set forth in Section 2.2(a), in an amount of shares equal to Y% of the number of shares received by Mr. Hui as Stock Merger Consideration, where Y equals the aggregate number of shares of Gateway Common Stock disposed of by WXY after the date of this Agreement, expressed as a percentage of the total number of shares of Gateway Common Stock held by WXY on the date hereof, less 12.5%.

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(d) In the event that (i) the employment of Mr. Wayne R. Inouye (“Mr. Inouye”) as Chief Executive Officer of Gateway is terminated by the Company other than for Cause (as defined in his Employment Agreement with Gateway, dated January 30, 2004 (the “Employment Agreement”)) or by Mr. Inouye for Good Reason (as defined in the Employment Agreement) and (ii) Mr. Inouye is not replaced by a person who is acceptable to Mr. Hui, as determined in Mr. Hui’s sole and absolute discretion, then, notwithstanding Section 2.2(a) and Section 2.2(b)(ii) and 2.2(b)(iii), on each Release Date on or following such termination, in the case of the first Release Date, 25% and in the case of each subsequent Release Date, an additional 25% of Hui’s Shares will no longer be subject to the restrictions set forth in Section 2.2(a).

(e) In determining which of the Hui Shares will be released from the restrictions set forth in Section 2.2(a) as provided by Sections 2.2(b) and 2.2(c), the Escrow Shares (as defined in the Indemnification Escrow Agreement) will be released from such restrictions pursuant to Section 2.2(b) and Section 2.2(c) only after all Shares other than the Escrow Shares have been so released.

ARTICLE III

REGISTRATION RIGHTS

3.1 Shelf Registration.

(a) Upon the receipt of a written request from any Stockholder following the Closing Date, Gateway shall prepare and file a “shelf” registration statement (the “Shelf Registration Statement”) with respect to the Registrable Securities to be issued to the Stockholders and any other holders of equity interests in eMachines pursuant to the Merger Agreement, on Form S-3 or other available form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Subject to the provisions of Section 3.8 hereof, Gateway shall use commercially reasonable efforts to file the Shelf Registration Statement no later than 30 days following the receipt of such written request. Gateway shall use commercially reasonable efforts to have the Shelf Registration Statement declared effective promptly thereafter and shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, subject to the provisions of Section 3.8 hereof, during the time (the “Effectiveness Period”) from the date such Shelf Registration Statement is declared effective (the “Effective Time”) until the earlier of (i) two years after the Closing, (ii) such time as all of the Registrable Securities cease to be Registrable Securities and (iii) the date on which all Registrable Securities may be sold without registration pursuant to Rule 144(k) of the Securities Act (the “Shelf Termination Date”). At the Effective Time, each Stockholder shall be named as a selling securityholder in the Shelf Registration Statement and related Prospectus in such a manner as to permit such Stockholder (and its designees) to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law under ordinary circumstances, subject to compliance with blue sky laws.

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(b) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, Gateway shall, subject to the provisions of Section 3.8 hereof, use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event within 15 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected by Gateway to obtain the withdrawal of such order suspending the effectiveness thereof or, as promptly as practicable thereafter, file an additional registration statement (the “Subsequent Registration Statement”) covering the resale by the Stockholders of all of the then Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. If the Subsequent Registration Statement is filed, Gateway shall use commercially reasonable efforts, subject to the provisions of Section 3.8 hereof, to cause the Subsequent Registration Statement to become effective under the Securities Act and remain continuously effective during the Effectiveness Period.

(c) Gateway shall pay all Registration Expenses incurred in connection with the Shelf Registration Statement, any Subsequent Registration Statement and any supplements or amendments to them, whether or not they become effective, and whether all, none or some of the Registrable Securities are sold pursuant to any Registration Statement. It is understood and agreed that Gateway may also register for public offering and sale pursuant to the Shelf Registration Statement or any Subsequent Registration Statement, initially or by amendment, securities other than Registrable Securities, but in doing so shall not limit any Stockholder’s rights hereunder (including any limitation arising by application of applicable rules under the Securities Act with respect to Registrable Securities sold pursuant to such Shelf Registration Statement or Subsequent Registration Statement by any Person other than a Stockholder) or materially and adversely affect any Stockholder’s ability to sell its Registrable Securities.

3.2 Demand Registrations.

(a) Subject to the conditions of this Section 3.2, if Gateway shall receive at any time after the Shelf Termination Date a written request from Mr. Hui requesting that Gateway file a Registration Statement under the Act, on the appropriate form covering the sale of Registrable Securities, then Gateway shall:

(i) within ten (10) days of the receipt thereof, give written notice of the proposed registration to all other Stockholders of Registrable Securities, and

(ii) subject to the limitations of this Section 3.2, use its best efforts to effect, as soon as practicable, such registration and all qualifications or compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Mr. Hui’s Registrable Securities as specified in such request, together with all or such portion of the Registrable Securities of any other Stockholders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from Gateway;

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provided, however, that Mr. Hui shall only be permitted to request two registrations pursuant to this Section 3.2(a).

(b) The Company shall not be obligated to effect any such registration pursuant to this Section 3.2, after Gateway has effected two (2) registrations pursuant to this Section 3.2, and such registrations have been declared or ordered effective, and have remained effective for at least a period of 90 days provided that no stop order shall have been issued with respect thereto.

3.3 Underwritten Offerings

(a) Upon the request of any Stockholder, the Registrable Securities covered by any Shelf Registration Statement may be sold in an underwritten offering in which the investment banker or investment bankers and manager or managers that will manage the offering will be selected by such Stockholder(s). Each applicable Stockholder, with respect to Registrable Securities that such Stockholder then desires to sell, and Gateway, shall enter into an underwriting agreement with such underwriters and Gateway shall cause such underwriters to include in any such underwriting all of the Registrable Securities that a Stockholder then desires to sell. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to Gateway and the managing underwriter.

3.4 Registration Procedures

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(a) In connection with each Registration Statement, Gateway shall, as promptly as practicable, subject to the provisions of Section 3.8 hereof:

(i) supplement or amend, if necessary, the Registration Statement, as required by the registration form utilized by Gateway or by the instructions applicable to such registration form or by the Securities Act or as reasonably required by the Stockholders included in such Registration Statement and Gateway shall furnish to the holders of the Registrable Securities to which the Registration Statement relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission;

(ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective as required under Sections 3.1 and 3.2 and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until the earlier of (x) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement or (y) the expiration of the Effectiveness Period or the 90-day period referred to in Section 3.2(b), as applicable;

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(iii) furnish to each seller of Registrable Securities covered by the Registration Statement such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits) and such number of copies of the Prospectus contained in the Registration Statement (including each preliminary prospectus and any summary prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

(iv) use commercially reasonable efforts (1) to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such other securities or “blue sky” laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by the Registration Statement shall reasonably request, (2) to keep such registration or qualification continuously in effect during the Effectiveness Period, (3) to prevent the issuance of, or, if issued, to obtain the withdrawal at the earliest practicable time of, any order or other determination suspending such registration or qualification during the Effectiveness Period and (4) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that Gateway shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v) use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary in the written opinion of counsel to Gateway and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities within the United States of America;

(vi) use commercially reasonable efforts to furnish at the effective date of the Registration Statement, to each seller of Registrable Securities, a signed counterpart of an opinion of counsel for Gateway, dated the effective date of the Registration Statement and in form customary for delivery to selling holders of securities under such registration statements;

(vii) give notice to all holders of Registrable Securities (1) when the Registration Statement, any Prospectus or Prospectus supplement relating thereto or post-effective amendment to the Registration Statement has been filed with theCommission, (2) of any request, following the Effective Time, by the Commission or any other federal or state Governmental Entity for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (3) of the issuance by the Commission

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or any other federal or state Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat in writing of any proceedings for that purpose, (4) of the receipt by Gateway of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threat in writing of any proceeding for such purpose, (5) of the occurrence of (but not the nature of or details concerning) any of the events described in Section 3.8(a) (provided, however, that no notice by Gateway shall be required pursuant to this clause (5) in the event that Gateway either promptly files a Prospectus supplement or amendment to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such event that results in the Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (6) of the determination by Gateway that a post-effective amendment to a Registration Statement will be filed with the Commission;

(viii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and, if requested, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to the Registration Statement or prospectus;

(ix) use commercially reasonable efforts to timely file all reports required to be filed with the Commission under the Exchange Act;

(x) cooperate with each holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and provide the transfer agent for the Shares with certificates for the Registrable Securities that are in a form that does not contain any restrictive legend (including the legends set forth in Section 1.2) and are eligible for deposit with The Depository Trust Company; and

(xi) use commercially reasonable efforts to list all Registrable Securities covered by the Registration Statement on the New York Stock Exchange or any other securities exchange on which the Gateway Common Stock is at the time listed or quoted;

(xii) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and enter

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into such other agreements and take such other actions in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, “road shows” and all other customary selling efforts, all as the underwriters reasonably request;

(xiii) request that the independent public accountants who have issued an audit report on Gateway’s financial statements included in the Registration Statement furnish to each selling Stockholder a signed counterpart of a “comfort” letter, dated the effective date of the Registration Statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement), signed by such accountants and covering such matters as are customarily covered in accountant’s letters delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the Stockholders, if any; and

(xiv) use its commercially reasonable efforts to take all other steps necessary to effect the registration and disposition of such Registrable Securities as contemplated hereby.

(b) Gateway may (i) require each seller of Registrable Securities as to which any registration is being effected to furnish Gateway such information regarding such seller and the distribution of such securities as Gateway may from time to time reasonably request in writing and (ii) require each seller of Registrable Securities to agree to comply with the Securities Act and the Exchange Act and all applicable state securities laws and to use commercially reasonable efforts to comply with all applicable regulations in connection with the registration and distribution of the Registrable Securities.

(c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Gateway of the happening of any event of the kind described in clauses (i) and (ii) of the first sentence of Section 3.8(b), such holder shall forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the Registration Statement until such holder receives copies of the supplemented or amended Prospectus contemplated by Section 3.4(a)(i) or 3.4(a)(ii) and, if so directed by Gateway, will promptly deliver to Gateway (at Gateway’s expense) all copies, other than permanent file copies, then in such holder’s possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice.

3.5 Indemnification

(a) Indemnification by Gateway. Gateway shall, and hereby does, indemnify and hold harmless, in the case of any Registration Statement, each seller of any Registrable Securities covered by such Registration Statement and each Person who controls such seller and their respective directors, officers, partners, Stockholders, employees and affiliates or controlling persons against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, partner,

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Stockholder, employee, affiliate or controlling person may become subject under the Securities Act or otherwise, including the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and Gateway will promptly reimburse each such seller and each such director, officer, partner, Stockholder, employee, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that Gateway shall not be liable (i) in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Gateway by or on behalf of such seller, specifically for use in the preparation thereof and (ii) for any loss, claim, damage, liability, action or proceeding if (1) Gateway has notified the seller to suspend use of the Prospectus pursuant to Section 3.4(c), (2) the seller continues to use the relevant Prospectus notwithstanding such notice, and (3) such loss, claim, damage, liability, action, or proceeding arises from, is in connection with or relates to an untrue statement or alleged untrue statement of any material fact or omission to state a material fact that was cured in the supplemented or amended Prospectus contemplated by Section 3.4(a)(i) or 3.4 (a)(ii). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such seller or any such director, officer, partner, Stockholder, employee, affiliate or controlling person and shall survive the transfer of such securities by such seller.

(b) Indemnification by the Sellers. Each seller of any Registrable Securities and each other Person who controls such seller, within the meaning of the Securities Act shall, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.5(a)) Gateway, and each director, officer, employee and Stockholder of Gateway and each other Person who controls Gateway within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in any such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Gateway by or on behalf of such seller specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that (i) the liability of such indemnifying party under this Section 3.5(b) shall be limited to the amount of net proceeds received by such indemnifying party in the

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offering giving rise to such liability, and (ii) such indemnifying party shall not be liable under this Section 3.5(b) for any loss, claim, damage, liability, action or proceeding arising from, in connection with or relating to such an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact if such party provided Gateway with information for inclusion in such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement that would have cured such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, and Gateway did not timely include such information in such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Gateway or any such director, officer, employee, Stockholder or controlling person and shall survive the transfer of such securities by such seller.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3.5(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3.5(a) or (b), as the case may be, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable out of pocket costs (excluding professional fees) incurred in connection with complying with requests for production, depositions, interrogatories and the like; provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because it has been advised by counsel that there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of such counsel in accordance with Section 3.5(a) or (b) hereof, as applicable. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action or provides relief other than the payment of money by the indemnifying party (without any recourse to, or contribution by, an

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indemnified party). No indemnified party shall consent to entry of judgment or enter into any settlement of such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

(d) Contribution. If the indemnification provided for in this Section 3.5 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 3.5(a) or (b), as the case may be, in respect of any loss, claim, damage or liability, or any action or proceeding in respect thereof, then, in lieu of the amount paid or payable under Section 3.5(a) or (b), as the case may be, the indemnified party and the indemnifying party under Section 3.5(a) or (b), as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of Gateway and the prospective sellers of Registrable Securities covered by the Registration Statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations (the relative fault of Gateway and such prospective sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Gateway or such prospective sellers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by Gateway and such prospective sellers from the offering of the securities covered by such registration statement. The parties hereto acknowledge that in no event shall the obligation of any indemnifying party to contribute under this Section 3.5 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 3.5(a) or (b) had been available under the circumstances. Gateway and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation (even if such holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 3.5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers’ obligations to contribute as provided in this Section 3.5(d) are several in proportion to the relative value of their respective Registrable Securities disposed of pursuant to such Registration Statement and not joint. In no event shall any prospective seller be obligated to make a contribution pursuant to this Section 3.5(d) in excess of the amount of net proceeds received by such prospective seller in the offering giving rise to such obligation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such

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Person’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Indemnification Payments. The indemnification and contribution required by this Section 3.5 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.6 Rule 144. Gateway shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144) and will take such further action as the holder or any broker facilitating such sale may reasonably request to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, Gateway will deliver to such holder a written statement as to whether it has complied with such requirements.

3.7 Transfer of Registration Rights.

(a) Each Stockholder may transfer Registrable Securities with the associated registration rights under this Agreement to a Permitted Transferee; provided, however, that (A) the transferring Stockholder shall give Gateway written notice prior to the time of such transfer or pledge stating the name and address of the Permitted Transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are to be transferred, (B) such Permitted Transferee shall agree in writing to be bound as a Stockholder by the provisions of this Agreement insofar as it pertains to the holding, owning and disposition of Registrable Securities and (C) immediately following such transfer or pledge, the further disposition of such Registrable Securities by such Permitted Transferee would be restricted under the Securities Act.

(b) Upon any transfer of Registrable Securities other than as set forth in this Section 3.6, such securities shall no longer constitute Registrable Securities for purposes of this Agreement.

(c) If a Stockholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Stockholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Stockholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, the Stockholder shall have no further obligations under this Agreement, except under Sections 3.5, 4.1, 4.12 and 4.14 hereof.

3.8 Suspension of Sales.

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(a) Gateway shall promptly notify each holder of Registrable Securities (A) upon discovery that, or upon the happening of any event as a result of which, the Prospectus or the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any event specified in clause (b) below; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or (C) of any request by the Commission for (I) amendments to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the Registration Statement, (II) supplements to the Prospectus or (III) additional information. Immediately following any such event (x) upon the request of Gateway, the holders of Registrable Securities shall suspend the use of the Prospectus and shall not sell any Registrable Securities until such holder has received copies of the supplemented or amended Prospectus or until it is advised by Gateway that the Prospectus may be used, and (y) Gateway shall use commercially reasonable efforts to, as promptly as practicable or in the case of an event specified in clause (b) below, by the end of the Deferral Period (as defined below), prepare and file a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document that would be incorporated by reference into the Registration Statement and Prospectus so that the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and thereafter deliver to the holders of the Registrable Securities a reasonable number of copies of the supplement to amendment of such Prospectus complying with the foregoing, and, in the case of a post-effective amendment to a Registration Statement, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable.

(b) Notwithstanding anything to the contrary contained herein, Gateway will not be required to file any registration statement pursuant to this Agreement, file any amendment thereto, furnish any supplement to a prospectus included in a Registration Statement pursuant to Section 3.4(a)(i) or 3.4(a)(ii) hereof, make any other filing with the Commission, cause any registration statement or other filing with the Commission to become effective, or take any similar action, and any and all sales of Registrable Securities by a holder thereof pursuant to an effective registration statement shall be suspended: (i) if such filing or similar action would, in the good-faith judgment of Gateway, materially interfere with business activities or plans of Gateway, or (ii) if such filing or similar action would, in the good-faith judgment of counsel of Gateway, require the disclosure of material non-public information which in the good-faith judgment of Gateway, Gateway has a bona fide business purpose for preserving as confidential and which, in the opinion of nationally-recognized counsel to Gateway, Gateway would not otherwise be required to disclose; provided that Gateway may not delay any such actions or suspend any such sales pursuant to clause (i) or (ii) of the first sentence of this Section 3.8(b) for more than an aggregate of 120 consecutive days or, except as otherwise provided in the third sentence of this Section 3.8(b), for an aggregate

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of 120 days in twelve consecutive months. Upon the occurrence of any condition described in clauses (i) or (ii) of the first sentence of this Section 3.8(b), Gateway shall give prompt notice thereof to the holders of the Registrable Securities. Upon the termination of the condition described in clauses (i) or (ii) of the first sentence of this Section 3.8(b), Gateway shall give prompt notice to the holders of Registrable Securities and shall promptly file any registration statement or amendment thereto required to be filed by it pursuant to this Agreement, furnish any prospectus supplement required to be furnished pursuant to Section 3.4(a)(i) or 3.4(a)(ii) hereof, make any other filing with the Commission required of it or terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated by this Agreement. It is understood and agreed that the foregoing provisions of this Section 3.8(b) shall not prevent a sale pursuant to Rule 144 by a holder of Registrable Securities. As used in this Agreement, the term “Deferral Period” shall mean any period of time that sales of Registrable Securities are suspended pursuant to this Section 3.8(b). Any suspension pursuant to this Section 3.8(b) shall not be effective unless each director and executive officer subject to Section 16(b) of the Exchange Act is prohibited from making purchases and sales by reason of the existence of material non-public information in clause (ii) of the first sentence of this Section 3.8(b).

3.9 Gateway Make-Whole.

(a) If (i) for any reason (A) the Registration Statement ceases to be effective at any time during the Effectiveness Period for a period of 120 consecutive days, (B) if sales of Registrable Securities shall have been suspended as provided in Section 3.8(b) for a period of 120 consecutive days or (C) if Gateway fails to have the Registration Statement declared effective within 120 days following receipt of notice from any Stockholder pursuant to Section 3.1 or Section 3.2 and (ii) Mr. Hui delivers written notice (the “Notice”) to Gateway, which notice shall set forth (A) confirmation that Mr. Hui intends to transfer, sell or otherwise dispose of the Registrable Securities in a bona fide private transaction with a third party (an “Hui Private Offering”), (B) the name and address of each proposed transferee or purchaser, (C) the number of the Registrable Securities proposed to be transferred, sold or otherwise disposed of (the “Offered Registrable Securities”), and (D) the proposed amount and form of consideration to be paid for the Offered Registrable Securities (the “Private Offer Price”), then within 3 Business Days following receipt of the Notice, Gateway may, at its election, by delivery of a written notice to Mr. Hui (the “Election Notice”), either (x) buy all but not less than all of the Offered Registrable Securities at a price in cash equal to their Fair Market Value (as defined below), or (y) pay to Mr. Hui in cash the amount, if any, that the Fair Market Value of the Offered Registrable Securities exceeds the Private Offer Price (the “Make-Whole Amount”). Notwithstanding the foregoing, Gateway must elect clause (y) in the preceding sentence (“Alternative Y”) if the election provided in clause (x) in the preceding sentence (“Alternative X”) would, as provided by a reasonable written opinion of Mr. Hui’s tax advisor, cause a risk that the Merger and the Subsequent Merger, taken together, would no longer qualify as a reorganization under Section 368 of the Internal Revenue Code unless Gateway agrees to indemnify Mr. Hui for the incremental tax liability to Mr. Hui resulting from Alternative X causing the Merger and

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the Subsequent Merger, taken together, to not qualify as a reorganization. For the purposes hereof, the “Fair Market Value” per share of the Registrable Securities shall be deemed to be the average of the closing prices of a share of Gateway Common Stock on the New York Stock Exchange for the ten (10) trading days immediately preceding the date of the Notice.

(b) In the event of a purchase by Gateway pursuant to 3.9(a)(x) above, within three (3) Business Days following the delivery of the Election Notice, Gateway shall deliver a certified check payable to Mr. Hui, or to such other person as Mr. Hui may request, in the amount of the Fair Market Value of the Offered Registrable Securities and upon receipt of payment for the Offered Registrable Securities, Mr. Hui shall deliver certificates properly endorsed in blank for transfer representing all such Offered Registrable Securities to Gateway. In the event of a Hui Private Offering pursuant to 3.9(a)(y) above, within three (3) Business Days following the consummation of the Hui Private Offering, Gateway shall deliver a certified check payable to Mr. Hui, or to such other person as Mr. Hui may request, in the amount of the Make-Whole Amount.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and confirmation by the recipient of the receipt thereof without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

(a) if to Gateway, to

Gateway, Inc.

14303 Gateway Place

Poway, CA 92064

Attn: Michael R. Tyler, General Counsel

Fax No.: (858) 848-3805

with a copy (that shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Brian J. McCarthy, Esq.

Fax No.: (213) 687-5600

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(b) if to a Stockholder, to its address set forth under its signature on the signature pages hereto, with a copy (that shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

Attn: Thomas C. Janson, Esq.

Fax No.: (212) 530-5219

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

4.2 Entire Agreement; No Inconsistent Agreement.

(a) This Agreement, the Merger Agreement, the Indemnification Agreement, the Gateway Indemnification Agreement, the Standstill Agreement, the Non-Competition Agreements, the Indemnification Escrow Agreement, the Employment Agreement and any other agreements to be delivered at the Closing constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

(b) Gateway will not hereafter enter into any agreement with respect to its securities which would materially and adversely affect the rights granted to the holders of Registrable Securities in this Agreement.

4.3 No Third-Party Beneficiaries. Except as provided in Section 3.5, Section 3.7 and Section 4.12, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

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4.4 Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and, with respect to Gateway, its respective successors and assigns and, with respect to the Stockholders, any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or to take certain actions, contained herein. No assignment or transfer shall be effective hereunder unless and until the purported transferee executes and delivers an agreement, in form and substance reasonably acceptable to the parties, agreeing to be bound by the terms hereof.

4.5 Amendments and Waivers. This Agreement may be amended with the written consent of Gateway and Gateway may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Gateway shall have obtained the written consent to such amendment, action or omission to act, of Stockholders affected by such amendment, action or omission. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4.5, whether or not such Registrable Securities shall have been marked to indicate such consent.

4.6 Certain Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“beneficially own” means to possess beneficial ownership as determined under Rule 13d-3 under the Exchange Act without regard to Rule 13d-3(d)(1)(i).

“Business Day” means a day of the year other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York City.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Current Tax Liability” means for the year in which the Merger occurred, 45% of the amount of taxable income recognized (or reasonably estimated to be recognized) by Stockholder as a result of the Transactions.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Gateway Common Stock” means the common stock, par value $.06 per share, of Gateway.

“Hui Shares” means all of the Shares issued to Mr. Hui.

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“Permitted Transferee” means one or more Related Parties of such Stockholder.

“Person” means any individual, corporation, limited liability company, partnership, trust, firm, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415 under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Registrable Securities” means (i) the Shares and (ii) any Related Registrable Securities. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise Transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Gateway and subsequent public distribution of them shall not, in the opinion of counsel to the holders (or in the opinion of counsel to Gateway, which opinion is reasonably satisfactory to the holders), require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

“Registration Expenses” means all costs, fees and expenses incident to Gateway’s performance of or compliance with Section 3.1 (other than underwriting discounts and commissions), including all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the fees and disbursements of counsel for Gateway and of its independent public accountants.

“Registration Statement” means the Shelf Registration Statement, any subsequent Registration Statement and any Registration Statement filed pursuant to Section 3.2.

“Related Parties” means (i) a Stockholder’s spouse or lineal descendants, (ii) a revocable trust for the sole benefit of the Stockholder, such Stockholder’s spouse or lineal descendants, (iii) Mr. Hui’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) any partnership controlled by Mr. Hui or any affiliate of Mr. Hui or (v) any entity wholly owned by such Stockholder.

“Related Registrable Securities” means any securities of Gateway issued or issuable with respect to the Shares by way of a conversion, exchange, replacement,

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stock dividend or stock split or other distribution or in connection with a combination of shares, conversion, exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise;

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such successor federal statute.

“Shares” means with respect to each Stockholder all of the shares of Gateway Common Stock received by such Stockholder pursuant to the Merger Agreement, as adjusted to reflect fully the effect of any stock splits, reverse splits, stock dividends (including any dividends or distributions of securities convertible into Gateway Common Stock) and recapitalizations.

4.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

4.8 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

4.9 Interpretation. When reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine,

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feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

4.11 Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 4.10 as to giving notice hereunder shall be deemed effective service of process on such party.

4.12 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

4.13 WAIVER OF JURY TRIAL. GATEWAY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF GATEWAY AND EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GATEWAY, INC.

By:

Name:
Title:

Mr. Lap Shun (John) Hui

Lap Shun (John) Hui c/o Joui Corporation 5 Hutton Center Drive, Suite 830 Santa Ana, CA 92701 Fax No.: (714) 751-6578

Name:

Stockholder’s Address:

Fax No.:

Name:

Stockholder’s Address:

Fax No.:

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Name:

Stockholder’s Address:

Fax No.:

Name:

Stockholder’s Address:

Fax No.:

Name:

Stockholder’s Address:

Fax No.:

Name:

Stockholder’s Address:

Fax No.:

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Name:

Stockholder’s Address:

Fax No.:

Name:

Stockholder’s Address:

Fax No.:

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EXHIBIT C

STANDSTILL AGREEMENT

Dated as of                     , 2004

by and between

MR. LAP SHUN (JOHN) HUI

and

GATEWAY, INC.

(i)

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT, dated as of                     , 2004 (this “Agreement”), by and between Mr. Lap Shun (John) Hui (“Mr. Hui”) and Gateway, Inc., a Delaware corporation (“Gateway”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as described below) and the Stockholders’ and Registration Rights Agreement (as described below).

WHEREAS, Gateway, Gateway Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Gateway Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Mr. Hui and EM Holdings, Inc., a Delaware corporation, have entered into an Agreement and Plan of Merger, dated as of January 30, 2004 (the “Merger Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Gateway, Mr. Hui and certain Gateway Share Recipients entered into the Stockholders’ and Registration Rights Agreement (the “Stockholders’ and Registration Rights Agreement”); and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of the parties to the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties intending to be legally bound, agree as follows:

ARTICLE I

RIGHT OF FIRST REFUSAL

AND STANDSTILL

1.1 Restrictions on Transfers. Mr. Hui shall not transfer, sell, assign, encumber or otherwise dispose of any of the Shares except in accordance with this Article I and Article II of the Stockholders’ and Registration Rights Agreement. Any transfer, sale, assignment encumbrance or other disposition of any of the Shares by Mr. Hui, other than in accordance with this Article I and Article II of the Stockholders’ and Registration Rights Agreement, is void ab initio and transfers no right, title or interest in or to such Shares, or any of them to the purported transferee, buyer, assignee, or encumbrance holder.

1.2 Gateway’s Right of First Refusal.

(a) After the Shares are no longer subject to the restrictions set forth in Section 2.2 of the Stockholders’ and Registration Rights Agreement, Mr. Hui may transfer, sell or otherwise dispose of his Shares only in accordance with the

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provisions of this Section 1.2. Prior to making any transfer, sale or other disposition of his Shares in excess of 1% of the outstanding shares of common stock of Gateway (other than in open market sales, including in block trades to or through a broker that are intended to be widely distributed), Mr. Hui shall provide written notice (the “Notice”) to Gateway, which notice shall set forth (i) confirmation that Mr. Hui intends to transfer, sell or otherwise dispose of such Shares in a bona fide transaction with a third party, (ii) the name and address of each proposed transferee or purchaser, (iii) the number of the Shares proposed to be transferred, sold or otherwise disposed of (the “Offered Shares”), (iv) the proposed amount and form of consideration to be paid for the Offered Shares, and (v) all other material terms of the proposed transfer, sale or disposition. Within five (5) Business Days of delivery of the Notice, Gateway may elect to buy all but not less than all of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of a written notice to Mr. Hui (the “Election Notice”), which notice shall constitute the binding agreement of Gateway to purchase all of the Offered Shares at the price and on the terms and conditions set forth in the Notice. Within three (3) Business Days of delivery of the Election Notice, Gateway shall deliver a certified check payable to Mr. Hui, or to such other person as Mr. Hui may request, in the amount of the purchase price (as calculated pursuant to Section 1.2(c)) of such Offered Shares to be purchased by Gateway. Upon receipt of payment for the Offered Shares, Mr. Hui shall deliver certificates properly endorsed in blank for transfer representing all such Offered Shares to Gateway. If the provisions of Section 3.9 of the Stockholders’ and Registration Rights Agreement apply in connection with any proposed sale of Mr. Hui’s Shares, then the provisions of Section 1.2 shall not apply.

(b) If an Election Notice is not received by Mr. Hui from Gateway within the period specified in Section 1.2(a), or if Gateway properly elects to purchase the Offered Shares but fails to deliver the purchase price of the Offered Shares in accordance with the terms hereof, Mr. Hui shall have the right to transfer, sell or otherwise dispose of the Offered Shares specified in the Notice to the proposed purchaser or transferee, but only at the price and upon the terms and conditions stated in the Notice and only if such sale occurs on a date within 60 days from the date of the Notice.

(c) For purposes of calculating the purchase price of any such transfer, sale or disposition, if any portion of the consideration consists of other than cash and/or readily marketable securities, the fair market value of any non-cash consideration shall be determined by a nationally recognized independent valuation consultant or appraiser (with experience evaluating such type of property) selected by Mr. Hui and reasonably satisfactory to Gateway.

(d) The closing of the transactions contemplated by this Section 1.2 shall occur at the principal offices of Gateway unless otherwise agreed to in writing by the parties to such transaction.

(e) Notwithstanding the foregoing, this Section 1.2 shall not apply to any transfer, sale or other disposition of the Shares to a Permitted Transferee.

1.3 Standstill.

(a) Subject to Section 1.3(b), Mr. Hui agrees that, for a period commencing on the date hereof and ending one year from the Closing Date (the “Standstill Period”), Mr. Hui and his affiliates will not, unless consented to in writing by the Board of Directors of Gateway:

(i) acquire, offer or propose to acquire, or agree or seek to acquire, directly or indirectly, by purchase or otherwise, any securities (or direct or indirect rights or options to acquire any securities) of Gateway or any subsidiary thereof, or, except in the ordinary course of business, any assets of Gateway or any subsidiary or division thereof, provided that, notwithstanding the foregoing, Mr. Hui may acquire beneficial ownership (as defined in the Exchange Act) of securities of Gateway in any amount not to exceed, in the aggregate, 1% of either the issued and outstanding voting securities or the issued and outstanding nonvoting securities of Gateway, so long as such acquisition is made consistent with applicable securities laws and regulations;

(ii) enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or part of Gateway or any of its subsidiaries or any acquisition transaction for all or part of the assets of Gateway or any of its subsidiaries or any of their respective businesses;

(iii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote, or seek to advise or influence any Person or entity with respect to the voting of, any voting securities of Gateway; become a “participant” in any “election contest” (as such terms are defined or used in the rules under the Exchange Act) with respect to Gateway; seek to advise, encourage or influence any Person or entity with respect to any voting securities of the other party; demand a copy of Gateway’s stock ledger, list of stockholders or other books and records; or call or attempt to call any meeting of the stockholders of Gateway;

(iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), together with his affiliates and associates, with respect to any voting securities of Gateway or any of its subsidiaries in connection with any of the actions in this Section 1.3(a);

(v) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing activities or propose any of such activities to any other Person;

(vi) knowingly advise, assist, encourage, act as a financing source for or otherwise invest in any other Person in connection with any of the foregoing activities; or

(vii) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing.

(b) Notwithstanding Section 1.3(a), immediately upon occurrence of either of the following, the Standstill Period shall terminate, and this Section 1.3 shall be of no further force and effect:

(i) if Gateway breaches any material provision of any of the Stockholders’ and Registration Rights Agreement, the Non-Competition Agreement, the Employment Agreement, or this Agreement, and fails to substantially cure such breach within 45 days of written notice; or

(ii) if Mr. Hui’s beneficial ownership of the total issued and outstanding Gateway Common Stock is less than 5% and remains below 5% for at least 120 consecutive days,

(c) Nothwithstanding Section 1.3(a), the Standstill Period shall be suspended upon the occurrence, and during the pendency of, a Standstill Suspension Period pursuant to section (ii)(y) of the definition thereof in that certain Investment Agreement, dated as of October 20, 1999 by and between Gateway and America Online, Inc., a Delaware corporation, as in effect on the date of the Merger Agreement.

ARTICLE II

MISCELLANEOUS

2.1 Notices. Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and confirmation by the recipient of the receipt thereof without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

(a)    if to Gateway, to

Gateway, Inc.

14303 Gateway Place

Poway, California 92064

Attn: Michael R. Tyler, General Counsel

Fax No.: (858) 848-3805

with a copy (that shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Brian J. McCarthy, Esq.

Fax No.: (213) 687-5600

(b)    if to Mr. Hui, to:

Lap Shun (John) Hui

c/o Joui Corporation

5 Hutton Center Drive, Suite 830

Santa Ana, California 92701

Fax No.: (714) 751-6578

with a copy (that shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attn: Thomas C. Janson, Esq.

Fax No.: (212) 530-5219

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

2.2 Entire Agreement. This Agreement, the Merger Agreement, the Stockholders’ and Registration Rights Agreement, the Indemnification Agreement, the Gateway Indemnification Agreement, the Non-Competition Agreements, the Indemnification Escrow Agreement, the Employment Agreement, the letter agreement dated January 21, 2004 between Gateway and eMachines and any other agreements to be delivered at the Closing constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

2.3 No Third-Party Beneficiaries. Except as provided in Section 2.12, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

2.4 Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns. No assignment or transfer shall be effective hereunder unless and until the purported transferee executes and delivers an agreement, in form and substance reasonably acceptable to the parties, agreeing to be bound by the terms hereof.

2.5 Amendments and Waivers. The terms of this Agreement may be amended or waived with the written consent of each of Gateway and Mr. Hui.

2.6 Certain Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Business Day” means a day of the year other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York City.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Gateway Common Stock” means the common stock, par value $.06 per share, of Gateway.

“Permitted Transferee” means Ben Wong or one or more Related Parties of Mr. Hui.

“Person” means any individual, corporation, limited liability company, partnership, trust, firm, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision thereof) or other entity of any kind.

“Related Parties” means (i) Mr. Hui’s spouse or lineal descendants, (ii) a revocable trust for the sole benefit of Mr. Hui, his spouse or lineal descendants, (iii) Mr. Hui’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) any partnership controlled by Mr. Hui or any affiliate of Mr. Hui or (v) any entity wholly owned by Mr. Hui.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such successor federal statute.

“Shares” means all of the shares of Gateway Common Stock to be received by Mr. Hui pursuant to the Merger Agreement, as adjusted to reflect fully the effect of any stock splits, reverse splits, stock dividends (including any dividends or distributions of securities convertible into Gateway Common Stock) and recapitalizations.

2.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

2.8 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

2.9 Interpretation. When reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

2.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

2.11 Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 2.11 as to giving notice hereunder shall be deemed effective service of process on such party.

2.12 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

2.13 WAIVER OF JURY TRIAL. EACH OF GATEWAY AND MR. HUI HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF GRANITE AND MR. HUI IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GATEWAY, INC.

By:

Name:
Title:

Mr. Lap Shun (John) Hui

EXHIBIT D

FORM OF

NON-COMPETITION AGREEMENT

Dated as of                         , 2004

by and between

[                                    ]

and

GATEWAY, INC.

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT, dated as of                         , 2004 (this “Agreement”), is hereby entered into by and between                          (the “Individual”) and Gateway, Inc., a Delaware corporation (“Gateway”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as described below).

WHEREAS, Gateway, Gateway Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gateway, Gateway Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Gateway and Mr. Lap Shun (John) Hui and EM Holdings, Inc., a Delaware corporation (“eMachines”), entered into an Agreement and Plan of Merger, dated January 30, 2004 (the “Merger Agreement”);

WHEREAS, eMachines is engaged in the “Business” (as defined herein) throughout the United States, Canada and other parts of the world;

WHEREAS, the Individual is a stockholder of eMachines and has acquired valuable trade secrets and other confidential and proprietary information relating to the business and the operation of eMachines;

WHEREAS, the Individual’s covenant not to compete, as reflected in this Agreement, is an essential part of the transactions contemplated by the Merger Agreement;

WHEREAS, the Individual holds a substantial number of the issued and outstanding shares of capital stock of eMachines that, pursuant to the terms of the Merger Agreement, will be exchanged for the Merger Consideration, and therefore the Individual has a material economic interest in the consummation of the transactions contemplated by the Merger Agreement;

WHEREAS, the Individual is a stockholder of eMachines and has acquired valuable trade secrets and other confidential and proprietary information relating to the business and the operation of eMachines;

WHEREAS, the Individual’s covenant not to compete, as reflected in this Agreement, is an essential part of the transactions contemplated by the Merger Agreement;

WHEREAS, the Merger Agreement requires the Individual to execute and deliver a non-competition agreement as a condition precedent to Gateway’s obligation to consummate the transactions contemplated by the Merger Agreement;

WHEREAS, in order to protect the goodwill related to eMachines and as a condition and an inducement to Gateway’s willingness to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, the Individual has agreed to the non-competition and non-solicitation covenants and the other agreements provided for in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and to induce Gateway to consummate the transactions contemplated by the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, and with the knowledge that no other good or valuable consideration has been offered to or received by the Individual in connection with the execution of this Agreement, the Individual hereby covenants and agrees as follows:

ARTICLE I

NON-COMPETITION

1.1 Effective Time. This Agreement is conditioned upon the occurrence of and shall become effective concurrently with the Closing. This Agreement shall be null and void ab initio should the transactions contemplated by the Merger Agreement not be consummated for any reason.

1.2 Non-Competition. During the two-year period commencing with the Closing Date (the “Restricted Period”), the Individual shall not, anywhere in the Business Area (as defined below), directly or indirectly, (i) engage in the design, manufacture, distribution and repair of personal computers (the “Business”) for the Individual’s own account; (ii) enter the employ of, or render any services to a Competing Business; or (iii) become interested in any Competing Business in any capacity, including as an individual, partner, stockholder, member, officer, director, principal, agent, trustee or consultant, provided, however, the Individual may own, directly or indirectly, solely as a passive investment, up to, but not more than, one percent (1%) of any class of securities of any Competing Business (but without otherwise participating in the activities of such Person) if such securities are listed on a national securities exchange or have been registered under Section 12(g) of the Exchange Act. As used herein, “Business Area” shall mean all of the United States, Canada and all other parts of the world in which eMachines is conducting its business as of the date hereof and has conducted its Business within the twelve months preceding the date hereof. As used herein, “Competing Business” means a Person or division of such Person whose principal business is the Business, but specifically excluding any retailer or division of any retailer.

1.3 Non-Interference. During the Restricted Period, the Individual shall not, directly or indirectly, solicit, induce, encourage or attempt to solicit, encourage or induce any Person known to the Executive to be an employee (or to have been an employee within the then immediately preceding twelve (12) month period) of Gateway or eMachines or any of their respective Subsidiaries to terminate his or her employment or other relationship with Gateway or eMachines or any of their respective Subsidiaries for any purposes whatsoever, provided, however, that the foregoing provision will not prevent the Individual from hiring any such person (i) who contacts the Individual on his or her own initiative without any direct or indirect solicitation by or encouragement from the Individual, (ii) as a result of placing general advertisements in trade journals, newspapers or similar publications which are not directed at Gateway, eMachines or their respective affiliates or employees, or (iii) as a result of the efforts of executive recruiters who contact such person on their own initiative without any encouragement from or on behalf of the Individual relating to Gateway, eMachines or their respective affiliates or employees.

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1.4 Non-Solicitation. During the Restricted Period, the Individual shall not, directly or indirectly, solicit, induce, encourage or attempt to solicit, induce or encourage any Person who is (or has been within the then immediately preceding twelve (12) month period) a customer, client, vendor, supplier or consultant of Gateway or eMachines or any of their Subsidiaries to decrease the amount of business he, she or it conducts, or terminate his, her or its relationship, with Gateway or eMachines or any of their Subsidiaries for any purpose whatsoever.

1.5 Restrictive Covenants. Individual, by and through eMachines (taken as a whole, together with its Subsidiaries and its parent), is a person whose principal business is the Business. The Individual acknowledges that (i) pursuant to the Merger Agreement, Gateway will acquire eMachines, including eMachines’ assets and goodwill, and will carry on the Business that previously had been conducted by eMachines and the Individual and (ii) the restrictive covenants and the other agreements contained in this Agreement are an essential part of the transactions contemplated by the Merger Agreement. The Individual represents, warrants, acknowledges and agrees that he or she has been fully advised by counsel in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement. Accordingly, the Individual agrees to be bound by the restrictive covenants and the other agreements contained in this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the restrictive covenants and the other agreements contained herein shall be valid and enforceable in all respects, and, subject to the terms and conditions of this Agreement, mutually dependent upon the obligations of Gateway to pay the Merger Consideration due under the Merger Agreement. The Individual further agrees that Gateway, in entering into the Merger Agreement, has relied on the covenants of the Individual as set forth in this Agreement and that Gateway would not have entered into the Merger Agreement if the Individual had not agreed to be fully bound by the provisions of this Agreement. However, Gateway and the Individual agree that if any provision of this Agreement is found to be unenforceable due to restrictions unreasonable in scope, duration or geographical area, then the appropriate court may reform any such provision so that the restrictions in it are reasonable and enforceable.

1.6 No Additional Obligations of the Individual Excused. All of the provisions of Article I of this Agreement are in addition to any other written agreements on the subjects covered herein that the Individual may have with Gateway, eMachines and/or any of their respective Affiliates, and are not meant to and do not excuse any additional obligations that the Individual may have under such agreements.1

ARTICLE II

MISCELLANEOUS

2.1 Notices. Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified

[1]	A provision will be added to the Non-Competition Agreement to be entered into by Ed Fisher stating that this Agreement will terminate upon the termination of Mr. Fisher’s employment at Gateway.

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mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and confirmation by the recipient of the receipt thereof without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

(a)    if to Gateway, to

Gateway, Inc.

14303 Gateway Place

Poway, California 92064

Attn: Michael R. Tyler, General Counsel

Fax No.: (858) 848-3805

with a copy (that shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Brian J. McCarthy, Esq.

Fax No.: (213) 687-5600

(b)    if to Individual, to:

Fax No.:

with a copy (that shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attn: Thomas C. Janson, Esq.

Fax No.: (212) 530-5219

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

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2.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and, except as expressly stated in this Agreement, supersedes any prior understandings, negotiations, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

2.3 No Third-Party Beneficiaries. Except as provided in Section 2.12, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

2.4 Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder to any other Person without the prior written consent of the other party. Any attempted assignment or delegation without the required consent will be void. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns.

2.5 Amendments and Waivers. The terms of this Agreement may be amended or waived with the written consent of each of Gateway and the Individual. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

2.6 Certain Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Business Day” means a day of the year other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York City.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Person” means any individual, corporation, limited liability company, partnership, trust, firm, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision thereof) or other entity of any kind.

2.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the

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parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

2.8 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

2.9 Interpretation. When reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The Individual understands and agrees that this Agreement is deemed to have been drafted jointly by the parties. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

2.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

2.11 Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served

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on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 2.11 as to giving notice hereunder shall be deemed effective service of process on such party.

2.12 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

2.13 Injunctive Relief. The Individual acknowledges and agrees that the non-competition, non-solicitation, and other covenants and agreements made by the Individual herein each are of substantial value to Gateway and/or its Affiliates and that a breach of any of those covenants and agreements would cause irreparable harm to Gateway and/or its Affiliates, for which Gateway and/or its Affiliates would have no adequate remedy at law. Therefore, in addition to any other remedies that may be available to Gateway and/or any of its Affiliates under this Agreement or otherwise, Gateway and/or its Affiliates shall be entitled to obtain temporary restraining orders, preliminary and permanent injunctions and/or other equitable relief to specifically enforce the Individual’s duties and obligations under this Agreement, or to enjoin any breach of this Agreement.

2.14 WAIVER OF JURY TRIAL. EACH OF GATEWAY AND THE INDIVIDUAL HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF GATEWAY AND THE INDIVIDUAL IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GATEWAY, INC.

By:

Name:
Title:

[INDIVIDUAL]

[Name]

9

EXHIBIT E

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is dated as of January 30, 2004, and is entered into by and between Wayne R. Inouye (“Employee”) and Gateway, Inc., a Delaware corporation (the “Company”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Gateway Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Gateway Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Mr. Lap Shun Hui and EM Holdings, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), and all capitalized terms used and not otherwise defined herein shall have the meanings set forth for the same in the Merger Agreement;

WHEREAS, the Company desires to secure the exclusive services and employment of Employee on behalf of the Company, and Employee desires to be employed exclusively by the Company, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.	Effective Date of Agreement

This Agreement shall be executed and delivered in connection with the execution of the Merger Agreement, and shall only become effective immediately after the Effective Time (the “Effective Date”).

2.	The Position

The Company hereby employs Employee as Chief Executive Officer (“CEO”) of the Company, and Employee accepts such exclusive employment as CEO for the “Term” of the employment specified and defined in Section 5 hereof.

3.	Duties

During his employment with the Company, Employee will serve the Company and its affiliates faithfully, diligently and to the best of his ability and will devote all or substantially all of his time, energy, experience and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities. Employee shall have the duties and authority commensurate with his position in public companies of similar size. During his employment with the Company, Employee shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to him from time to time by the Board of Directors of the Company (the “Board”). It shall not be a violation of this Section for Employee to (i) manage his personal investments, (ii) be involved in charitable, civic, and professional activities,

(iii) serve on for profit corporate boards or committees approved by the Board or the appropriate committee of the Board, or (iv) deliver lectures or fulfill speaking engagements, provided that the activities referred to in subparts (i) through (iv) do not interfere with the performance of Employee’s responsibilities as an employee of the Company or violate the Company’s written policies and procedures. In the event that the Board notifies Employee in writing that any such activity presents a conflict of interest with the Company (or the appearance thereof), or violates any of the Company’s written policies and procedures, Employee shall cease the activity as soon as reasonably practicable.

4.	Compensation & Vacation

(a) Employee shall be paid the following as compensation for all services to be rendered by Employee pursuant to this Agreement. During the Term of this Agreement, Employee shall receive an annual base salary (the “Base Salary”), payable in equal biweekly installments, according to the Company’s normal payroll practices, at an annual rate of Seven Hundred Twenty Thousand Dollars ($720,000.00), less all applicable federal, state and/or local taxes and all other authorized payroll deductions. Employee’s Base Salary will be subject to review and adjustments may be made to Employee’s Base Salary at any time based upon the Company’s review of Employee’s performance and/or the performance of the Company; provided, however, that in no event shall Employee’s Base Salary be less than the initial Base Salary set forth above.

(b) Employee will be entitled to four (4) weeks of paid vacation each year, in accordance with the Company’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

5.	Employment Period

Subject to the terms of this Agreement (including, without limitation, Section 9 hereof), the term (“Term”) of this Agreement shall commence on the Effective Date and shall continue for a period of forty-eight (48) months, after which time this Agreement and Employee’s employment shall terminate automatically; provided, however, that the Term may be extended by mutual agreement of the parties, which agreement must be in writing and signed by Employee and an officer of the Company duly authorized by the Company’s Compensation Committee to sign such agreement.

6.	Expenses

Employee shall be entitled to reimbursement of reasonable expenses incurred by Employee in the course of Employee’s duties, in accordance with applicable policies of the Company. Reimbursement of Employee’s expenses shall be administered and monitored by the Chief Financial Officer of the Company.

7.	Benefit Plans and Equity Compensation

(a) During the Term, Employee will be entitled to participate in all employee benefit plans and arrangements currently and hereafter maintained by the Company for, or otherwise available to, the Company’s executives including, without limitation, the Company’s group medical, dental, vision, disability and life insurance plan. Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or practice.

(b) Pursuant to the Company 2000 Equity Incentive Plan (the “Plan”) or such other stock arrangement established by the Company, Employee shall be granted, effective upon his date of employment with the Company pursuant to this Agreement, an initial option to purchase a total of ten million (10,000,000) shares of Gateway common stock, with a per share exercise price equal to the fair market value of such stock at the time of grant, as determined in accordance with the terms of the Plan. Subject to Section 9, such option shall become vested in four (4) annual installments from the date of grant, as follows: (i) on the first anniversary of the date of grant, one million (1,000,000) shares shall vest, (ii) on the second anniversary of the date of grant, two million (2,000,000) shares shall vest, (iii) on the third anniversary of the date of grant, three million (3,000,000) shares shall vest, and (iv) on the fourth anniversary of the date of grant, four million (4,000,000) shares shall vest. Further grants of Company stock, if any, shall be subject to the express approval of the Board.

(c) Employee shall be eligible to receive from the Company a performance bonus (the “Bonus”) determined by the Company’s Compensation Committee, pursuant to the Company’s Management Incentive Plan (a.k.a the GR2 Plan) (the “Bonus Plan”), conditional upon meeting the performance goals and objectives established in accordance with the terms of the Bonus Plan as expressly approved by the Company’s Compensation Committee. Any Bonus earned shall be payable in full within forty-five (45) days following the determination of the amount thereof and in accordance with the Company’s normal payroll practices and procedures.

8.	Effect of Death or Disability

In the event of Employee’s death or Disability during the Term, this Agreement shall terminate effective as of the date of Employee’s death or, subject to any applicable federal or state disability or leave laws, Disability. For purposes of this Agreement, Employee shall be deemed to have a “Disability” if, for physical or mental reasons, Employee is, with or without reasonable accommodation, unable to perform the essential functions of his job duties for a period of not less than ninety (90) calendar days during any twelve-month period, and is entitled to disability benefits under the Company’s then-existing long-term disability plan. In the event of Employee’s death during the Term, the legal representative of Employee’s estate shall be entitled to the payment of any amount of unpaid Base Salary accrued through the date of Employee’s death and full vesting and exercisability of all stock options granted by the Company to Employee. Except as set forth in the preceding sentence, in the event of Employee’s death during the Term, the Company shall have no further obligation hereunder to Employee or the legal representative of Employee’s estate other than in connection with any accrued or vested benefits under any Company-sponsored benefits, incentive or equity based plan or arrangement. In the event of Employee’s Disability during the Term, Employee shall be entitled to the payment of any amount of unpaid Base Salary accrued through the date of Employee’s Disability and full vesting and exercisability of all stock options granted by the Company to Employee. Except as set forth in the preceding sentence, in the event of Employee’s Disability during the Term, the Company shall have no further obligation hereunder to Employee other than in connection with any accrued or vested benefits under any Company-sponsored benefits, incentive or equity based plan or arrangement.

9.	Termination of Employment and Severance

(a) General

(i) Termination by the Company for Cause or by Employee other than for Good Reason. At any time prior to the expiration of the Term of this Agreement, the Company may terminate Employee’s employment under this Agreement for “Cause” (as hereinafter defined), or Employee may terminate his employment with the Company other than for “Good Reason” (as hereinafter defined), after which Employee shall be entitled to the payment of any amount of unpaid Base Salary accrued through such termination date. Further, any unvested stock options held by Employee as of the date of termination shall immediately be forfeited by him. Except as set forth in this Section 9(a)(i), the Company shall have no further obligation hereunder to Employee other than in connection with any accrued or vested benefits under any Company-sponsored benefits, incentive or equity based plan or arrangement.

(ii) Termination by Employee for Good Reason or by the Company other than for Death, Disability or Cause. At any time prior to the expiration of the Term of this Agreement, if Employee’s employment is terminated by Employee for Good Reason, or by the Company for any reason other than Employee’s death, Disability or for Cause, Employee shall be entitled to the following payments (less all applicable federal, state and/or local taxes and all other authorized payroll deductions): (A) payment of any amount of unpaid Base Salary accrued through the termination date; and (B) provided that Employee complies with the notice requirements of this Section and signs and returns to the Company a Severance Agreement and General Release of All Claims that is acceptable (in form and substance) to the Company, severance compensation in an amount that is the equivalent of twelve (12) months of the Base Salary in effect at the time of the termination of employment, payable in a lump sum within fifteen (15) days of such termination, and a prorated share of the Bonus payable with respect to the quarter during which such termination occurred pursuant to Section 7(c) hereof, as determined by the Compensation Committee, payable in accordance with the Company’s normal practice regarding payment of a Bonus. Further, any unvested stock options held by Employee as of the date of termination shall become fully vested and exercisable. Except as set forth in this Section 9(a)(ii), the Company shall have no further obligation hereunder to Employee other than in connection with any accrued or vested benefits under any Company-sponsored benefits, incentive or equity based plan or arrangement.

(iii) Termination following a Change of Control of the Company. At any time prior to the expiration of the Term of this Agreement, if upon or within twelve (12) months following a Change of Control of the Company, Employee’s employment is terminated by Employee for Good Reason, or by the Company for any reason other than Employee’s death, Disability or for Cause, Employee shall be entitled to the following payments and benefits (less all applicable federal, state and/or local taxes and all other authorized payroll deductions): (A) payment of any amount of unpaid Base Salary accrued through the termination date; and (B) provided that Employee complies with the notice requirements of this Section and signs and returns to the Company a Severance Agreement and General Release of All Claims that is acceptable (in form and substance) to the Company, (x) full vesting and exercisability of all stock options granted by the Company to Employee, (y)

severance compensation of one times Employee’s Base Salary, payable in a lump sum within fifteen (15) days of such termination, and (z) a prorated share of the Bonus payable with respect to the quarter during which such termination occurred pursuant to Section 7(c) hereof, as determined by the Compensation Committee, payable in accordance with the Company’s normal practice regarding payment of a Bonus. If approved by the Company’s Compensation Committee prior to or within ten (10) days following the Effective Date, the benefits payable under this Section 9(a)(iii) shall be subject to the excise tax gross-up payment, if any, in accordance with the provisions set forth in Appendix A to the Agreement.

Except as set forth in this Section 9(a)(iii), the Company shall have no further obligation to Employee other than in connection with any accrued or vested benefits under any Company-sponsored benefits, incentive or equity based plan or arrangement.

(iv) Continuation of certain benefits upon any termination of employment. The Company shall maintain in full force and effect, for the continued benefit of Employee and his spouse for thirty-six (36) months following the date of any termination of Employee’s employment (whether by Employee or the Company), all employee health insurance plans and programs in which Employee was entitled to participate immediately prior to the date of termination, provided that Employee’s continued participation is possible under the general terms and provisions of such plans and programs. In the event that Employee’s participation in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. Employee acknowledges and agrees that all such arrangements shall be in full satisfaction of the Company’s obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

(v) Notice. Employee may terminate his employment with the Company, whether for Good Reason or not, only by giving the Company ten (10) business days’ advance notice in writing, in accordance with the notice provisions of this Agreement.

(b) Definitions. For purposes of this Agreement, the following definitions shall apply:

(i) “Cause” shall mean any of the following: (A) Employee’s engaging in (1) any material acts of fraud, theft, embezzlement, or (2) any other acts or omissions that would constitute violations of any applicable securities law, the Foreign Corrupt Practices Act, or any similar law, ordinance, rule, regulation, decree or order of any Governmental Entity, that cause or result in material harm or injury to the Company and its affiliates taken as a whole; (B) the Company having four (4) consecutive quarters of negative EBITDA at any time after the 2005 calendar year; (C) Employee’s willful misconduct in connection with his responsibilities as an employee, director, or other representative of the Company; (D) Employee’s unreasonable neglect or refusal to perform some or all of the material duties assigned to him pursuant to this Agreement and/or otherwise appropriate to Employee’s position; (E) Employee’s conviction for any felony, including any plea of guilty or nolo contendere or placement in a pretrial diversion program; and/or (F) Employee’s material breach of any of the terms of this Agreement or any other agreement that he now has or later has with the Company and/or any of its affiliates. Employee shall receive prior written notice setting forth the Company’s intention to terminate his employment for Cause, a description of the events that give rise to such Cause, a reasonable opportunity to discuss the issue of his termination for Cause with the Board or a Committee thereof appointed for such purpose, with his counsel present, and a reasonable opportunity to cure the matters constituting Cause (but only if such matters are capable of being cured).

(ii) “Change of Control of the Company” shall mean the following:

(1)	Any Person is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company’s then outstanding securities that is at least equal to the greater of (x) 30% and (y) the percentage of such combined voting power then owned by Theodore Waitt and his affiliates and associates; or

(2)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)	There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company’s then outstanding securities that is at least equal to the greater of (x) 30% and (y) the percentage of such combined voting power then owned by Theodore Waitt and his affiliates and associates; or

(4)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(iii) “Good Reason” shall mean Employee gives notice of his voluntary resignation of his employment after the occurrence of any of the following, without Employee’s written consent: (A) a material reduction of Employee’s duties, position or responsibilities as CEO relative to Employee’s duties, position, or responsibilities as CEO in effect immediately prior to such reduction including by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of a company remains as such following a change of control of the Company but is not made the Chief Executive Officer of the acquiring company); (B) a material breach of this Agreement by the Company; (C) a material reduction in Employee’s Base Salary; (D) the failure to be nominated for re-election to the Board or (E) the Company requires Employee to be based (excluding regular travel responsibility) at any office or location more than 50 miles from the principal office of the Company at the Effective Date.

(c) The payments to Employee by the Company set forth in this Section 9 shall constitute the exclusive remedy of Employee with respect to any claim for termination of the employment of Employee or breach of this Agreement or any other claim of any nature which Employee may have or assert against the Company and/or any of its affiliates and/or each of their present and former members, directors, officers, employees, trustees, agents, attorneys, insurers, parent corporations, subsidiaries, divisions, related and affiliated companies and entities, shareholders, representatives, predecessors, successors and assigns, and each and all of them.

10.	Exclusive Services, Non-Solicitation and Non-Disclosure of Confidential Information

(a) Employee agrees that, during the Term of this Agreement and for a period of one (1) year immediately following the termination of Employee’s employment with the Company, Employee shall not, either directly or indirectly, make known to any person, firm, corporation or other legal entity the names or addresses of any of the prospective (to Employee’s knowledge) or current customers, clients, lenders, suppliers, service providers, manufacturers, employees, agents, representatives, and/or shareholders of the Company or any of its affiliates (hereinafter collectively referred to as “Business Contacts”) or any other information pertaining to them. Employee further agrees that, for a period of one (1) year immediately following the end of Employee’s employment with the Company, Employee shall not, either directly or indirectly, solicit (to the extent that such solicitation in any way relates to or arises out of the provision—whether proposed or actual or otherwise—of products and/or services similar in kind or purpose to those provided or expected to be provided by the Company and/or any of its affiliates), divert, take away, or attempt to solicit, divert, or take away any prospective (to Employee’s knowledge) or current Business Contacts or any persons or legal entities that were prospective (to Employee’s knowledge) or current Business Contacts at any point during Employee’s term of employment with the Company, either for Employee or for any other person, firm, corporation, or other legal entity. Nor shall Employee during the same period contact or attempt to contact any prospective (to Employee’s knowledge) or current Business Contacts for any reason in any way relating to or arising out of the provision (whether proposed or actual or otherwise) of products and/or services similar in kind or purpose to those provided or expected to be provided by the Company and/or any of its affiliates, other than ordinary course contact by Employee as a consumer.

(b) Employee agrees that, during the Term of this Agreement and for a period of one (1) year immediately following the termination of Employee’s employment with the Company, Employee shall not disrupt, damage, impair or interfere with the business of the Company and/or any of its affiliates, whether by way of interfering with or raiding their employees, disrupting their relationships with any prospective (to Employee’s knowledge) or current Business Contacts, or otherwise. Nor shall Employee during the same period either directly or indirectly solicit, induce, recruit, or encourage to leave the employment of the Company and/or any of its affiliates for any reason and/or to perform work for a competitor of the Company and/or any of its affiliates (as an employee, independent contractor, or otherwise) (such conduct is collectively referred to as “solicitation”) any person who is then employed by the Company and/or any of its affiliates or who left the employ of the Company and/or any of its affiliates less than one (1) year prior to the solicitation. Nothing in this Subsection (b) shall prevent Employee from hiring any such person (i) who contacts Employee on his or her own initiative without any direct or indirect solicitation by or encouragement from Employee, (ii) as a result of placing general advertisements in trade journals, newspapers or similar publications which are not directed at the Company, eMachines or their respective affiliates or employees, or (iii) as a result of the efforts of executive recruiters who contact such person on their own initiative without any encouragement from or on behalf of Employee relating to the Company, eMachines or their respective affiliates or employees.

(c) During the Term of this Agreement, and for so long as Employee is otherwise employed by the Company, Employee shall not, anywhere in the Business Area (as defined below), directly or indirectly, (i) engage in the design, manufacture, distribution and repair of personal computers (the “Business”) for Employee’s own account; (ii) enter the employ of, or render any services to a Competing Business (as defined below); or (iii) become interested in any Competing Business in any capacity, including as an individual, partner, stockholder, member, officer, director, principal, agent, trustee or consultant; provided, however, Employee may own, directly or indirectly, solely as a passive investment, up to, but not more than, one percent (1%) of any class of securities of any Competing Business (but without otherwise participating in the activities of such Person) if such securities are listed on a national securities exchange or have been registered under Section

12(g) of the Securities Exchange Act of 1934. As used herein, “Business Area” shall mean all of the United States, Canada and all other parts of the world in which the Company is conducting its Business as of the date hereof and has conducted its Business within the twelve (12) months preceding the date hereof. As used herein, “Competing Business” means a Person or division of such Person whose principal business is the Business, but specifically excluding any retailer or division of any retailer.

(d) Employee acknowledges that, in his employment hereunder, he will occupy a position of trust and confidence with the Company and/or its affiliates. Employee agrees that Employee shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Employee’s unauthorized disclosure, use, disclose or disseminate any trade secrets, confidential information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company and/or any of its affiliates, or their respective businesses, contracts, projects, proposed projects, revenues, costs, operations, methods or procedures. Employee acknowledges that said information is specialized, unique in nature and of great value to the Company and/or its affiliates, and that such information gives the Company and/or its affiliates a competitive advantage in their businesses.

(e) For the duration of his employment and after any termination of employment, Employee shall not, without the prior written consent of the Company, communicate to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform Employee’s duties hereunder, any trade secrets, confidential information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company and/or its affiliates and/or their businesses, or any other information referred to in subsection (d) of this Section 10, obtained by Employee during Employee’s employment by the Company that is not generally available public knowledge (other than by acts or omissions by Employee in violation of this Agreement).

(f) Employee acknowledges and agrees that (a) the trade secrets and confidential and related information referred to in this Agreement and (b) the relationships with the Business Contacts referenced in this Agreement each are of substantial value to the Company and/or its affiliates and that a breach of any of the terms and conditions of this Agreement relating to those subjects would cause irreparable harm to the Company and/or its affiliates, for which the Company and/or its affiliates would have no adequate remedy at law. Therefore, in addition to any other remedies that may be available to the Company and/or any of its affiliates under this Agreement or otherwise, the Company and/or its affiliates shall be entitled to obtain temporary restraining orders, preliminary and permanent injunctions and/or other equitable relief to specifically enforce Employee’s duties and obligations under this Agreement, or to enjoin any breach of this Agreement, without the need to post a bond or other security and without the need to demonstrate special damages. Furthermore, Employee agrees that any damages suffered by the Company and/or its affiliates as a result of Employee’s breach of Employee’s duties and obligations under this Agreement shall entitle the Company and/or its affiliates to offset such damages against any payments to be made pursuant to this Agreement, to the extent permitted by applicable law.

(g) Employee and the Company intend that: (i) this Section 10 concerning (among other things) the exclusive services of Employee to the Company and/or its affiliates shall be construed as a series of separate covenants; (ii) if any portion of the restrictions set forth in this Section 10 should, for any reason whatsoever, be declared invalid by an arbitrator or a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected; and (iii) Employee declares that the territorial and time limitations set forth in this Section 10 are reasonable and properly required for the adequate protection of the business of the Company and/or its affiliates. In the event that any such territorial or time limitation is deemed to be unreasonable by an arbitrator or a court of competent jurisdiction, Employee agrees to the reduction of the subject territorial or time limitation to the area or period which such arbitrator or court shall have deemed reasonable.

(h) All of the provisions of this Section 10 are in addition to any other written agreements on the subjects covered herein that Employee may have with the Company and/or any of its affiliates, and are not meant to and do not excuse any additional obligations that Employee may have under such agreements.

11.	Return of Company Property

Employee agrees, upon the termination of his employment with the Company, to return all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials including, without limitation, computerized and/or electronic information that refers, relates or otherwise pertains to the Company and/or its affiliates, and any and all business dealings of said persons and entities. In addition, Employee shall return to the Company all property or equipment that Employee has been issued during the course of Employee’s employment or which Employee otherwise currently possesses, including, but not limited to, any computers, cellular phones, Palm Pilots and/or pagers. Employee shall immediately deliver to the Company any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files, materials, property and equipment that are in Employee’s possession. Employee acknowledges that Employee is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company and/or its affiliates. Employee further agrees that Employee will immediately forward to the Company any business information regarding the Company and/or any of its affiliates that has been or is inadvertently directed to Employee following Employee’s last day of employment with the Company. The provisions of this Section are in addition to any other written agreements on this subject that Employee may have with the Company and/or any of its affiliates, and are not meant to and do not excuse any additional obligations that Employee may have under such agreements.

12.	All Developments the Property of the Company

All confidential, proprietary or other trade secret information, all work performed, and all other ideas, discoveries, inventions, designs, processes, methods and improvements, conceived, developed, or otherwise made by Employee, during his employment with the Company, alone or with others, and in any way relating to the Company’s and/or any of its affiliates’ present or planned businesses or products, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice during the period of Employee’s employment with the Company (“Developments”) shall be the sole property of the Company, provided, however, that the foregoing shall not apply to any invention made by Employee that was developed entirely on Employee’s own time during the period of his employment with the Company, without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s and/or any of its affiliates’ businesses, or actual or demonstrably anticipated research or development of the Company and/or its affiliates; or (ii) result from any work performed by Employee for the Company, as provided in California Labor Code section 2870. Employee agrees to advise the Company promptly in writing of any inventions that Employee believes meet the preceding criteria. Employee understands that Company will keep in confidence and will not disclose to third parties without Employee’s consent any confidential information disclosed in writing to Company relating to inventions that meet the criteria set forth herein. Employee further agrees to disclose all Developments promptly, fully and in writing to the Company promptly after development of the same, and at any time upon request. Employee agrees to, and hereby does assign to the Company all of Employee’s right, title and interest throughout the world in and to all Developments. Employee agrees that each of the Developments shall constitute a “work made for hire,” as defined in 17 U.S.C. § 101, and hereby irrevocably assigns to the Company all copyrights, patents and any other proprietary rights Employee may have in any Developments without any obligation on the part of the Company to pay royalties or any other consideration to Employee in respect of such Developments. Employee hereby grants to the Company an irrevocable power of attorney to perform any and all acts and execute any and all documents and instruments on behalf of Employee as the Company may deem appropriate in order to perfect or enforce the rights defined in this Section. Employee agrees to assist the Company (without charge, but at no cost to Employee) to obtain and maintain for itself such rights. The provisions of this Section are in addition to any other written agreements on this subject that Employee may have with the Company and/or any of its affiliates, and are not meant to and do not excuse any additional obligations that Employee may have under such agreements.

13.	Survival of Provisions

The rights and obligations contained in Sections 7 through 26, inclusive, of this Agreement shall survive the termination or expiration of this Agreement or of Employee’s employment with the Company, and shall be fully enforceable thereafter. Further, all other rights and obligations of the parties hereto, other than those applicable by their express terms only during the Term of this Agreement, shall survive any termination or expiration of this Agreement or of Employee’s employment with the Company, and shall be fully enforceable thereafter.

14.	Cooperation in Third-Party Disputes

Employee shall cooperate with the Company and/or its affiliates and each of their respective attorneys or other legal representatives (collectively referred to as “Attorneys”) in connection with any claim, litigation, or judicial or arbitral proceeding which is now pending or may hereinafter be brought against the Company and/or any of its affiliates by any third party. Employee’s duty of cooperation shall include, but shall not be limited to, (a) meeting with the Company’s and/or its affiliates’ Attorneys by telephone or in person at mutually convenient times and places in order to state truthfully Employee’s knowledge of the matters at issue and recollection of events; (b)

appearing at the Company’s and/or its affiliates’ and/or their Attorneys’ request (and, to the extent possible, at a time convenient to Employee that does not conflict with the needs or requirements of Employee’s then-current employer) as a witness at depositions, trials or other proceedings, without the necessity of a subpoena, in order to state truthfully Employee’s knowledge of the matters at issue; and (c) signing at the Company’s and/or its affiliates’ and/or their Attorneys’ request declarations or affidavits that truthfully state the matters of which Employee has knowledge. The Company shall promptly reimburse Employee for Employee’s actual and reasonable travel or other out-of-pocket expenses that Employee may incur in cooperating with the Company and/or its affiliates and/or their Attorneys pursuant to this Section. The provisions of this Section are in addition to any other written agreements on this subject that Employee may have with the Company and/or its affiliates, and are not meant to and do not excuse any additional obligations that Employee may have under such agreements.

15.	Non-Disparagement of the Company

During Employee’s employment with the Company and at all times thereafter, Employee agrees not to make, directly or indirectly, any public or private statements, gestures, signs, signals or other verbal or nonverbal, direct or indirect communications that are or could be harmful to or reflect negatively on the Company and/or any of its affiliates and/or their businesses, or that are otherwise disparaging of the Company and/or any of its affiliates and/or their businesses, or any of their past, present or future officers, directors, employees, advisors, agents, policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards. The provisions of this Section are in addition to any other written agreements on this subject that Employee may have with the Company and/or any of its affiliates, and are not meant to and do not excuse any additional obligations that Employee may have under such agreements.

16.	Withholding Obligations

The Company shall make such deductions and withhold such amounts from each payment made to Employee hereunder as may be required from time to time by law, governmental regulation and/or order.

17.	Successor in Interest

This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any purchaser or assignee of all or substantially all of its assets. Neither this Agreement nor any of the rights or benefits hereunder may be assigned by either party hereto, except to any such aforementioned successor, purchaser, or assignee of the Company. Employee may not assign any of his obligations or duties under this Agreement.

18.	Invalid Provision

The parties understand and agree that if any provision of this Agreement shall, for any reason, be adjudged by any court or arbitrator of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

19.	Arbitration of Disputes

Except as is necessary for Employee and the Company to preserve their respective rights under this Agreement by seeking necessary equitable relief (including, but not limited to, the Company’s rights under Section 10 of this Agreement) from a court of competent jurisdiction, the Company and Employee agree that any and all disputes based upon, relating to or arising out of this Agreement, Employee’s employment relationship with the Company and/or the termination of that relationship, and/or any other dispute by and between the Company and Employee, including any and all claims Employee may at any time attempt to assert against the Company, shall be submitted to binding arbitration in California, pursuant to the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes (the “Rules”), provided that the arbitrator shall allow for discovery sufficient to adequately arbitrate any statutory claims, including access to essential documents and witnesses, and otherwise in accordance with California Code of Civil Procedure § 1283.05, and provided further that the Rules shall be modified by the arbitrator to the extent necessary to be consistent with applicable law. The arbitrator shall be a retired judge of the California Superior Court, California Court of Appeal, or United States District Court, to be mutually agreed upon by the parties. If, however, the parties are unable to agree upon an arbitrator, then an arbitrator who is a retired judge of the California Superior Court, California Court of Appeal, or United States District Court, shall be selected by AAA in accordance with the Rules. The Company and Employee further agree that each party shall pay its own costs and attorneys’ fees, if any; provided, however, that if either party prevails on a statutory claim which affords the prevailing party an award of attorneys’ fees, then the arbitrator may award reasonable attorneys’ fees to the prevailing party, consistent with applicable law. In any event, the Company shall pay any expenses that Employee would not otherwise have incurred if the dispute had been adjudicated in a court of law, rather than through arbitration, including the arbitrator’s fee, any administrative fee and any filing fee in excess of the maximum court filing fee in the jurisdiction in which the arbitration is commenced. The Company and Employee further agree that any hearing must be transcribed by a certified shorthand reporter, and that the arbitrator shall issue a written decision and award supported by essential findings of fact and conclusions of law in order to facilitate judicial review. Said award and decision shall be issued within thirty (30) days of the completion of the arbitration. Judgment in a court of competent jurisdiction may be had on said decision and award of the arbitrator. For these purposes, the parties agree to submit to the jurisdiction of the state and federal courts located in Los Angeles, California.

20.	Governing Laws

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its conflict of laws rules.

21.	Headings

Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

22.	Interpretation

Employee understands that this Agreement is deemed to have been drafted jointly by the parties. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party.

23.	Notice

Any and all notice given hereunder shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy, or electronic or digital transmission method, upon receipt of telephonic or electronic confirmation; the day after the notice is sent, if sent for next day delivery to a domestic address using a generally recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice will be sent as follows:

If to the Company:	Gateway, Inc. 14303 Gateway Place Poway, CA 92064 A Attention: General Counsel Telephone: (858) 848-3401 Facsimile: (858) 848-3805

If to Employee:	Mr. Wayne R. Inouye 5 Marquette Way Coto de Caza, CA 92679 Telephone: (949) 766-0075 Facsimile: (949) 766-0076

Either party may change its address and/or facsimile number for notice purposes by duly giving notice to the other party pursuant to this Section.

24.	Entire Agreement; Amendment

This Agreement represents the entire agreement and understanding between the parties and, except as expressly stated in this Agreement, supersedes any prior agreement, understanding or negotiations respecting such subject. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by Employee and a duly authorized director of the Company.

25.	Waiver

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

26.	Counterparts

This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of this Agreement, each of which copies shall constitute an original. A facsimile signature shall be deemed to be the same as an original signature.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement on the day and year first written above.

Employee

Wayne R. Inouye

Gateway, Inc. a Delaware corporation

By:

Its:

Inouye Employment Agreement – Signature Page

Appendix “A”

1.	Anything in this Agreement to the contrary notwithstanding, if it shall be determined that upon or following a Change of Control pursuant to this Appendix, that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Appendix) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Employee shall be entitled to receive: (i) an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments, and (ii) an amount equal to the product of any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Gross-Up Payment in the Employee’s adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-Up Payment is to be made.

2.	All determinations required to be made under this Appendix, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm as may be designated by the Employee (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Appendix, shall be paid by the Company to the Employee within ten (10) days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to This Appendix and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

3.	The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

a) give the Company any information reasonably requested by the Company relating to such claim,

b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

c) cooperate with the Company in good faith in order to effectively contest such claim, and

d) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Appendix, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. To the extent the foregoing would be in violation of the Sarbanes-Oxley Act of 2002 or any successor law thereto, the Employee shall have no obligation to repay any amount advanced to him under this Appendix.

4.	If, after the receipt by the Employee of an amount advanced by the Company pursuant to this Appendix, the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company’s complying with the requirements of this Appendix) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to this Appendix, a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

EXHIBIT F

INDEMNIFICATION ESCROW AGREEMENT

This INDEMNIFICATION ESCROW AGREEMENT, dated as of January         , 2004 (this “Agreement”), is entered into by and among Mr. Lap Shun (John) Hui (“Mr. Hui”), Gateway, Inc., a Delaware corporation (“Gateway”), and                                  (the “Escrow Agent”). Initially capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Gateway, Gateway Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Gateway, Gateway Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Gateway, Mr. Hui, and EM Holdings, Inc., a Delaware corporation (“eMachines”) have entered into an Agreement and Plan of Merger, dated as of January 30, 2004 (the “Merger Agreement,” a copy of which is attached hereto as Exhibit A) pursuant to which all of the shares of eMachines Common Stock shall collectively be converted into the right to receive the Merger Consideration which Merger Consideration includes shares of Gateway Common Stock;

WHEREAS, the execution and delivery of this Agreement constitutes a condition precedent to Gateway’s obligations to consummate the transactions contemplated in the Merger Agreement; and

WHEREAS, concurrently with the execution of this Agreement, Mr. Hui and Gateway have entered into an Indemnification Agreement, dated as of the date hereof (the “Indemnification Agreement,” a copy of which is attached hereto as Exhibit B) pursuant to which Mr. Hui has agreed to indemnify Gateway for, among other things, breaches by eMachines of its representations, warranties, agreements and covenants in the Merger Agreement;

WHEREAS, Gateway and Mr. Hui desire to establish the escrow of the Escrow Shares (as defined below), subject to the terms and conditions of this Agreement;

WHEREAS, as a condition to the consummation of the Merger and pursuant to the Indemnification Agreement, Mr. Hui has agreed that on the date hereof, 10,000,000 shares of eMachines Common Stock received as Merger Consideration by Mr. Hui (the “Initial Escrow Shares”) shall be withheld from Mr. Hui and placed in escrow for a period of time after the Closing Date, in order to secure the performance of the indemnity obligations of Mr. Hui under the Indemnification Agreement; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein and in the Merger Agreement and the Indemnification Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

ARTICLE 1

ESCROW SHARES

1.1 Consent to Escrow. Each of Gateway and Mr. Hui has hereby agreed that: (i) all the Initial Escrow Shares shall be withheld from Mr. Hui and held in escrow from the date hereof through the Termination Date (as defined below), and (ii) any Reallocation Shares (together with the Initial Escrow Shares, the “Escrow Shares”) shall be withheld from Mr. Hui and held in escrow from the date they are issued through the Termination Date. The Escrow Shares shall be held in escrow through [                 ], 2005 or, if Escrow Shares are still required to be held in accordance with the provisions of Section 10 of the Indemnification Agreement, the date that Mr. Hui is entitled to receive all Escrow Shares in accordance with the provisions of Section 10 of the Indemnification Agreement (the “Termination Date”).

1.2 Delivery. Gateway is hereby authorized by Mr. Hui to, and shall, deposit, on behalf of Mr. Hui, with the Escrow Agent, to be held by the Escrow Agent pursuant to the terms of this Agreement (i) certificates, on the Closing Date, representing the Initial Escrow Shares, and (ii) certificates representing the Reallocation Shares at such times as the Reallocation Shares are issued.

1.3 Receipt; Escrow Account. The Escrow Agent hereby agrees (i) to accept delivery of the Escrow Shares and process such delivery based on instructions given to the Escrow Agent and (ii) to hold the Escrow Shares in an escrow account (the “Escrow Account”) in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein. The Escrow Account, unless it holds cash, shall not be an interest bearing account. Cash, if any, held in the Escrow Account shall be invested in a money market account mutually acceptable to Mr. Hui and Gateway, as specified in written instructions from Mr. Hui and Gateway to the Escrow Agent (the “Money Market Account”).

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In no event shall any part of the Escrow Shares be commingled with any other securities held by the Escrow Agent or any of its parents, subsidiaries or affiliates. The Escrow Agent shall, promptly following the end of each calendar month, send to Mr. Hui and Gateway with respect to the Escrow Shares a statement of holdings and transactions in form and substance customarily provided to clients. The Escrow Account shall not be subject to any lien or attachment by any creditor of either party hereto and shall be used solely for the purposes set forth in this Agreement and the Indemnification Agreement. The Escrow Shares and any amounts in the Escrow Account shall not be used by the Escrow Agent to offset any obligations that either Gateway or Mr. Hui might have to the Escrow Agent or any of its Affiliates, whether under this Agreement or under any other agreement or arrangement in any other capacity, nor shall the Escrow Agent have any lien or claim upon the assets in any form whatsoever.

1.4 Distribution and Dividends. All cash dividends on Escrow Shares, when and if received by the Escrow Agent, shall be remitted and paid by the Escrow Agent directly to Mr. Hui and shall not be subject to this Agreement. Additional shares of capital stock issued on or with respect to the Escrow Shares as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, the Escrow Shares or all other distributions (other than cash dividends) thereof (the “Additional Distributions”) shall be delivered by Gateway (through its stock transfer agent) to the Escrow Agent and retained in the Escrow Account subject to the terms hereof and shall constitute Escrow Property (as defined below). The Escrow Agent hereby agrees to accept delivery of the Additional Distributions and to hold the Additional Distributions in accordance with the terms and conditions of this Agreement. Mr. Hui shall be treated as the beneficial owner of the Escrow Property for tax purposes.

1.5 Voting of Shares. All voting rights with respect to the Escrow Shares may be exercised by Mr. Hui, by delivering written voting instructions to the Escrow Agent. The Escrow Agent will then vote the Escrow Shares in accordance with such written instructions. In the absence of such written instructions, the Escrow Agent need not vote or cause the voting of such shares. If the Escrow Agent shall have received proxies, consents or other documents as may be necessary to enable Mr. Hui to exercise such voting rights (collectively, the “Stockholder Documents”), the Escrow Agent shall deliver such Stockholder Documents to Mr. Hui in the time frame prescribed in the following sentence. The Escrow Agent hereby covenants to use its reasonable best efforts to deliver each Stockholder Document to Mr. Hui no later than two (2) Business Days after the Escrow Agent receives such Stockholder Document. “Business Day” shall mean a day of the year

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other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York City.

1.6 Transferability; Sale. The interest of Mr. Hui in the Escrow Shares and any other property comprising the Escrow Account (the “Escrow Property”) shall not be offered for sale, sold, pledged, assigned, transferred (including by operation of law) or otherwise disposed of, directly or indirectly, or be subject to a transaction which would have the same effect, or be subject to any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Escrow Property, whether any such aforementioned transaction is to be settled by delivery of the Escrow Property, in cash or otherwise, so long as such Escrow Property is held by the Escrow Agent hereunder; provided, however, that the Escrow Agent may sell, transfer, or otherwise dispose of the Escrow Property pursuant to Sections 2.1 and 2.2 hereof, and as otherwise provided in this Agreement.

ARTICLE 2

DISBURSEMENTS

2.1 Disbursement Request

(a) At any time prior to the Termination Date, upon written certification by Gateway to the Escrow Agent that an amount is due and payable by Mr. Hui to Gateway pursuant to the Indemnification Agreement (a “Claim Amount”) and such amount has not been paid, Gateway (on its own behalf or on behalf of any other Person to whom such amount is to be paid) may request a disbursement, subject to Section 3.1, from the Escrow Account in payment of such amount, or the undisputed portion thereof, if any, by delivering to the Escrow Agent and Mr. Hui a written notice (a “Gateway Payment Request”) which specifies the Claim Amount. Each Gateway Payment Request shall be accompanied by a representation to the Escrow Agent that a copy of such Gateway Payment Request has been provided to Mr. Hui. The Escrow Agent promptly shall mail a copy of such Gateway Payment Request to Mr. Hui at the address set forth in Section 5.2.

(b) At any time prior to the Termination Date, upon written certification by Mr. Hui to the Escrow Agent that he is entitled to Escrow Shares pursuant to Section 10 of the Indemnification Agreement (a “Mr. Hui Claim Amount”) and such shares have not been released, Mr. Hui may request a disbursement, subject to Section 3.1, from the Escrow Account of such shares, or the undisputed amount thereof, if any, by delivering to the Escrow Agent and Gateway a written notice (a “Mr. Hui Release Request”) which specifies the Mr. Hui Claim Amount. Each Mr. Hui Release Request shall be accompanied by a

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representation to the Escrow Agent that a copy of such Mr. Hui Release Request has been provided to Gateway. The Escrow Agent promptly shall mail a copy of such Mr. Hui Release Request to Gateway at the address set forth in Section 5.2.

2.2 Escrow Agent’s Disbursements from the Escrow Account

(a) Disbursements upon Joint Instructions. The Escrow Agent will distribute the Escrow Property, or any portion thereof, having a Fair Market Value equal to the Claim Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account), in accordance with, and upon receipt of, the joint written instructions of Gateway and Mr. Hui.

(b) Disbursements upon Receipt of Final Determination. If either Gateway or Mr. Hui delivers to Escrow Agent a final notice of the claim for indemnification and the amount of Losses related thereto (the “Final Determination Notice”), together with a copy of a Final Arbitration Award (as defined below) or an order of a court of competent jurisdiction providing for the disbursement of Escrow Property (each an “Order”) and a certificate, signed by Mr. Hui or an officer of Gateway, as applicable, stating that such order is not subject to appeal, or that the appeal period with respect to such order has elapsed and no appeal has been taken, together with evidence reasonably satisfactory to the Escrow Agent that a copy of the Order has been delivered to the other of them, then the Escrow Agent shall disburse the Escrow Property, or any portion thereof, in accordance with the Order on the tenth (10th) Business Day following the Escrow Agent’s receipt of the Order, such certificate and evidence of delivery. The Escrow Agent shall mail a copy of the Order to the non-delivering party at the address set forth in Section 5.2.

(c) Disbursements upon Gateway Payment Request. Subject to the provisions of Article 3, on the tenth (10th) Business Day after receipt from Gateway of a Gateway Payment Request (together with a certification by Gateway that the Gateway Payment Request was delivered to Mr. Hui as required under Section 2.1(a) above not less than ten (10) Business Days prior to such date), the Escrow Agent will distribute to Gateway (for the account of Gateway or another Person, as the case may be) the Escrow Property, or any portion thereof, having a Fair Market Value equal to the Claim Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

(d) Disbursement upon Lapse of Termination Date. On the Termination Date, the Escrow Agent will distribute the remaining portion of the Escrow Account, or the undisputed portion thereof (if any) in the event that any portion of the Escrow Account is subject to a Payment Dispute (as defined below) at such time, to Mr. Hui.

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(e) Disbursements upon Mr. Hui Release Request. Subject to the provisions of Article 3, on the tenth (10th) Business Day after receipt from Mr. Hui of a Mr. Hui Release Request (together with a certification by Mr. Hui that the Mr. Hui Release Request was delivered to Gateway as required under Section 2.1(b) above not less than ten (10) Business Days prior to such date), the Escrow Agent will distribute to Mr. Hui the Escrow Shares to which he is entitled in accordance with the provisions of Section 10 of the Indemnification Agreement.

ARTICLE 3

DISPUTE RESOLUTION

3.1 Payment Disputes. If, after delivery of a Gateway Payment Request, Mr. Hui desires to challenge the propriety and/or the amount of the disbursement requested therein or, after delivery of a Mr. Hui Release Request, Gateway desires to challenge the propriety and/or the amount of the disbursement requested therein (a “Payment Dispute”), then Mr. Hui or Gateway, respectively, may do so prior to the tenth (10th) Business Day after a Gateway Payment Request or a Mr. Hui Release Request, as the case may be, is given by delivering to the Escrow Agent and Gateway or Mr. Hui, as the case may be, written notice (a “Dispute Notice”) describing in reasonable detail the amount of the requested distribution to be challenged and the basis for such challenge (or, in the alternative, stating that Mr. Hui or Gateway, as the case may be, does not possess information sufficient to determine the propriety and/or amount of the requested disbursement). After delivery of a Dispute Notice, until it receives written instruction from Gateway and Mr. Hui pursuant to Section 3.2 or the Arbitration Panel pursuant to Section 3.3, the Escrow Agent will not make the requested distribution (other than any portion thereof not challenged in the Dispute Notice).

3.2 Amicable Resolution. Within twenty (20) Business Days after timely delivery of a Dispute Notice, the chief executive officer (or other authorized representative) of Gateway and Mr. Hui will meet to attempt amicably to resolve the matters which are the basis for such Dispute Notice (a “Dispute”). If such Dispute has not been amicably resolved within 30 Business Days, then either party may give notice to the other of the inability to resolve the Dispute (a “Non-Resolution Notice”). If the Dispute is amicably resolved, upon such resolution, if appropriate to effect such resolution, the parties will deliver to the Escrow Agent written directions executed by Gateway and Mr. Hui with respect to such requested actions with respect to disbursement of the Escrow Property or, if appropriate, Gateway will withdraw such request for action with respect to disbursement from the Escrow Account.

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Any such resolution agreed upon in writing by Gateway and Mr. Hui will be final and binding upon Gateway and Mr. Hui.

3.3 Arbitration.

(a) Generally. The arbitration procedures described in this Section 3.3 will be the sole and exclusive method of resolving and remedying Disputes that have not been resolved pursuant to Section 3.2 hereof. The arbitration shall be conducted in accordance with the rules for complex cases of the American Arbitration Association (“AAA”) then in effect (the “Rules”).

(b) Procedures. If Gateway and Mr. Hui do not amicably resolve their Dispute and either party properly gives a Non-Resolution Notice, then such disagreements will be submitted to binding arbitration. The arbitral proceeding will take place in San Diego, California or another place agreeable to Gateway and Mr. Hui, before an arbitration panel consisting of three individuals experienced in matters of the type involved in the challenge (the “Arbitration Panel”). Within twenty (20) Business Days after delivery of the Dispute Notice, Gateway will choose one such individual and Mr. Hui will choose one such individual to serve as its representative on the Arbitration Panel, and those two individuals jointly will choose a third such individual within ten (10) Business Days thereafter; provided, that if those two individuals cannot agree upon an acceptable third member of the Arbitration Panel within such period, the third member will be chosen under the Rules. Notwithstanding the foregoing, if either Gateway or Mr. Hui fails to choose an individual to serve as its representative on the Arbitration Panel within such twenty-day period, the representative selected by the other party shall resolve the dispute individually; provided, however, that the party who selected a representative must first give notice to the party failing to select a representative of such party’s failure and such non-selecting party shall have 10 Business Days from the date of such notice to cure its failure to select a representative. Notwithstanding the foregoing, Mr. Hui and Gateway may agree to choose a single arbitrator who is agreeable to them to resolve the dispute individually.

(c) Conduct of Arbitration. The arbitration (including discovery) will be conducted under the Rules, as the same may be modified by any written agreement between Gateway and Mr. Hui. The Arbitration Panel will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the Arbitration Panel (the “Final Arbitration Award”) is made or rendered as soon as practicable, and Gateway and Mr. Hui will use reasonable efforts to cause a Final Arbitration Award to occur within ninety (90) days after the Arbitration Panel is selected. Any Final Arbitration

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Award will be final and binding upon Gateway and Mr. Hui and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud or perjury or misconduct by the Arbitration Panel prejudicing the rights of Gateway or Mr. Hui or to correct manifest clerical errors. The Arbitration Panel’s written decision will include instructions to the Escrow Agent for any disbursement from the Escrow Account which the Arbitration Panel deems appropriate.

(d) Enforcement. A Final Arbitration Award may be enforced in any state or federal court having jurisdiction over the subject matter of the related Payment Dispute.

(e) Expenses. As part of the Final Arbitration Award, the prevailing party in any arbitration proceeding described in this Section 3.3 will be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and disbursements and other out-of-pocket costs, and the non-prevailing party also will be required to pay all other reasonable costs and expenses associated with the arbitration if the Arbitration Panel determines that the non-prevailing party’s claim or defense, as the case may be, was without merit. As part of any Final Arbitration Award, the Arbitration Panel may designate the prevailing party for purposes of this Section 3.3(e).

3.4 Valuation of Escrow Property.

(a) Fair Market Value. For purpose of this Agreement, the Fair Market Value of each of the Escrow Shares shall be the average closing price per share of Gateway Common Stock on the New York Stock Exchange (“NYSE”) for the five-day trading period ending on the day prior to the date on which the indemnification claim was “finally determined” (as defined below), with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to the Gateway Common Stock. For purposes of this Section 3.4, the date on which an indemnification claim was “finally determined” shall mean (i) in the case of Section 2.2(a), the payment date stated in the joint written instructions; (ii) in the case of Section 2.2(b), the payment date stated in the Final Determination Notice; (iii) in the case of Section 2.2(c), the payment date stated in the Gateway Payment Request; (iv) in the case of Section 2.2(d), the Termination Date and (v) in the case of Section 2.2(e), the payment date specified in the Mr. Hui Release Request; provided, however, that nothing in this Section 3.4(a) shall prejudice the right of any Indemnified Party to seek full indemnification for any Claimed Amount for which the Escrow Property is not the sole recourse pursuant to the Indemnification Agreement. Notwithstanding anything to the contrary herein, Escrow Property to be released shall be rounded to the nearest share.

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(b) Calculation. The Fair Market Value shall be calculated jointly by Gateway and Mr. Hui within five (5) Business Days after the date on which an indemnification claim has been “finally determined” (as defined in Section 3.4(a) above), and the results of such calculation shall be provided to the Escrow Agent in writing signed by both Gateway and Mr. Hui (the “Joint Notice”) within such 5-day period. In no event shall the Escrow Agent be required to determine the Fair Market Value of the Escrow Property. The Joint Notice shall specify (i) the Claim Amount, (ii) the Fair Market Value of Escrow Property on a per share basis, (iii) and the exact number of shares of Escrow Shares and the amount of other Escrow Property (if any) to be released from the escrow. The Escrow Agent shall have no duty whatsoever to independently verify the accuracy of such calculation and shall be entitled to rely on the calculation provided to the Escrow Agent by Gateway and Mr. Hui.

3.5 Power to Transfer Escrow Property. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Property contemplated by this Agreement. Each of Gateway and Mr. Hui will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts and instruments which the Escrow Agent may reasonably request from time to time in order to effect any transfer of Escrow Property contemplated by this Agreement. The Escrow Agent is not the stock transfer agent of the Escrow Shares and so may not be able to distribute shares in the appropriate numbers directly to the persons entitled to them pursuant to this Agreement. Accordingly, the Escrow Agent shall have satisfied its duty to deliver Escrow Shares when it shall deliver certificates representing the appropriate number of shares to such transfer agent with instructions as to how such shares should be distributed to the persons entitled to them.

ARTICLE 4

ESCROW AGENT

4.1 Appointment. Gateway and Mr. Hui hereby appoint the Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement.

4.2 Compensation of Escrow Agent. Except as otherwise provided for in this Agreement, Gateway hereby agrees to pay to the Escrow Agent its reasonable fees and expenses, including attorneys fees, postal and delivery charges, and all other out-of-pocket expenses in accepting and performing its appointment as the Escrow Agent hereunder (collectively, the “Escrow Agent Expenses”) in accordance with the fee schedule set forth in

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Exhibit C hereto. The reasonable fees and expenses of the Escrow Agent arising out of a dispute between Gateway and Mr. Hui hereunder shall be paid by the non-prevailing party. In the event of any material change in the fees charged by the Escrow Agent, the Escrow Agent shall notify Gateway and Mr. Hui in writing of such change as soon as practicable after the Escrow Agent is made aware of the change.

4.3 Limitation of Escrow Agent’s Duties and Liabilities.

(a) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instructions, other than as outlined in this Agreement, including, without limiting the generality of the foregoing, the Merger Agreement. It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Property, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Property until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final decision of the arbitrators pursuant to Section 3.3(c) hereof, but the Escrow Agent shall not be authorized, nor shall it be under any duty whatsoever to, institute or defend any such arbitration proceedings.

(b) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Escrow Agent shall have no duty to solicit any items which may be due it hereunder.

(c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent’s willful misconduct or gross negligence was the primary cause of any loss to Gateway or Mr. Hui. In no event shall the Escrow Agent be liable for punitive, special, incidental or consequential damages. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given jointly by Gateway and Mr. Hui or by either of them individually.

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(e) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

4.4 No Security Interest. Mr. Hui warrants to and agrees with Gateway and the Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrow Shares or any part thereof created by it or in respect of any of its obligations or liabilities; they know of no financing statement under the Uniform Commercial Code which is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Shares or any part thereof; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Shares or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Shares or any part thereof.

4.5 Indemnification. Gateway and Mr. Hui hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of investigating or defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. The costs of enforcing this indemnity shall be paid by Gateway and Mr. Hui if the Escrow Agent is determined by a court of competent jurisdiction to be the prevailing party, provided, that Gateway, on the one hand, and Mr. Hui, on the other hand, shall each pay one-half of such costs. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

4.6 Authority to Sign. Each of Gateway and Mr. Hui have satisfied themselves as to the authority of any persons signing this Agreement in a representative capacity. Should it be necessary for the Escrow Agent to accept or act upon any instructions, directions, documents or instruments signed or issued by or on behalf of any corporation, partnership, trade-name, fiduciary or individual, it shall not be necessary for the Escrow

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Agent to inquire into the authority of the signer(s) unless and to the extent expressly provided in this Agreement.

ARTICLE 5

OTHER PROVISIONS

5.1 Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving its resignation to the parties to this Agreement, specifying a date not less than thirty (30) calendar days following such notice date of when such resignation will take effect. Gateway will designate a successor escrow agent prior to the expiration of such period by giving written notice to the Escrow Agent and Mr. Hui. Gateway may appoint a successor escrow agent with the consent of Mr. Hui, which consent shall not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Property to such designated successor. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) calendar days after giving of notice of such resignation, the Escrow Agent may, at the expense of Gateway and Mr. Hui, petition any court of competent jurisdiction to appoint a successor escrow agent. Upon delivery of the Escrow Property to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

5.2 Notices. Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and confirmation by the recipient of the receipt thereof without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

if to Gateway, to:

Gateway, Inc.

14303 Gateway Place

Poway, California 92064

Attn: Michael R. Tyler, General Counsel

Fax No.: (858) 848-3805

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Brian J. McCarthy, Esq.

Facsimile No.: (213) 687-5600

if to the Escrow Agent, to:

if to Mr. Hui to:

Lap Shun (John) Hui

Joui Corporation

5 Hutton Center Drive, Suite 830

Santa Ana, California 92701

Facsimile No.: (714) 751-6578

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

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1 Chase Manhattan Plaza

New York, New York 10005

Attn: Thomas C. Janson, Esq.

Facsimile No.: (212) 530-5219

Whenever under the terms hereof, the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business. Notices to the Escrow Agent shall be effective only upon receipt. If any notice, request, instruction or other document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such other person received it on the date on which the Escrow Agent received it.

5.3 Governing Law. This Agreement shall be construed and governed by and in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

5.4 WAIVER OF TRIAL BY JURY. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

5.5 Representation and Warranties of Gateway and Mr. Hui. Each of Gateway and Mr. Hui hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by Gateway and each of Mr. Hui does not and will not violate any applicable law or regulation.

5.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

5.7 Entire Agreement; Assignment. This Agreement, together with the Merger Agreement and the Indemnification Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter contained herein, and

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supersedes all prior agreements or understandings, both written or oral, among the parties with respect to the subject matter hereof, and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that the Escrow Agent may not assign its rights and obligations under this Agreement without the prior written consent of Gateway and Mr. Hui (or their respective successors or assigns). If a conflict between the terms and provisions hereof and of the Merger Agreement and the Indemnification Agreement occurs, the terms and provisions hereof shall govern the rights, obligations and liabilities of the Escrow Agent.

5.8 Survivability. Sections 4.2 and 4.5 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent pursuant to Section 5.1 above.

5.9 Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless expressed in writing signed by the party to be charged. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

5.10 Remedies Cumulative. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

5.11 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

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5.12 Amendment. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement; provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by Gateway and Mr. Hui, the Escrow Agent will resign and Gateway will appoint a successor escrow agent in accordance with Section 5.1 above.

5.13 Termination. Subject to Section 5.8, this Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Property in accordance with this Agreement.

5.14 Tax Reporting Information. Gateway and Mr. Hui shall provide to the Escrow Agent within 30 days after the execution of this Agreement their certified tax identification numbers on Forms W-9 and such other forms and documents as the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”). The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

GATEWAY, INC.

By:

Name:

Title:

LAP SHUN (JOHN) HUI ESCROW AGENT

By:

Name:

Title:

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Exhibit A

AGREEMENT AND PLAN OF MERGER

Exhibit B

INDEMNIFICATION AGREEMENT

Exhibit C

FEE SCHEDULE